                                                                Exhibit 10(xiii)

================================================================================

                            NACCO INDUSTRIES, INC.
                    1996 ANNUAL INCENTIVE COMPENSATION PLAN

================================================================================


1.       PURPOSE OF THE PLAN

The purpose of the NACCO Industries, Inc. 1996 Annual Incentive Compensation Plan (the "Plan") is to further the profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key employees of the Company by offering annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2.       DEFINITIONS

         (a) "Award" means cash paid to a Participant under the Plan for the Award Term in an amount determined in accordance with Section 4.

         (b) "Award Term" means the period from January 1, 1996 through December 31, 1996.

         (c) "Base Amount" means for any Participant a dollar amount, which shall be equal to the salary midpoint for the Salary Points assigned to the Participant by the Committee for the Award Term multiplied by 60% of the short-term incentive compensation target percent for those Salary Points. Attached hereto as EXHIBIT A is a schedule listing the Base Amount for each Participant for the Award Term.

         (d) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

         (e) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company; provided, however, that the Committee may select any employee who is expected to contribute, or who has contributed, significantly to the Company's profitability to participate in the Plan and receive an Award hereunder; and further provided, however, that following the end of the Award Term the Committee may make one or more discretionary Awards to employees of the Company who are not Participants. Directors of the Company who are also employees of the Company are eligible to participate in the Plan. Employees of the Company's subsidiaries shall not be eligible to participate in the Plan. The Committee shall have the power to add Participants at any later date in the Award Term if individuals subsequently become eligible to participate in the Plan. Each Participant shall be notified that he is eligible to receive an Award for such term and the amount of his Base Amount. If a Participant receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percent, such change and any resulting change in his Base Amount will be reflected on an amended EXHIBIT A. Unless otherwise determined by the Committee, a Participant must be both employed by the Company and a Participant on December 31 of the Award Term, and the amount of any Award to a Participant who was not also employed by the Company and a Participant on the first day of the Award Term shall be not more than the pro-rated amount based upon the number of days actually employed by the Company in the Award Term. Attached hereto as EXHIBIT A is a schedule listing the Participants for the Award Term.

         (f) "Salary Points" means the salary points assigned to a Participant by the Committee pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.

3.       ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted or paid under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees
of the Company, and their respective descendants, successors and assigns.   No
member of the Committee shall be liable for any such act or decision made in good faith.

4.       AWARDS

         The Committee may, from time to time and upon such conditions as it may determine, authorize Awards for Participants, which Awards shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

         (a) PERFORMANCE TARGETS. The Committee shall determine performance target descriptions, weightings and targets for the Award Term, which shall be attached hereto as EXHIBIT B. The Committee shall have the power to add, delete and amend target descriptions, weightings and targets during the Award Term, which shall be reflected on an amended EXHIBIT B. No performance targets used in this Plan shall be used in the Company's Supplemental Annual Incentive Compensation Plan in the same year.

         (b) AWARDS. Following the end of the Award Term, the Committee shall compare the actual performance against the performance targets for each of the performance target descriptions. Based thereupon, the Committee shall determine the total payout percentage under the Plan (the "Payout Percentage"). The Committee shall then determine the Award for each Participant, which shall be equal to the Participant's Base Amount, multiplied by the Payout Percentage, and further adjusted by such other factors, including an individual performance factor for each Participant, as the Committee shall determine are appropriate; provided, however, that no Award may be made to any Participant which exceeds 150% of his Base Amount. Promptly following the approval of the final Awards, the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to Section 5; provided, however, that no Award shall be payable to a Participant except as determined by the Committee.

5.       WITHHOLDING TAXES

         Any Award paid to a Participant under this Plan, shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.

6.       AMENDMENT AND TERMINATION

         The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant.

7.       GENERAL PROVISIONS

         (a) NO RIGHT OF EMPLOYMENT. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

8.       EFFECTIVE DATE

         This Plan shall become effective as of January 1, 1996.

                                                                 Exhibit 10(xiv)

================================================================================

                             NACCO INDUSTRIES, INC.
                SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

================================================================================



1.       PURPOSE OF THE PLAN

         The purpose of the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the "Plan") is to further the profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key employees of the Company by offering the opportunity to earn annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2.       DEFINITIONS

        (a) "Award" means cash paid to a Participant under this Plan for any year in an amount determined in a manner not inconsistent with the terms hereof.

        (b) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

        (c) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company.
Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

        (d) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

        (e) "Target Award" means a dollar amount equal to the amount of cash to be paid to a Participant under the Plan assuming that all performance targets are met. The Target Award, together with the target amounts for the Participant under the Company's other incentive compensation plans, shall be in an amount which is competitive with similar target awards at other similarly situated companies.

3.       ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any amount to be paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors
and assigns.   No member of the Committee shall be liable for any such act or decision made in good faith.

4.       ELIGIBILITY

         Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.       AWARDS

         The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

         (a) Not later than the 90th day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) one or more performance targets and formulas for determining the amount of each Award. Performance targets shall be based upon the return on equity, return on tangible assets employed, net income, market share, sales development or support costs of the

Company and/or its subsidiaries; provided, however, that performance targets which are used in the Plan shall not be used in the Company's Annual Incentive Compensation Plan in the same year.

         (b) Not later than the 90th day of the following calendar year, the Committee shall approve:

                 (i) a preliminary calculation of the amount of each Award based upon the application of the formulas and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

                 (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i); provided, however, that no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

         (c) Promptly following the determination of Awards for the Participants pursuant to Section 5(b)(ii), the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to Section 6.

         (d) No Award may be paid for any year to a Participant in excess of $800,000.

6.       WITHHOLDING TAXES

         Any Award paid to a Participant under this Plan, shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.

7.       AMENDMENT AND TERMINATION

The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; and further provided, however, that no amendment may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m).

8.       GENERAL PROVISIONS

         (a) NO RIGHT OF EMPLOYMENT. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

9.  APPROVAL BY STOCKHOLDERS

         The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 1996, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10. EFFECTIVE DATE

         Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 1996.

                                                                  Exhibit 10(xv)

================================================================================

                              NACCO INDUSTRIES, INC.
                EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                  (Amended and Restated as of January 1, 1996)

================================================================================


1.       PURPOSE OF THE PLAN

         The purpose of this Executive Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key executive employees of the Company by offering the opportunity to earn long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to encourage enhancement of the Company's stockholder value.

2.       DEFINITIONS

         (a) "Average Award Share Price" means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the relevant period.

         (b) "Award" means an award paid to a Participant under this Plan for any period of one or more years in an amount determined pursuant to a formula which is established by the Committee not later than the 90th calendar day of the performance period on which the Award is based. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

         (c) "Award Shares" means shares of Class A Common Stock which are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         (d) "Class A Common Stock" means the Company's Class A Common Stock, par value $1.00 per share.

         (e) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a "disinterested person" within the meaning of Rule 16b-3.

         (f) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

         (g) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

         (h) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

         (i) "Target Award" means a dollar amount equal to the award to be paid to a Participant under the Plan assuming that the performance targets are met.

3.       ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any Awards to be made to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and
their respective descendants, successors and assigns.   No member of the
Committee shall be liable for any such act or decision made in good faith.

4.       ELIGIBILITY

         Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.       AWARDS

         The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

         (a) Not later than the 90th day of each performance period, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the Company's average return on equity for years covered by the performance period. Each grant shall specify the allocation between the cash portion of the Award and the equity portion of the Award.

         (b) Not later than the 90th day following the end of each performance period, the Committee shall approve:

             (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

             (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i); provided, however, that no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

         (c) Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock which can be purchased with the equity portion of the Award at the Average Award Share Price. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed $2,250,000.

         (d) Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

         (e) Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren, provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan).

         (f) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

6.       WITHHOLDING TAXES

         To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7.       AMENDMENT, TERMINATION AND ADJUSTMENTS

         The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award or any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i), (ii) cause Rule 16b-3 to become inapplicable to this Plan or (iii) cause any amount of an Award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant, or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.

8.       AWARD SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 300,000.

9.       APPROVAL BY STOCKHOLDERS

         The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 1996, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10.      GENERAL PROVISIONS

         (a) NO RIGHT OF EMPLOYMENT. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

11.      EFFECTIVE DATE

         Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 1996.

                                                                Exhibit 10(xxxi)

                     THE NORTH AMERICAN COAL CORPORATION
                       1996 INCENTIVE COMPENSATION PLAN

SUMMARY

         The Incentive Compensation Plan (Plan) offers a strongly competitive opportunity to senior mangers when all performance objectives under their control or influence are achieved. This is accomplished through a structure containing the following elements:

              * Each participant is assigned an individual target, stated as a percentage of salary midpoint, that establishes the incentive amount they will receive when performance objectives are met.

              * The individual target amount is allocated among the following performance components:

                                  Intentionally Omitted

              * Percentage weightings are assigned to each component based on the participant's accountabilities and their impact on each component.

              * One or more performance objectives will be established at the beginning of the year for each performance component.

              * A performance range, which defines the acceptable levels of results, from threshold to maximum, is created around each performance objective.

              * A payout is defined which provides for incentive payments up to 150 percent of the incentive target, except to the extent the Committee elects to increase the actual pool by up to 10%, as described below.

              * A performance/payout schedule combines the two ranges into a matrix that defines the level of payout that will result from each level of performance.

              * After audited financials are available, awards will be calculated based an actual results against the established objectives.

              * A final individual performance adjustment may be made, within a range of plus minus 10 percent of the calculated award, based on a judgment of the participant's overall performance.

         This incentive compensation plan will allow management and the Board to establish, in advance, the performance expectations and related incentive potential that NAC's executives will work with for a year. At year-end, the structure channels judgment of the managements team's performance along predetermined lines that should convey a sense of fairness in the determination of rewards.

PLAN STRUCTURE

         INDIVIDUAL INCENTIVE TARGETS

         The fundamental building block of the proposed Plan structure is the individual incentive target. Each participant is assigned a target, stated as a percentage of base salary, which will be paid when all relevant performance objectives are achieved. The Plan provides for payments above or below the target to reflect acceptable variances from performance objectives.

         PERFORMANCE GOALS

                 Intentionally Omitted.

         INCENTIVE AWARD RANGE

         Actual performance results attained probably will not be exactly to the established performance goals. Therefore, the Plan is designed to provide payouts ranging up to 150 percent of the target award if actual results fall within a predetermined range of acceptable performance.

         The award range is defined as follows:

                                            % of
         Award Level                       Target           Description
         -----------                       ------           -----------
         Maximum                            150%            Highest level of incentive paid.

         Target                             100%            Competitive incentive opportunity
                                                            for achieving all important goals.

         Threshold                           50%            Incentive paid when results meet
                                                            minimum acceptable standards.

         Below Threshold                      0%            Performance does not merit incentive
                                                            payment.

         COMPONENT WEIGHTINGS

         Participants' potential incentive awards will be allocated between performance components based on their individual impact on results. The allocations allow for awards to be based on the achievement of the performance objectives over which each executive has the most control. Weightings will be stated as a percentage and total 100 percent for each participant. The weightings will be established each year to reflect current organizational accountabilities and the relative importance of the various performance components. Our recommended weightings are as follows:

                 Intentionally Omitted.

         When there is more than one goal for a performance component, further percentage weightings may be assigned, within the overall weightings, to reflect the relative priority of each goal. For example, if the individual component has a 40 percent weighting and there are five individual goals, each individual goal might be assigned a priority weighting of 20 percent.

         PERFORMANCE RANGE

         A range of performance acceptable for incentive payment will be established around each performance objective. For quantitative goals, the range may be set as a percentage of the objective. For goals that cannot be quantified, the range will be defined in narrative form as clearly as possible.

         The following general definitions will apply. The percentage ranges indicated are only guidelines; specific percentage ranges or narrative descriptions should be determined for each goal in line with the definitions.

         Performance            Percentage
           Level                 Guideline              Definition
         -----------            ----------              ----------

         Threshold                 75%         Minimum acceptable results
                                               justifying payment of incentives.

         Objective                100%         Results meet high performance
                                               demands justifying fully
                                               competitive rewards.

         Maximum                  125%         Highest foreseeable level of
                                               performance.

         PERFORMANCE/PAYOUT SCHEDULE

         Combining the payout and performance ranges yields a performance/payout schedule as in the following example:

     Performance      Definition          Results      Levels       Payout
     -----------      ----------          -------      ------       ------

     Threshold        Just bonusable        75%       Threshold        50%
     Objective        On plan              100%       Target          100%
     Maximum          Heavy stretch        125%       Maximum         150%

         This schedule is applied separately to the results of each established performance element to determine the incentive amount earned in accordance with assigned weightings. Performance that falls between the defined levels would result in proportionally adjusted payouts which may be calculated mathematically or determined judgmentally.

         CORPORATE PERFORMANCE THRESHOLD

         No incentive awards will be earned under the Plan in any year unless the threshold level under the corporate performance component is achieved. Once the corporate performance threshold is attained, each performance objective is separate and distinct. This means that partial awards can be earned for the attainment of one performance objective even if another is not sufficient to generate a payout.

         INDIVIDUAL ADJUSTMENT FACTOR

         Each individual award, as calculated above, may be adjusted upward or downward by as much as 10 percent of the total award based on managements' perceptions of each individual's overall performance.

         PARTIAL AWARDS

         Executives who are hired or promoted during the year to positions eligible for participation in the Plan may be included in the Plan on a pro ratio basis.

         COMMITTEE DISCRETION

         It is the intent of the Plan that the total incentive compensation, as determined above, will be the final total corporate incentive compensation to be paid. However, the Committee, in its sole discretion, may increase or decrease by up to 10 percent the total incentive compensation or may approve an incentive compensation payment where there would normally be no payments due to corporate performance which is below the criteria established for the year.

                                                               EXHIBIT 10(xxxix)

                                AGREEMENT NO. 2
                              TO CREDIT AGREEMENT


         Amendment, dated as of September __, 1995 to the Credit Agreement dated as of September 27, 1991, as may be amended from time to time (the "Agreement") between The North American Coal Corporation (the "Borrower"), the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent (the "Agent").

         The parties hereto desire to amend the Agreement subject to the terms and condition of the Amendment, as hereinafter provided. Accordingly, the parties hereto agree as follows:

         1. DEFINITIONS. Except as otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

         2.      AMENDMENTS:

                 a.  CHANGE TO DEFINITIONS OF TERMINATION DATE.
         The definition of "Termination Date" in Section 1.01 of the Agreement is hereby amended by deleting the date "September 27, 1997" and inserting in its place the date "September 27, 2000".

                 b.  CHANGE TO COMMITMENT FEE.
         The first sentence of Section 2.06(a) of the Agreement is hereby amended by deleting the number ".0625%" and inserting in its place the number ".0125%".

         3. REPRESENTATIONS. The Borrower hereby confirms and repeats each of the representations and warranties set forth in the Agreement on and as of the date of this Amendment as if made on and as of such date and as if each reference therein to the Agreement referred to the Agreement as modified hereby, and represents and warrants that no Event of Default or other event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default has occurred and is continuing.

         4. AGREEMENT AS AMENDED. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

         5. GOVERNING LAW. This Amendment, and the Agreement as amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

         6. SEVERABILITY. In case any one or more of the provisions contained in the Amendment would be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         7. COUNTERPARTS: EFFECTIVE DATE. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. The Amendment shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be executed by their duly authorized officers as of the day and year first above written.


                                        THE NORTH AMERICAN COAL CORPORATION

                                        By      Charles B. Friley
                                        ---------------------------------------
                                                Title:  Vice President


                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                                YORK, as Agent

                                        By      Timothy S. Broadbent
                                        ---------------------------------------
                                                Title:  Vice President


                                        CITIBANK, N.A.

                                        By      Carolyn R. Bodmer
                                        ---------------------------------------
                                                Title:  Vice President


                                        FIRST INTERSTATE BANK OF TEXAS

                                        By      Ken Taylor
                                        ---------------------------------------
                                                Title:  Assistant Vice President


                                        SOCIETY NATIONAL BANK

                                        By      Marianne Meal
                                        ---------------------------------------
                                                Title:  Assistant Vice President

                                                            Exhibit 10 (xli)



                       THE NORTH AMERICAN COAL CORPORATION
               DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996)

                       THE NORTH AMERICAN COAL CORPORATION
               DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

                 The North American Coal Corporation (the "Company") does hereby adopt this amendment and restatement of The North American Coal Corporation Deferred Compensation Plan for Management Employees, effective January 1, 1996.

                                    ARTICLE I
                                     PREFACE

                 SECTION 1.1. Effective Date. The effective date of this restatement of the Plan is January 1, 1996.

                 SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide for certain Employees of the Company (and its subsidiaries) benefits they would have received under the Savings Plan but for the limitations imposed under Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415 of the Code.

                 SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                 SECTION 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                   ARTICLE II
                                   DEFINITIONS

                 Except as otherwise provided in this Plan, terms defined in the Savings Plan as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

                 SECTION 2.1. Account shall mean the record maintained in accordance with Section 3.3 by the Employer as the sum of the Participant's Excess 401(k) Sub-Account and Excess Matching Sub-Account.

                 SECTION 2.2. Adjusted ROE.

                 (a) For purposes of this Section, the following terms shall have the following meanings:

                 (i) "Net Income (before extraordinary items)" is defined as consolidated net income, as defined by general accepted accounting principles ("GAAP"), for NACCO Industries, Inc. and its subsidiaries for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

                 (ii) "Amortization of Goodwill" is defined as the consolidated amortization expense related to the intangible asset goodwill for NACCO Industries, Inc. and its subsidiaries for the subject year;

                 (iii) "Weighted Average Stockholders' Equity" is calculated by adding the consolidated stockholders' equity for NACCO Industries, Inc., as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                 (iv)  "Weighted Average Accumulated Amortization of
Goodwill" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

                 (v) "Weighted Average UMWA Adjustment" is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for NACCO Industries, Inc. at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

                 (b) "Adjusted ROE" shall mean the average return on equity of NACCO Industries, Inc. calculated for the applicable time period, based on A divided by B, where:

                 A =   Net Income (before extraordinary items) +
                       Amortization of Goodwill; and

                 B =   Weighted Average (Stockholders' Equity +
                       Accumulated Amortization of Goodwill +
                       UMWA Adjustment).

                 (c) Adjusted ROE shall be determined at least annually by NACCO Industries, Inc.

                 SECTION 2.3. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

                 SECTION 2.4. Company shall mean The North American Coal Corporation.

                 SECTION 2.5. Employer shall mean the Company and any other Controlled Group Member that adopts this Plan pursuant to Section 8.7.

                 SECTION 2.6. Excess Retirement Benefit shall mean an Excess 401(k) Benefit or an Excess Matching Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

                 SECTION 2.7. Fixed Income Fund shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

                 SECTION 2.8. Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

                 SECTION 2.9. Participant. For a particular Plan Year, the term Participant shall mean an Employee who is a Participant in the Savings Plan who
(i) is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan or unable to receive the maximum amount of Matching Contributions under the Savings Plan because of the limitations imposed under
Section 402(g), 401(a)(17), 401(k)(3), 401(m) or 415 of the Code, and (ii) is in
salary grade 15 or above.

                 SECTION 2.10. Plan shall mean The North American Coal Corporation Deferred Compensation Plan for Management Employees, as herein set forth or as duly amended.

                 SECTION 2.11. Plan Administrator shall mean the Company.

                 SECTION 2.12. Plan Year shall mean the calendar year.

                 SECTION 2.13. Savings Plan shall mean The North American Coal Corporation Retirement Savings Plan (or any successor plan).

                 SECTION 2.14. Unforeseeable Emergency shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

                 SECTION 2.15. Valuation Date shall mean the last business day of each Plan Year.

                                   ARTICLE III
                           EXCESS RETIREMENT BENEFITS

                 SECTION 3.1 Excess 401(k) Benefits.

                          (a) Amount of Excess 401(k) Benefits. Each Participant
may, prior to the first day of any Plan Year or within 30 days of becoming a Participant hereunder, by completing a Deferral Election Form or other form approved by the Company, direct his Employer:

                              (i) to reduce his Compensation (as that term is defined in the Savings Plan, but including amounts received in excess of the limitation imposed by Code Section 401(a)(17) and amounts deferred under this Plan) by the difference between (A) a certain percentage, in 1% increments, with a maximum of 15%, of his Compensation for the Plan Year, and (B) the maximum Before-Tax Deferral Contributions actually permitted to be contributed for him to the Savings Plan by reason of the application of the limitations under Sections 402(g), 401(a)(17), 401(k)(3) and 415 of the Code; and

                              (ii) to credit the deferrals to the Sub-Account described in Section 3.3(a) at the times described therein.

                          (b) Deferral Period. The Deferral Election Form
described in Subsection (a) above shall also contain such Participant's election regarding the time of the commencement of payment of his Excess 401(k) Sub-Account. In the Deferral Election Form, such Participant may elect to commence payment of his Excess 401(k) Sub-Account on (i) the date on which he ceases to be an Employee of a Controlled Group Member, (ii) the date on which he attains an age specified in the Deferral Election Form, or (iii) the earlier or later of such dates.

                          (c) Form of Payment. In the Deferral Election Form,
the Participant shall also elect whether to receive his benefits under the Plan to which such Deferral Election Form relate in the form of a lump sum payment or in annual installments for a period not exceeding ten years.

                          (d) Effect and Duration of Deferral Election. Any
direction by a Participant to make deferrals of Excess 401(k) Benefits hereunder shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the Deferral Election is effective, and the Participant shall not be eligible to receive such Excess 401(k) Benefits. Instead, such amounts shall be credited to the Participant's Sub-Account as provided in Section 3.3(a). Any directions made in accordance with Subsections (a), (b) or (c) above shall be irrevocable and shall remain in effect for subsequent Plan Years unless the directions are changed or terminated by the Participant, on the appropriate form provided by the Plan Administrator, prior to the first day of such subsequent Plan Year. Notwithstanding the foregoing, a Participant's direction to make deferrals of Excess 401(k) Benefits shall automatically terminate on the earlier of the date on which (i) the Participant ceases employment with the Employers, (ii) the Participant's Employer is deemed Insolvent, (iii) the Participant is no longer eligible to make deferrals of Excess 401(k) Benefits hereunder or (iv) the Plan is terminated.

                 (d) Any Participant whose eligibility to make Before-Tax Contributions to the Savings Plan has been suspended for any reason (including the taking of a hardship withdrawal thereunder) shall not be eligible to defer Excess 401(k) Benefits under this Plan for the period of his suspension from the Savings Plan.

                 SECTION 3.2. Excess Matching Benefits.

                          (a) In General. A Participant shall have credited to
his Excess Matching Sub-Account an amount equal to the Matching Contributions that he is prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415 of the Code (collectively, the "Excess Matching Benefits").

                          (b) Time of Payment. The Excess Matching Benefits
shall be paid (or commence to be paid) at the time specified in the Deferral Election Form for payment of Excess 401(k) Benefits deferred for the same Plan Year in which Excess Matching Benefits are credited to the Sub-Account.

                 SECTION 3.3. Participant's Accounts. Each Employer shall establish and maintain on its books for each Participant who is an Employee of such Employer an Account which shall contain the following entries:

                 (a) Credits to an Excess 401(k) Sub-Account for the Excess 401(k) Benefits described in Section 3.1, which shall be credited to the Sub-Account when a Participant is prevented from making a Before-Tax Contribution under the Savings Plan;

                 (b) Credits to an Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.2, which shall be credited to the Sub-Account when a Participant is prevented from receiving Matching Contributions under the Savings Plan;

                 (c) Credits to all Sub-Accounts for the earnings described in
Article IV, which shall continue until such Sub- Accounts have been distributed to the Participant or his Beneficiary; and

                 (d)  Debits for any distributions made from the Sub-Accounts.

                 SECTION 3.4. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Savings Plan or any other
Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                 SECTION 3.5. Statements. Participants shall be provided with statements of their Account balances as soon as practicable following each Valuation Date.

                                   ARTICLE IV
                                    EARNINGS

                 SECTION 4.1. For Active Employees. Except as described in
Section 4.2, at the end of each calendar month during a Plan Year, the Excess 401(k) Sub-Account and the Excess Matching Sub-Account of each Participant shall be credited with earnings as follows:

                 (1) For Excess 401(k) Benefits and Excess Matching Benefits attributable to amounts deferred by a Participant up to 7% of his Compensation, at the end of each calendar month during a Plan Year, the portion of the Excess 401(k) Sub-Account and the Excess Matching Sub-Account attributable to such Benefits for each such Participant shall be credited with an amount determined by multiplying such portion of such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund under the Savings Plan. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year exceeds the rate credited to the Participant's Sub-Accounts under the preceding sentence, the Participant's Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying such portion of the Participant's average Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

                 (2) For Excess 401(k) Benefits and Excess Matching Benefits attributable to amounts deferred by a Participant in excess of 7% of his Compensation, at the end of each calendar month during a Plan Year, the portion of the Excess 401(k) Sub- Account and Excess Matching Sub-Account attributable to such Benefits for each such Participant shall be credited with an amount determined by multiplying such portion of such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund under the Savings Plan.

                 SECTION 4.2. For Terminated Employees. The Sub-Accounts of a Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in Section 4.1, as modified by this Section 4.2, until each Sub- Account has been distributed in full. The Adjusted ROE calculation described in the second sentence of Section 4.1(1) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by NACCO Industries, Inc. For any subsequent month, the Adjusted ROE calculation described in the second sentence of Section 4.1(1) shall not apply. The Fixed Income Fund calculation described in the first sentence of Section 4.1(1) and in the first sentence of
Section 4.2 for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                 SECTION 4.3. Changes in Earnings Assumptions. The Committee (as defined in Section 9.5 of the Plan) may change the earnings rate credited on Accounts hereunder at any time upon at least 30 days notice to Participants.

                 SECTION 4.4. Limitations on Earnings Assumption.
Notwithstanding any provision of the Plan to the contrary, in no event will the earnings rate credited to Accounts hereunder exceed 14%.

                                    ARTICLE V
                                     VESTING

                 A Participant shall always be 100% vested in amounts credited to his Account hereunder.

                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

                 SECTION 6.1.  Time and Manner of Payment.

                 (a) Timing. The Excess 401(k) and Matching Benefits shall be paid (or commence to be paid) to the Participant no later than the 30th day after the date specified in the Participant's Deferral Election Form pursuant to Section 3.1(b).

                 (b) Form. The Excess 401(k) and Excess Matching
Benefits may be distributed to the Participant either in the form of a lump sum payment or in the form of annual installments for a period not exceeding ten years, as selected by the Participant in the Deferral Election Form pursuant to
Section 3.1(c) with respect to such amounts. If installment payments are elected, the first installment shall be paid on the date specified in Section 6.1(a) and shall be made annually thereafter, with each installment being based on the value of the Account on the date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid.

                 (c) Unforeseeable Emergency Distributions.
Notwithstanding the foregoing, the Company may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Account if the Company determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need.

                 (d) Small Accounts. Notwithstanding any provision of the Plan or a Participant's Deferral Election Form to the contrary, in the event that the Account of a Participant does not exceed $5,000 at the time of the Participant's termination of employment with the Controlled Group, such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

                 SECTION 6.2. Liability for Payment/Expenses.
The Employer by which the Participant was last employed prior to his payment commencement date under the Plan shall pay all Excess Retirement Benefits hereunder to or on behalf of such Participant, but such Employer's liability shall be limited to its proportionate share of such amount, as hereinafter provided. If the Excess Retirement Benefits payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the liability for such Benefits shall be shared by all such Employers (by reimbursement to the Employer making such payment) as may be agreed to among them in good faith (taking into consideration the Participant's service and Compensation paid by each such Employer) and as will permit the deduction (for purposes of federal income tax) by each such Employer of its portion of the payments made and to be made hereunder. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

                                   ARTICLE VII
                                  BENEFICIARIES

                 SECTION 7.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Excess Retirement Benefits shall be the estate of the last to die of the Participant and his Beneficiaries. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Excess Retirement Benefit, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

                 SECTION 7.2. Distributions to Beneficiaries.

                 (a) Amount of Benefits. The Excess Retirement Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Account balance on the date of the distribution of the Account to the Beneficiary.

                 (b) Time of Payment. The Excess Retirement Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

                 (c) Manner of Payment. All Excess Retirement Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                 SECTION 8.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

                 SECTION 8.2. Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of an Employer prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers.

                 SECTION 8.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Employers solely at the will of the Employers subject to discharge at any time, with or without cause.

                 SECTION 8.4. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

                 SECTION 8.5. Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

                 SECTION 8.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

                 SECTION 8.7. Adoption by Other Employers. Any member of the Controlled Group that is an Employer under the Savings Plan may adopt this Plan with the consent of the Committee by executing an instrument evidencing its adoption of this Plan on the order of its Board of Directors (or the applicable committee of such Board of Directors) and filing a copy thereof with the Company. Such adoption may be subject to such terms and conditions as the Committee requires or approves.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

                 SECTION 9.1. Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants, or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if an Employee is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any employee or former employee hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

                 (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators.

                 SECTION 9.2. Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.

                 SECTION 9.3. Claims Procedures. The Plan Administrator shall determine the rights of any employee or former employee to any Excess
Retirement Benefits hereunder. Any employee or former employee who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The
Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                 A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                 (a)      the specific reasons for the denial;

                 (b) specific reference to pertinent Plan provisions on which the denial is based;

                 (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                 (d)      an explanation of the claim review procedure.

                 A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing.

                 The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

                 SECTION 9.4. Revocability of Plan Administrator/
Employer Action. Any action taken by the Plan Administrator or an Employer with respect to the rights or benefits under the Plan of any Employee or former Employee shall be revocable by the Plan Administrator or the Employer as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Employer's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

                 SECTION 9.5. Amendment. The Nominating,
Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") may at any time (without the consent of an Employer) amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's Excess Retirement Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

                 SECTION 9.6.  Termination.

                 (a) The Committee, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that (i) no such termination may adversely affect any Participant's Excess Retirement Benefit as of the date of such termination, and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Subsection, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

                 (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits, including requiring that all amounts credited to Participant's Accounts hereunder be immediately distributed in the form of a lump sum payment.

                 (c) Any Employer (other than the Company) that adopts the Plan may elect to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to such Employer; provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer on authority of its Board of Directors (or the applicable Committee thereof) and filed with the Company, and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding any other provision of the Plan, if an Employer (other than the Company) ceases to be a member of the Controlled Group, the Plan shall automatically terminate with respect to such Employer and all amounts credited to the Accounts of Employees of such Employer shall be immediately payable in the form of a lump sum payment.

          Executed, this  18th day of December, 1995.
                          ----        --------


                                     THE NORTH AMERICAN COAL
                                     CORPORATION

                                     By: /s/ Charles A. Bittenbender
                                        ------------------------------
                                          Title: Assistant Secretary

                      THE NORTH AMERICAN COAL CORPORATION
              DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

                             DEFERRAL ELECTION FORM


          1. Election: Effective Date: Pursuant to the provisions of The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "Plan"), I hereby direct my Employer to reduce my Compensation in the manner specified below, effective January 1, 19__ ("Effective Date"), and to credit such amount to my Account under the Plan. I understand that

              (a) to be effective at such time, this Notice of Election must be filed with the Company prior to the Effective Date, and

              (b) once effective, this election to defer shall be irrevocable as to the amounts that are deferred pursuant to this Deferral Election Form for the calendar year beginning on the Effective Date and for each subsequent calendar year unless changed or terminated as described in Section 4 below.

          2. Amounts Deferred: The amount of Compensation deferred shall be ______% of Compensation (in 1% increments, with a maximum of 15% of my Compensation for the calendar year) less the maximum amount of Before-Tax Contributions actually permitted to be contributed to The North American Coal Corporation Retirement Savings Plan by or for me for such year by reason of the application of the limitations under Sections 402(g), 401(a)(17), 415 and 401(k)(3) of the Code.

          3. Deferment Period: I elect to have payment of the portion of my Account attributable to the amount deferred under Section 2 of this Deferral Election Form commence 30 days after:

          _____ the date on which I cease to be an Employee of any member of the Controlled Group.

          _____ the date on which I attain age ______.

          _____ the later of (a) the date on which I attain age ____, or (b) the date on which I cease to be an Employee of the Controlled Group.

          _____ the earlier of (a) the date on which I attain age ____, or (b) the date on which I cease to be an Employee of the Controlled Group.

          4. Method of Payment: I elect to receive the amounts credited to my account pursuant to this form in the following manner:

          _____ a lump sum; or

          _____ annual installments over a period of ______ years.

          5. Beneficiary Designation: I hereby designate the natural or legal person(s) indicated below as my beneficiary(ies) under the Plan to receive any amounts credited to my account under the Plan that remain unpaid at my death:

________________________             _________%              ___________________
Name                                 Proportion              Relationship

________________________________________________________________________________
Address

________________________             _________%              ___________________
Name                                 Proportion              Relationship

________________________________________________________________________________
Address

________________________             _________%              ___________________
Name                                 Proportion              Relationship

________________________________________________________________________________
Address

          This designation supercedes any previous beneficiary designation made by me with respect to the amounts credited to my account under the Plan and shall become effective when received by the Company, provided I am then alive. I hereby reserve the right to change any beneficiary designation listed above at any time by filing a subsequent beneficiary designation with the Company prior to my death.

          6. Acknowledgement: I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. I understand that:

          (a) all of the elections contained in Sections 1 through 4 of this Deferral Election Form are irrevocable for the calendar year beginning on the Effective Date and for each subsequent calendar year unless changed or terminated in the manner described below;

          (b) I may change any election contained in this Deferral Election Form by filing a new Deferral Election Form with the Company prior to January 1 of the calendar year for which such change is to be effective;

          (c) I may terminate the deferral of Compensation by filing a Notice of Termination, on a form provided by the Company, with the Company prior to January 1 of the calendar year for which such termination is to be effective; and

          (d) on and after January 1 of any calendar year, the elections contained in this Deferral Election Form may be changed or terminated only for the next calendar year.

          I further understand that if my Employer is declared insolvent or in the event of my Employer's bankruptcy, I will be a general unsecured creditor of my Employer for the amount of my account under the Plan.

          7. Construction: Terms used in this Deferral Election Form with initial capital letters that are defined in the Plan shall have the meanings set forth in the Plan unless a different meaning is clearly required by the context.

     Executed this ____ day of _____________________________, 19 __.

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print or Type Name

                   Received by Company:

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Date

                      THE NORTH AMERICAN COAL CORPORATION
              DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES

                             NOTICE OF TERMINATION

          Pursuant to the provisions of The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "Plan"), I hereby terminate my election to defer the payment of the Compensation payable to me for services as an employee of the Controlled Group effective January 1, ______.

          I understand that to be effective on such date, this Notice of Termination must be filed with the Company prior to such date.

          EXECUTED this ____ day of ________________________, _____.

     Executed this ____ day of ________________________, 19 __.

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print or Type Name

                   Received by Company:

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Date

                                                             Exhibit 10 (xlii)

                                 AMENDMENT NO. 1
                                     TO THE
                       THE NORTH AMERICAN COAL CORPORATION
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1994)

                 The North American Coal Corporation hereby adopts this Amendment No. 1 to The North American Coal Corporation Supplemental Retirement Benefit Plan (as Amended and Restated Effective September 1, 1994) (the "Plan"), effective as of December 31, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

                 Section 2.1(10) of the Plan is hereby amended in its entirety to read as follows:

                 "SECTION 2.1(10): "Pension Plan" shall mean The
NACCO Industries, Inc. Pension Plan for Salaried Employees (terminated November 30, 1986), or Part I of The Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly referred to as The North American Coal Corporation Salaried Employees Pension Plan, which includes The NACCO Industries, Inc. Pension Plan for Salaried Employees which was merged into such plan on December 31, 1993)."

                 EXECUTED this 1st day of December, 1995.

                                       THE NORTH AMERICAN COAL CORPORATION

                                       By: /s/ Charles A. Bittenbender
                                           -----------------------------
                                           Title: Assistant Secretary

                                                              EXHIBIT 10(lviii)



                     NAACO MATERIALS HANDLING GROUP, INC.
                      ANNUAL INCENTIVE COMPENSATION PLAN


GENERAL
-------

         NACCO Materials Handling Group, Inc., (the "Company") has established an Annual Incentive Compensation Plan ("Plan") as part of a competitive compensation program for the officers and key management employees of the Company and its subsidiaries.

PLAN OBJECTIVE
--------------

         The Company desires to attract and retain talented employees to enable the Company to meet its financial and business objectives. The objective of the Plan is to provide an opportunity to earn annual incentive compensation to those employees whose performance has a significant impact on the Company's short-term and long-term profitability.

ADMINISTRATION AND PARTICIPATION
--------------------------------

         The Plan is administered by the Nominating, Organization and Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee:

         a.      May amend, modify, or discontinue the Plan.

         b. Will approve participation in the Plan. Generally, participants will include all employees in NACCO Materials Handling Group salary grades 22 and above. However, the Committee may select any employee who has contributed significantly to the Company's profitability to participate in the Plan and receive an annual incentive compensation award.

         c. Will determine the annual performance criteria which generate the incentive compensation pool.

         d. Will determine the total amount of both the target and actual incentive compensation pool.

         e. Will approve individual incentive compensation awards to Officers and employees in NACCO Materials Handling Group above salary grade 29.

         f. May delegate to the Chief Executive Officer of the Company the approval of incentive compensation awards to NACCO Materials Handling Group employees in salary grade 29 and below.

         g. May consider at the end of each year the award of a discretionary bonus amount to non-participants as an addition to the regular incentive compensation pool on a special one-time basis to motivate individuals not eligible to participate in the Plan.

INCENT96.DOC

         h. May approve a pro rata incentive compensation award for participants in the Plan whose employment is terminated (1) due to death, disability, retirement or facility closure, such award to be determined pursuant to the provisions of subparagraphs (e) and (f) above, or (2) under other circumstances at the recommendations of the Chief Executive Officer of the Company.

DETERMINATION OF CORPORATE INCENTIVE COMPENSATION POOL
------------------------------------------------------

         Each participant in the Plan will have an individual target incentive compensation percentage which is determined by the participant's salary grade. This percentage is multiplied by the midpoint of the participant's salary grade to determine his individual target incentive compensation award. The total of the target corporate incentive compensation awards of all participants equals the target corporate incentive compensation pool ("Target Pool"). The Target Pool is approved each year by the Committee.

         The actual corporate incentive compensation pool (the "Actual Pool") is determined at the end of each year based on the Company's actual performance against specific criteria established in the beginning of the year by the Committee. The Target Pool is adjusted upwards or downwards by corporate performance adjustment factor to determine the Actual Pool. In no event will the Actual Pool exceed 150% of the Target Pool, except to the extent that the Committee elects to increase the Actual Pool by up to 110%, as described below.

         The Target and Actual Pool may consist of the sum of two or more subpools, provided the subpools have individual objectives.

         It is the intent of the Plan that the Actual Pool, as determined above, will be the final total corporate incentive compensation pool. However, the Committee, in it sole discretion, may increase or decrease by up to 10% the Actual Pool or may approve an incentive compensation pool where there would normally be no pool due to Company performance which is below the criteria established for the year.

         The Actual and Target Pools exclude the Marketing Incentive Plan for regional parts, service, sales and national account managers. However, total compensation for employees covered by the Marketing Incentive Compensation Plan will be based on competitive levels.

DETERMINATION OF INDIVIDUAL INCENTIVE COMPENSATION AWARDS
---------------------------------------------------------

         Salary Job Grades and the corresponding target incentive percentages for each participant in the Plan will be established at the beginning of each year and approve by the Committee. Individual target incentive compensation will then be adjusted by the appropriate pool or subpool factor. Such adjusted individual incentive compensation will then be further modified based on a Participant's performance as compared to his individual goals for the year.

         The total of all individual incentive compensation awards must not exceed the Actual Pool for the year.





INCENT96.DOC

                                                            Exhibit 10 (lxxiv)




                    THE NACCO MATERIALS HANDLING GROUP, INC.

                              UNFUNDED BENEFIT PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996)

                      NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN

         NACCO Materials Handling Group, Inc. (the "Company") does hereby amend and completely restate the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter, effective January 1, 1996:

                                    ARTICLE I
                                     PREFACE

         SECTION 1.1. Effective Date. The original effective date of this Plan was February 10, 1993. The effective date of this amendment and restatement is January 1, 1996.

         SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide for certain Employees of the Employers benefits they would have received under the Qualified Plans but for (1) the dollar limitation on Compensation taken into account under the Qualified Plans as a result of Section 401(a)(17) of the Code, (2) the limitations imposed under Section 415 of the Code, and (3) the limitations under Sections 402(g), 401(k)(3) and 401(m) of the Code.

         SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Oregon, except when preempted by federal law.

         SECTION 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

         SECTION 1.5. Construction of Plan. The Plan provides benefits for Employees who are Participants in two separate Qualified Plans. References throughout this Plan to a "Qualified Plan" shall be deemed to refer to the particular Qualified Plan in which the Participant participates.

                                   ARTICLE II
                                   DEFINITIONS

         Except as otherwise provided in this Plan, terms defined in the Qualified Plans as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

         SECTION 2.1. Account shall mean the record maintained in accordance with Section 3.6 by the Employer as the sum of the Participant's Excess Profit Sharing Sub-Account, Excess 401(k) Sub-Account, Excess Matching Sub-Account and Excess Deferral Sub- Account.

         SECTION 2.2. Adjusted ROE.

         (a) For purposes of this Section, the following terms shall have the following meanings:

         (i) "Net Income (before extraordinary items)" is defined as consolidated net income, as defined by general accepted accounting principles ("GAAP"), for the Company or NACCO

Industries, Inc. and its subsidiaries, as applicable, for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

         (ii) "Amortization of Goodwill" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company or NACCO Industries, Inc. and its subsidiaries, as applicable for the subject year;

         (iii) "Weighted Average Stockholders' Equity" is calculated by adding the consolidated stockholders' equity for the Company or NACCO Industries, Inc., as applicable, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

         (iv) "Weighted Average Accumulated Amortization of Goodwill" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

         (v) "Weighted Average UMWA Adjustment" is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for NACCO Industries, Inc. at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

         (b) For Participants who are Employees of NACCO Industries, Inc., "Adjusted ROE" shall mean the average return on equity of NACCO Industries, Inc. calculated for the applicable time period, based on A divided by B, where:

     A = Net Income (before extraordinary items) + Amortization of Goodwill;
         and

     B = Weighted Average (Stockholders' Equity + Accumulated Amortization of
         Goodwill + UMWA Adjustment).

         (c) For Participants who are Employees of the Company, "Adjusted ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:

     A = Net Income (before extraordinary items) + Amortization of Goodwill;
         and

     B = Weighted Average (Stockholders' Equity + Accumulated Amortization of
         Goodwill).

         (d) Adjusted ROE shall be determined at least annually by the Employers.

         SECTION 2.3. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

         SECTION 2.4. Cash Balance Employee shall mean a participant in the Cash Balance Plan.

         SECTION 2.5. Cash Balance Plan shall mean Part III of The Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly known as the NACCO Materials Handling Group, Inc. Cash Balance Plan) or any successor thereto.

         SECTION 2.6. Company shall mean NACCO Materials Handling Group, Inc. or any entity that succeeds NACCO Materials Handling Group, Inc. by merger, reorganization or otherwise.

         SECTION 2.7. Compensation shall have the same meaning as under the Profit Sharing Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan and (b) amounts in excess of the limitation imposed by Code Section 401(a)(17).

         SECTION 2.8. Employer shall mean the Company and NACCO Industries, Inc.

         SECTION 2.9. Excess Retirement Benefit shall mean an Excess Pension Benefit, Excess Profit Sharing Benefit, Excess 401(k) Benefit, Excess Matching Benefit or Excess Deferral Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

         SECTION 2.10. Excess Deferrals shall mean the amounts deferred under this Plan by certain Employees of the Company pursuant to elections in effect prior to January 1, 1996, as described in Section 3.3 hereof.

         SECTION 2.11: Fixed Income Fund shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

         SECTION 2.12. 401(k) Employee shall mean an Employee of an Employer who is a Participant in the Profit Sharing Plan who is eligible to receive Before-Tax Contributions and Matching Employer Contributions thereunder.

         SECTION 2.13. Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

         SECTION 2.14. Participant. For purposes of Section 3.1 of the Plan, the term "Participant" shall mean a Participant in the Cash Balance Plan who is an Employee of an Employer whose benefit under the Cash Balance Plan is limited by the application of Section 401(a)(17) or 415 of the Code and who is designated as a Participant in this Plan by the Administrative Committee under the applicable Qualified Plan. For purposes of Section 3.2 of the Plan, the term "Participant" shall mean a Participant in the profit sharing portion of the Profit Sharing Plan (1) whose profit sharing benefit is limited by the application of Section 401(a)(17) or 415 of the Code and (2) who is either an Employee of NACCO Industries, Inc. and has at least 950 Hay Points or is an Employee of the Company and whose base salary as of the November 1 of the preceding Plan Year was at least $100,000. For purposes of Section 3.4 of the Plan, the term "Participant" shall mean a 401(k) Employee who (a) is unable to make all of the Before-Tax Contributions that he has elected to make to the Profit Sharing Plan, or is unable to receive the maximum amount of Matching Employer Contributions under the Profit Sharing Plan because of the limitations of Section 402(g), 401(a)(17), 401(k)(3), or 401(m) of the Code, and (b) is
either an Employee of NACCO Industries, Inc. and has at least 950 Hay points or is an Employee of the Company and whose base salary as of the November 1 of the preceding Plan Year was at least $100,000. The term "Participant" shall also include (a) any person who made Executive Deferrals hereunder pursuant to a deferral election in effect prior to January 1, 1996, and (b) any other person, as of December 31, 1995, was a participant in the Plan.

         SECTION 2.15. Plan shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, as herein set out or as duly amended.

         SECTION 2.16. Plan Administrator shall mean the Company.

         SECTION 2.17. Plan Year shall mean the calendar year.

         SECTION 2.18. Prior Plan shall mean the Yale Materials Handling Corporation Unfunded Deferred Compensation Plan.

         SECTION 2.19. Profit Sharing Employee shall mean a participant in the Profit Sharing Plan who is eligible for Profit Sharing Contributions.

         SECTION 2.20. Profit Sharing Plan shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Plan or any successor thereto.

         SECTION 2.21. Qualified Plan shall mean (a) for Cash Balance Employees, the Cash Balance Plan and (b) for Profit Sharing Employees, the profit-sharing portion of the Profit Sharing Plan and (c) for 401(k) Employees, the Before-Tax Contributions and Matching Employer Contributions portion of the Profit Sharing Plan.

         SECTION 2.22. Unforeseeable Emergency shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

         SECTION 2.23. Valuation Date shall mean the last day of each Plan Year.

                                   ARTICLE III
                           EXCESS RETIREMENT BENEFITS

         SECTION 3.1. Excess Pension Benefits. The Excess Pension Benefit payable to or with respect to a Participant who is a Cash Balance Employee shall be a monthly benefit equal to the excess, if any, of (a) the amount of the monthly benefit that would be payable to the Participant under the Qualified Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and, effective as of January 1, 1995, the definition of "compensation" under such Plan included any amounts deferred under this Plan, over (b) the amount of the monthly benefit that is actually payable to the Participant under such Qualified Plan.

         SECTION 3.2. Excess Profit Sharing Benefits.

         (a) In General. At the time described in Section 3.6(a), each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is both an Employee of such Employer and a Profit Sharing Employee, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the profit sharing portion of the Profit Sharing Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.7 hereof) were used for purposes of determining the amount of profit sharing contributions under the Qualified Plan, over (ii) the amount of the Employer's Profit
Sharing Contribution which is actually made to such Plan on behalf of the Participant for such Plan Year.

         (b) Minimum Benefit. Notwithstanding the foregoing, the Excess Profit Sharing Sub-Account balance of a Participant who was a participant in the Prior Plan shall in no event be less than the amount credited to such Participant's account under the Prior Plan as of the Effective Date.

         SECTION 3.3. Excess Deferral Benefits.

         (a) In General. Prior to January 1, 1996, certain Employees of the Company were permitted to elect to defer specified amounts of salary and bonus under the Plan (collectively, the "Excess Deferrals"). The Excess Deferrals were credited to the Sub-Account described in Section 3.6(b), provided that the Excess Deferrals relating to bonus payments which were earned in 1995 but will be paid during the first quarter of 1996 will be credited to such Sub-Account in 1996.

         (b) Payment Date. At the time the Excess Deferrals were elected, the Participant was required to designate the date of commencement of payment of his Excess Deferrals by choosing one of the following dates: (a) the date on which he ceases to be an employee of a Controlled Group Member, (b) the date on which he attains an age specified in the election form, or (c) the earlier or later of such dates.

         SECTION 3.4. Excess 401(k) Benefits

         (a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant under the terms of this Plan, may, prior to the first day of any Plan Year, by completing a Notice of Election to Defer Compensation or other form approved by his Employer ("Deferral Election Form"), direct his Employer:

                  (i) to reduce his Compensation (as that term is defined in Section 2.7 hereof) by the difference between (A) a certain percentage, in 1% increments, with a maximum of 17%, of his Compensation for the calendar year, and (B) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan by reason of the application of the limitations under Sections 402(g), 401(a)(17), and 401(k)(3) of the Code; and,

                  (ii) to credit the deferrals (collectively, the "Excess 401(k) Benefits") to the Sub-Account described in Section 3.6(c) at the times described therein.


         (b) Deferral Period. The deferral election described in Subsection (a) above shall also contain such Participant's election regarding the time of the commencement of payment of his Excess 401(k) Sub-Account. In the Deferral Election Form, such Participant may elect to commence payment of his Excess 401(k) Sub-Account on (i) the date on which he ceases to be an employee of a Controlled Group Member, (ii) the date on which he attains an age specified in the Deferral Election Form, or (iii) the earlier or later of such dates.

         (c) Effect and Duration of Deferral Election. Any direction by a 401(k) Employee who is a Participant in this Plan to make deferrals of Excess 401(k) Benefits hereunder shall be effective with respect to Compensation otherwise payable to the Participant, and the Participant shall not be eligible to receive such Excess 401(k) Benefits. Instead such amounts shall be credited to the Participant's Sub-Account as provided in Section 3.6(c). Any directions made in accordance with Subsections (a) or (b) above shall be irrevocable and shall remain in effect for subsequent Plan Years unless changed or terminated for subsequent Plan Years by the Participant, on the appropriate form provided by the Plan Administrator, prior to the first day of such subsequent Plan Year. Notwithstanding the foregoing, a Participant's direction to make deferrals of Excess 401(k) Benefits shall automatically terminate on the earlier of the date on which (i) the Participant ceases employment with the Employers, (ii) the Participant's Employer is deemed Insolvent, (iii) the Participant is no longer eligible to make deferrals of Excess 401(k) Benefits hereunder or (iv) the Plan is terminated.

         SECTION 3.5. Excess Matching Benefits.

         (a) In General. A 401(k) Employee who is a Participant in the Plan shall have credited to his Excess Matching Sub- Account an amount equal to the Matching Employer Contributions that he is prevented from receiving under the Profit Sharing Plan because of the limitations of Code Sections 402(g), 401(a)(17),

401(k)(3) and 401(m) of the Code (collectively, the "Excess Matching Benefits").

         (b) Time of Payment. The Excess Matching Benefits, to the extent vested, shall be paid (or commence to be paid) at the time specified in the Deferral Election Form for payment of Excess 401(k) Benefits deferred for the same Plan Year in which Excess Matching Benefits are credited to the Sub-Account.

         SECTION 3.6. Participant's Accounts. Each Employer shall establish and maintain on its books an Account for each Participant which shall contain the following entries:

         (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.2, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Profit Sharing Plan;

         (b) Credits to an Excess Deferral Sub-Account for the Excess Deferrals described in Section 3.3;

         (c) Credits to an Excess 401(k) Sub-Account for the Excess 401(k) Benefits described in Section 3.4, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Profit Sharing Plan;

         (d) Credits to an Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.5, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from receiving Matching Employer Contributions under the Qualified Plan;

         (e) Credits to the appropriate Sub-Account of a 401(k) Employee who was an Employee of NACCO Industries, Inc. on December 1, 1994 of the amount of any and all liabilities of NACCO Industries, Inc. on December 1, 1994 under the North American Coal Corporation Deferred Compensation Plan for Management Employees;

         (f) Credits to Sub-Accounts for the earnings described in Article IV, which shall continue until the vested portions of such Sub-Accounts have been distributed to the Participant or his Beneficiary; and

         (g) Debits for any distributions made from the Sub-Accounts. To the extent determined necessary by the Company, the Company may also establish a "notional account" in the name of each Cash Balance Employee to reflect the Excess Pension Benefits payable to such Employees.

         SECTION 3.7. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Qualified Plans or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                   ARTICLE IV
                                    EARNINGS

         SECTION 4.1. For Active Profit Sharing Employees. Except as provided in
Section 4.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Excess Profit Sharing Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund under the Profit Sharing Plan. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year that is applicable to the Participant exceeds the rate credited to the Participant's Excess Profit Sharing Sub-Account under the preceding sentence, such Sub-Account shall retroactively be credited with the difference between (a) the amount determined under the preceding sentence, and (b) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

         SECTION 4.2. For Active 401(k) Employees. Except as provided in Section 4.4, at the end of each calendar month during a Plan Year, the Excess 401(k) Sub-Account and the Excess Matching Sub-Account of each 401(k) Employee shall be credited with an amount of earnings determined as follows: (a) in accordance with the provisions of Section 4.1 for Excess 401(k) Benefits and Excess Matching Benefits attributable to amounts deferred pursuant to Section 3.4 by a 401(k) Employee up to 7% of his Compensation and (b) by multiplying Excess 401(k) Benefits and Excess Matching Benefits attributable to amounts deferred pursuant to Section 3.4 in excess of 7% of Compensation by the blended rate earned during such month by the Fixed Income Fund under the Profit Sharing Plan.

         SECTION 4.3. For Active Participants With Excess Deferral Benefits. Effective January 1, 1996, the Excess Deferral Sub-Account described in Section 3.6(b) of the Plan shall be divided into two parts. One part will consist of Excess Deferrals (plus earnings through December 31, 1995) attributable to amounts deferred up to 7% of Compensation ("Excess Deferral Sub-Account No. 1") and the other part will consist of Excess Deferrals (plus earnings through December 31, 1995) attributable to amounts deferred in excess of 7% of Compensation ("Excess Deferral Sub-Account No. 2"). Except as provided in
Section 4.4, at the end of each calendar month during a Plan Year commencing on or after January 1, 1996, the Excess Deferral Sub-Account of each Participant shall be credited with an amount of earnings determined as follows: (a) the Excess Deferral Sub-Account No. 1 will be credited with earnings in accordance with the provisions of Section 4.1 and (b) the Excess Deferral Sub-Account No. 2 shall be credited with earnings by multiplying the average balance of such Sub-Account by the blended rate earned during such month by the Fixed Income Fund under the Profit Sharing Plan.

         SECTION 4.4. For Terminated Employees. The Sub-Accounts of a Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in Section 4.1, 4.2, or 4.3 as modified by this Section 4.4, until the vested portion of each Sub-Account has been distributed in full. The Adjusted ROE calculation described in the second sentence of Section 4.1 shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Participant's Employer. For any subsequent month, the Adjusted ROE calculation described in the second sentence of Section
4.1 shall not apply. The Fixed Income Fund calculation described in the first sentence of Sections 4.1 and 4.2 and the third sentence of Section 4.3 for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

         SECTION 4.5. Limitation on Earnings Assumption. Notwithstanding any provision of the Plan to the contrary, in no event will the earnings rate credited to Accounts hereunder exceed 14%.

         SECTION 4.6. Changes in Earnings Assumption. The Nominating, Organization and Compensation Committee of the Board of Directors of the Company may change the earnings rate credited on Accounts hereunder at any time upon at least 30 days advance notice to Participants.

                                    ARTICLE V
                                     VESTING

         A Participant shall not become vested in his Excess Pension Benefit or Excess Profit Sharing Benefit until he becomes vested in the corresponding benefit under the applicable underlying Qualified Plan and the Excess Pension Benefit and/or Excess Profit Sharing Benefit of a Participant who is partially or fully vested under the applicable underlying Qualified Plan shall at all times be vested hereunder to the extent he is so vested. A Participant shall always be 100% vested in his Excess Deferral Benefit, his Excess 401(k) Benefit and his Excess Matching Benefit hereunder. The non-vested portion of any Benefit shall be forfeited upon a Participant's termination of employment with the Controlled Group, in accordance with the vesting, forfeiture and service rules contained in the applicable underlying Qualified Plan.

                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

         SECTION 6.1. Time and Manner of Payment.

         (a) Excess Pension Benefits and Excess Profit Sharing Benefits. The Excess Pension Benefit and Excess Profit Sharing Benefit payable to a Participant shall be paid in the form of a single lump sum payment at the time the benefits payable to the Participant under the applicable underlying Qualified Plan commence to be paid. For purposes of the Excess Pension Benefit, such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefit.

         (b) Excess Deferral Benefits, Excess 401(k) Benefits and Excess Matching Benefits.

                  (i) Timing. The Excess Deferral Benefits shall be paid (or commence to be paid) to the Participant at the time specified in the Participant's deferral election form pursuant to Section 3.3(b). The Excess 401(k) Benefits and Excess Matching

Benefits (to the extent vested) shall be paid (or commence to be paid) to the 401(k) Employee at the time specified in the Deferral Election Form.

                  (ii) Form. The Excess Deferral Benefit, Excess 401(k) Benefit and/or Excess Matching Benefit, to the extent vested, shall be distributed to the Executive or the 401(k) Employee, as the case may be, in the form of ten annual installments with each installment being based on the value of the applicable Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. Notwithstanding the foregoing, the Participant may elect to receive his Excess Deferral Benefit, Excess 401(k) Benefit and/or Excess Matching Benefit, to the extent vested, in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant while he is alive and filed with the Plan Administrator at least one year prior to the time he had elected to commence receiving payment of his Excess Deferral Sub-Account or the portion of his Excess 401(k) Sub-Account and/or Excess Matching Sub- Account to which such election applies. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of his Excess Deferral Sub-Account or the portion of his Excess 401(k) Sub-Account and/or Excess Matching Sub-Account to which such election applies.

         (c) Unforeseeable Emergency Distributions. Notwithstanding the foregoing, an Employer may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the vested portion of such Participant's Excess Deferral Sub-Account and/or Excess 401(k)Sub-Account, and/or Excess Matching Sub-Account if the Employer determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need. Any Participant whose eligibility to make Before-Tax Contributions to the Profit Sharing Plan has been suspended because he has taken a hardship withdrawal from such plan shall not be eligible to make Excess 401(k) Benefits under this Plan for the period of his suspension from the Profit Sharing Plan.

         (d) Small Accounts. Notwithstanding the foregoing, in the event that the vested portion of a Participant's Account does not exceed $5,000 at the time of the Participant's termination of employment with the Controlled Group, such vested portion of his Account shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

         SECTION 6.2. Liability for Payment/Expenses. Each Employer shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to its Employees. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

                                   ARTICLE VII
                                  BENEFICIARIES

         SECTION 7.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (a) the Beneficiary of a Participant for his Excess Pension Benefits and/or his Excess 401(k) Benefits, and/or his Excess Matching Benefits and/or his Excess Profit Sharing Benefits shall be his Beneficiary under the applicable Qualified Plan, and (b) the Beneficiary of a Participant for his Excess Deferral Benefits shall be his surviving spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a

Participant's Beneficiary are in existence with respect to a single Excess Retirement Benefit, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

         SECTION 7.2. Change in Beneficiary. (a) Anything herein or in the Qualified Plans to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the Qualified Plans. In other words, the Beneficiary hereunder need not be the same as under the Qualified Plan.

         (b) Any change in Beneficiary shall be made by giving written notice thereof to the Employer and any change shall be effective only if received by the Employer prior to the death of the Participant.

         SECTION 7.3. Distributions to Beneficiaries.

         (a) Amount of Benefits.

         (1) Amount of Excess Pension Benefit. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be a monthly benefit equal to the excess, if any, of (i) the amount of the monthly benefit that would be payable to the Beneficiary last effectively designated by the Participant under the applicable underlying Qualified Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code, over (ii) the amount of the monthly benefit that is actually paid to such Beneficiary under such Plan.

         (2) Amount of Excess Profit Sharing Benefit. The Excess Profit Sharing Plan Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's vested Excess Profit Sharing Sub-Account balance on the date of the distribution of the Sub-Account to the Beneficiary.

         (3) Amount of Excess Deferral Benefit. The Excess Deferral Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Excess Deferral Sub-Account balance on the date of the distribution of the Sub-Account to the Beneficiary.

         (4) Amount of Excess 401(k) Benefit. The Excess 401(k) Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Excess 401(k) Sub-Account balance on the date of the distribution of the Sub-Account to the Beneficiary.

         (5) Amount of Excess Matching Benefit. The Excess Matching Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's vested Excess Matching Sub-Account balance on the date of the distribution of the Sub-Account to the Beneficiary.

         (b) Time of Payment.

         (1) Excess Pension Benefit. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be paid at the time the benefits payable to the Beneficiary last effectively designated by the Participant under the applicable underlying Qualified Plan commence to be paid.

         (2) Excess Profit Sharing Benefit/Excess Deferral Benefit/Excess 401(k) Benefit/Excess Matching Benefit. The Excess Profit Sharing Benefit, Excess 401(k) Benefit, Excess Matching Benefit and Excess Deferral Benefit payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

         (c) Manner of Payment. All Excess Retirement Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment. For purposes of the Excess Pension Benefit, such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefit.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1. Liability of Employer. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

         SECTION 8.2. Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers.

         SECTION 8.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.

         SECTION 8.4. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

         SECTION 8.5. Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

         SECTION 8.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

         SECTION 9.1. Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and
(ii) to determine if an employee is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any employee or former employee hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

         (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators.

         SECTION 9.2. Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.

         SECTION 9.3. Claims Procedures. The Plan Administrator shall determine the rights of any employee or former employee to any Excess Retirement Benefits hereunder. Any employee or former employee who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

         A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

         (a) the specific reasons for the denial;

         (b) specific reference to pertinent Plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) an explanation of the claim review procedure.

         A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing.

         The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

         SECTION 9.4. Revocability of Plan Administrator/Company Action. Any action taken by the Plan Administrator or the Company with respect to the rights or benefits under the Plan of any employee or former employee shall be revocable by the Plan Administrator or the Company as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan

Administrator's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

         SECTION 9.5. Amendment. The Nominating, Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") may at any time (without the consent of any Employer) amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's vested Excess Retirement Benefit as of the date of such amendment, and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

         SECTION 9.6. Termination.

         (a) The Committee (without the consent of any Employer), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that (i) no such termination may adversely affect any Participant's vested Excess Retirement Benefit as of the date of such termination and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

         (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits.

         SECTION 9.7. Withdrawal by Employer. Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from such Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (a) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (b) such termination shall be subject to the limitations and other conditions described in Section 9.6, treating the Employer as if it were the Company.

Executed, this 12th day of December, 1995.

                                       NACCO MATERIALS HANDLING GROUP,
                                       INC.

                                       By: Geoffrey D. Lewis
                                           ----------------------------
                                            Title: Vice President

                    THE NACCO MATERIALS HANDLING GROUP, INC.
                             UNFUNDED BENEFIT PLAN

                                   Notice of
                         Election to Defer Compensation

         1. Election: Effective Date: Pursuant to the provisions of the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "Plan"), I hereby direct my Employer to reduce my Compensation in the manner specified below, effective January 1, 19__ ("Effective Date"), and to credit such amount to my Account under the Plan. I understand that

                 (a) to be effective at such time, this Notice of Election must be filed with my Employer prior to the Effective Date, and

                 (b) once effective, this election to defer shall be irrevocable as to the amounts that are deferred pursuant to this Notice of Election for the calender year beginning on the Effective Date and for each subsequent calender year unless changed or terminated as described in
         Section 4 below.

         2. Amounts Deferred: The amount of Compensation deferred shall be ____% of Compensation (in 1% increments, with a maximum of 17% of my Compensation for the calendar year) less the maximum amount of Before-Tax Contributions actually permitted to be contributed to the NACCO Materials Handling Group, Inc. Profit Sharing Plan by or for me for such year by reason of the application of the limitations under Sections 402(g), 401(a)(17), and 401(k)(3) of the Code.

         3. Deferment Period: I elect to have payment of the portion of my Account attributable to the amount deferred under Section 2 of this Notice of Election commence 30 days after:

         ___ the date on which I cease to be an Employee of any member of the Controlled Group.

         ___     the date on which I attain age ___.

         ___ the later of (a) the date on which I attain age ___, or (b) the date on which I cease to be an Employee of the Controlled Group.

         ___ the earlier of (a) the date on which I attain age ___, or (b) the date on which I cease to be an Employee of the Controlled Group.

         4. Acknowledgement: I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. I understand that:

         (a) all of the elections contained in Sections 1 through 3 of this Notice of Election are irrevocable for the calendar year beginning on the Effective date and for each subsequent calendar year unless changed or terminated in the manner described below;

         (b) I may change any election contained in this Notice of Election by filing a new Notice of Election with my Employer prior to January 1 of the calendar year for which such change is to be effective;

                                                                               3
         (c) I may terminate the deferral of Compensation by filing a Notice of Termination, on a form provided by my Employer, with my Employer prior to January 1 of the calendar year for which such termination is to be effective; and

         (d) on and after January 1 of any calendar year, the elections contained in this Notice of Election may be changed or terminated only for the next calendar year.

         I further understand that if my Employer is declared insolvent or in the event of my Employer's bankruptcy, I will be a general unsecured creditor of my Employer.

         5. Construction: Terms used in this Notice of Election with initial capital letters that are defined in the Plan shall have the meanings set forth in the Plan unless a different meaning is clearly required by the context.

         Executed this ____ day of _______________ , 19___.

                                       ______________________________________
                                       Signature

                                       ______________________________________
                                       Print or Type Name

         Received by Employer:

                                       ______________________________________
                                       Signature

                                       ______________________________________
                                       Date

                    THE NACCO MATERIALS HANDLING GROUP, INC.
                             UNFUNDED BENEFIT PLAN

                                   Notice of
                            Form of Benefit Payment

         1. Election of Form of Benefit: Pursuant to the provisions of the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "Plan"), I hereby elect that the portion of my Account attributable to my Excess Deferral Benefit, my Excess 401(k) Benefit and my Excess Matching Benefit (as applicable) be paid in one of the following forms: (Elect One):


                  _____  A lump sum cash payment.
                  _____ Annual Installments over a period of _____ Years (must not exceed 9).

I understand that if I fail to make an election or if my election is for any reason not effective, the portion of my Account attributable to my Excess Deferral Benefit, my Excess 401(k) Benefit and my Excess Matching Benefit (as applicable) will automatically be paid in the form of annual installments for a period of 10 years.

         2. Effective Date: I understand that in order for this election to be effective, it must be received by the Plan Administator at least one year prior to the date on which I elected to commence payment of the portion of my Account attributable to my Excess Deferral Benefit, my Excess 401(k) Benefit and my Excess Matching Benefit (as applicable).

         3. Acknowledgement: I acknowledge that I have reviewed the Plan and understand that my election will be subject to the terms and conditions contained in the Plan. I understand that I may change this election by filing a new election form with my Employer at least one year prior to the date on which I elected to commence payment of the portion of my Account attributable to my Excess Deferral Benefit, my Excess 401(k) Benefit and Excess Matching Benefit (as applicable).

         4. Construction: Terms used in this Notice of Election with initial capital letters that are defined in the Plan shall have the meanings set forth in the Plan unless a different meaning is clearly required by the context.

         Executed this___day of______________, 19___.

                                             ________________________________
                                             Signature

                                             ________________________________
                                             Print or Type Name

                                    Received by Employer:

                                             ________________________________
                                             Signature

                                             ________________________________
                                             Date

                                                         Exhibit 10 (lxxxviii)




                     THE HAMILTON BEACH/PROCTOR-SILEX, INC.

                              UNFUNDED BENEFIT PLAN

               (As Amended and Restated Effective January 1, 1996)

                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                              UNFUNDED BENEFIT PLAN

                  Hamilton Beach/Proctor-Silex, Inc. (the "Company") does hereby amend and completely restate the Hamilton Beach/Proctor-
Silex, Inc. Unfunded Benefit Plan to read as follows, effective
January 1, 1996.

                                    ARTICLE I
                                     PREFACE

                  SECTION 1.1. Effective Date. The original effective date of this Plan was March 10, 1993. The effective date of this amendment and restatement is January 1, 1996.

                  SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide for certain Employees of the Company benefits they would have received (a) under the Cash Balance Plan but for (i) the dollar limitation on Compensation taken into account as a result of Section 401(a)(17) of the Code, and (2) the limitations imposed under Section 415 of the Code, and/or (b) under the Savings Plan but for the limitations imposed under Section 402(g), 401(m), 401(a)(17) or 401(k)(3) of the Code.

                  SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                  SECTION 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                   ARTICLE II
                                   DEFINITIONS

                  Except as otherwise provided in this Plan, terms defined in the Qualified Plans as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

                  SECTION 2.1. Account shall mean the record maintained in accordance with Section 3.4 by the Company as the sum of the Participant's Excess 401(k) Sub-Account and Excess Matching Sub- Account.

                  SECTION 2.2.  Adjusted ROE.

                  (a) For purposes of this Section, the following terms shall have the following meanings:

                  (i) "Net Income (before extraordinary items)" is defined as consolidated net income, as defined by general accepted accounting principals ("GAAP"), for the Company for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

                  (ii) "Amortization of Goodwill" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company for the subject year;

                  (iii) "Weighted Average Stockholders' Equity" is calculated by adding the consolidated stockholders' equity for the Company, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                  (iv) "Weighted Average Accumulated Amortization of Goodwill" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

                  (b) "Adjusted ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:

              A = Net Income (before extraordinary items) + Amortization of Goodwill; and

              B = Weighted Average (Shareholders' Equity + Accumulated Amortization of Goodwill)

Adjusted ROE shall be determined at least annually by the Company.

                  SECTION 2.3. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

                  SECTION 2.4. Cash Balance Employee shall mean a participant in the Cash Balance Plan.

                  SECTION 2.5. Cash Balance Plan shall mean Part II of the Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly known as the "Hamilton Beach/Proctor-Silex, Inc. Profit Sharing Retirement Plan") (or any successor thereto), as the same may be amended from time to time.

                  SECTION 2.6. Company shall mean Hamilton Beach/ Proctor-Silex, Inc.

                  SECTION 2.7. Excess Retirement Benefit shall mean an Excess Pension Benefit, an Excess 401(k) Benefit or an Excess Matching Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

                  SECTION 2.8. 401(k) Employee shall mean a participant in the Savings Plan who is eligible for Before-Tax and Matching Employer Contributions thereunder.

                  SECTION 2.9. Insolvent. For purposes of this Plan, the Company shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

                  SECTION 2.10. Fixed Income Fund shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

                  SECTION 2.11. Participant shall mean (a) a Cash Balance Employee whose benefit under the Cash Balance Plan is limited by the application of Section 401(a)(17) or 415 of the Code and/or (b) a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, or who is unable to receive the maximum amount of Post-1994 Matching Employer Contributions under the Savings Plan, because of the limitations imposed under Section 402(g), 401(a)(17), 401(k)(3) or 401(m) of the Code and (ii) who is classified in job grades 17 and above.

                  SECTION 2.12. Plan shall mean the Hamilton
Beach/Proctor-Silex, Inc. Unfunded Benefit Plan as herein set forth or as duly amended.

                  SECTION 2.13. Plan Administrator shall mean the Company.

                  SECTION 2.14. Plan Year shall mean the calendar year.

                  SECTION 2.15. Qualified Plan shall mean (a) for Cash Balance Employees, the Cash Balance Plan and (b) for 401(k) Employees, the Savings Plan.

                  SECTION 2.16. Savings Plan shall mean the Hamilton Beach/Proctor-Silex, Inc. Employees' Retirement Savings Plan (401(k)), as the same may be amended from time to time.

                  SECTION 2.17. Unforeseeable Emergency shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

                  SECTION 2.18. Valuation Date shall mean the last business day of each Plan Year.

                                   ARTICLE III
                           EXCESS RETIREMENT BENEFITS

                  SECTION 3.1. Excess Pension Benefits. The Excess Pension Benefit payable to a Participant who is a Cash Balance Employee shall be a monthly benefit equal to the excess, if any, of (a) the amount of the monthly benefit that would be payable to such Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and, effective as of January 1, 1995, the definition of Compensation under such Plan included any amounts deferred under this Plan, over (b) the amount of the monthly benefit that is actually payable to the Participant under the Cash Balance Plan.

                  SECTION 3.2.  Excess 401(k) Benefits.

                  (a) Amount of Excess 401(k) Benefits.  Each 401(k)
Employee who is a Participant under the terms of this Plan, may, prior to the first day of any Plan Year, by completing a Notice of Election to Defer Compensation or other form approved by the Company ("Deferral Election Form"), direct the Company:

                                    (i) to reduce his Compensation (as that term
is defined in the Savings Plan, but including amounts received in excess of the limitations imposed under Code Section 401(a)(17) and amounts deferred under this Plan) by the difference between (A) a certain percentage, in 1% increments, with a maximum of 15%, of his Compensation for the calendar year, and (B) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan by reason of the application of the limitations imposed under Sections 402(g), 401(a)(17), or 401(k)(3) of the Code;

                                    (ii) to credit the deferrals to the Sub-
Account described in Section 3.4(a) at the times described therein.

                  (b) Deferral Period. The deferral election described in Subsection (a) above shall also contain such Participant's election regarding the time of the commencement of payment of his Excess 401(k) Sub-Account. In the Deferral Election Form, such Participant may elect to commence payment of his Excess 401(k)

Sub-Account on (i) the date on which he ceases to be an Employee of a Controlled Group Member, (ii) the date on which he attains an age specified in the Deferral Election Form, or (iii) the earlier or later of such dates.

                  (c) Effect and Duration of Deferral Election. Any direction by a 401(k) Employee who is a Participant in this Plan to make deferrals of Excess 401(k) Benefits hereunder shall be effective with respect to Compensation otherwise payable to the Participant, and the Participant shall not be eligible to receive such Excess 401(k) Benefits. Instead, such amounts shall be credited to the Participant's Sub-Account as provided in Section 3.4(a). Any directions made in accordance with Subsections (a) or (b) above shall be irrevocable and shall remain in effect for subsequent Plan Years unless for subsequent Plan Years the directions are changed or terminated by the Participant, on the appropriate form provided by the Plan Administrator, prior to the first day of such subsequent Plan Year. Notwithstanding the foregoing, a Participant's direction to make deferrals of Excess 401(k) Benefits shall automatically terminate on the earlier of the date on which (i) the Participant ceases employment with the Company, (ii) the Company is deemed Insolvent, (iii) the Participant is no longer eligible to make deferrals of Excess 401(k) Benefits hereunder, or (iv) the Plan is terminated.

                  (d) Notwithstanding the foregoing, any Participant whose eligibility to make Before-Tax Contributions to the Savings Plan has been suspended because he has taken a hardship withdrawal from such plan shall not be eligible to make deferrals of Excess 401(k) Benefits under this Plan for the period of his suspension from the Savings Plan.

                  SECTION 3.3.  Excess Matching Benefits.

                  (a) In General. A 401(k) Participant shall have credited to his Excess Matching Sub-Account an amount equal to the Post-1994 Matching Employer Contributions that he is prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) (collectively, the "Excess Matching Benefits").

                  (b) Time of Payment. The Excess Matching Benefits shall be paid (or commence to be paid) at the time specified in the Deferral Election Form for the payment of the Excess 401(k) Benefits to which the Excess Matching Benefits relate.

                  SECTION 3.4. Participant's Accounts. The Company shall establish and maintain on its books an Account for each Participant which shall contain the following entries:

                  (a) Credits to an Excess 401(k) Sub-Account for the Excess 401(k) Benefits described in Section 3.2, which shall be

                                                                               6
credited to the Sub-Account when a Participant is prevented from making a Before-Tax Contribution under the Savings Plan and credits to an Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.3, which shall be credited to the Sub-Account when a Participant is prevented from receiving Post- 1994 Matching Employer Contributions under the Savings Plan.

                  (b) Credits to such Sub-Accounts for the earnings described in
Article IV, which shall continue until the vested portions of such Sub-Account has been distributed to the Participant or his Beneficiary; and

                  (c) Debits for any distributions made from such Sub- Accounts.

To the extent determined necessary by the Company, the Company may also establish a "notional account" in the name of each Cash Balance Employee to reflect the Excess Pension benefits payable to such Employees.

                  SECTION 3.5. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Qualified Plans or any other Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                   ARTICLE IV
                                    EARNINGS

                  SECTION 4.1.  For Active 401(k) Employees.

                  (a) For purposes of determining the earnings to be credited to 401(k) Employee's Account, such Account shall be divided into two additional Sub-Accounts, the "7% Sub-Account" and the "Additional Sub-Account." The 7% Sub-Account shall contain Excess 401(k) Benefits and Excess Matching Benefits attributable to amounts deferred by the 401(k) Employee of up to 7% of his Compensation, plus any earnings attributable thereto. The Additional Sub-Account shall contain the Excess 401(k) Benefits and Excess Matching Benefits attributable to amounts deferred by the 401(k) Employee in excess of 7% of his Compensation, plus any earnings attributable thereto.

                  (b) Except as provided in Section 4.2, at the end of each calendar month during a Plan Year, the 7% Sub-Account of each 401(k) Employee shall be credited with an amount determined by multiplying such Participant's average 7% Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year exceeds the rate credited to the Participant's 7% Sub-Account under the preceding sentence, the Participant's 7% Sub-Account shall retroactively be credited with the difference between (i) the

                                                                               7
amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average 7% Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

                  (c) At the end of each calendar month during a Plan Year, the Additional Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Additional Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund.

                  SECTION 4.2. For Terminated Employees. The Sub- Accounts of a Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in Section 4.1, as modified by this Section 4.2, until each Sub- Account has been distributed in full. The Adjusted ROE calculation described in the second sentence of Section 4.1(b) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month, the Adjusted ROE calculation described in the second sentence of Section 4.1(b) shall not apply. The Fixed Income Fund calculation described in the first sentence of Section 4.1(a) and in Section 4.1(c) for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                  SECTION 4.3. Changes in Earnings Assumptions. The Committee (as defined in Section 9.5) may change the earnings rate credited to Accounts hereunder at any time upon at least 30 days advance notice to Participants.

                  SECTION 4.4. Limitation on Earnings Assumption. Notwithstanding any provision of the Plan to the contrary, in no event will the earnings rate credited to Accounts hereunder exceed 14%.

                                    ARTICLE V
                                     VESTING

                  A Participant shall not become vested in his Excess Pension Benefit until he becomes vested in the Company-provided benefit under the Cash Balance Plan and the Excess Pension Benefit of a Participant who is partially or fully vested under the Cash Balance Plan shall at all times be vested hereunder to the extent he is so vested. A Participant shall always be 100% vested in his Excess 401(k) Benefit and Excess Matching Benefit hereunder. The non-vested portion of an Excess Cash Balance Benefit shall be forfeited upon a Participant's termination of employment with the Controlled Group in accordance with the

                                                                               8
vesting, forfeiture and service rules contained in the Cash Balance Plan.

                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

                  SECTION 6.1.  Time and Manner of Payment.

                  (a)      Excess Pension Benefits.

                           (i) Timing.  A Participant who is a Cash Balance
Employee is required to elect the time and manner of payment of his benefits under the Cash Balance Plan before he will be eligible to receive payment of his Excess Pension Benefit hereunder. The Excess Pension Benefit payable to a Participant shall be paid at the same time or times and in the same manner as the benefits payable to the Participant under the Cash Balance Plan.

                           (ii)     Form.  Notwithstanding the foregoing, in the
event that the monthly payments of the Excess Pension Benefits payable to a Participant hereunder following the Participant's termination of the employment with the Controlled Group amount to less than Fifty Dollars ($50) per month, such Excess Pension Benefits shall be paid in the form of a single lump sum payment. Such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefits.

                  (b)      Excess 401(k) and Matching Benefits.

                           (i)   Timing.  A Participant's Account shall be
paid (or commence to be paid) to the Participant at the time specified in the Participant's Deferral Election Form pursuant to Section 3.2(b).

                           (ii)  Form.  A Participant's Account shall be
distributed in the form of ten annual installments with each installment being based on the value of the Participant's Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. Notwithstanding the foregoing, the Participant may elect to receive his Account in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant while he is alive and filed with the Plan Administrator at least one year prior to the time he had elected to commence receiving payment of the portion his Account to which his election applies. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by a Participant and filed with the Plan

Administrator while such Participant is alive and at least one year prior to the time he had elected to commence receiving payment of his Account.

                           (iii)  Unforeseeable Emergency Distributions.
Notwithstanding the foregoing, the Company may at any time, upon written request of the Participant cause to be paid to such Participant an amount equal to all or any part of the Participant's Account if the Company determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need.

                           (iv)  Small Sub-Accounts.  Notwithstanding the
foregoing, in the event that the Account of a Participant does not exceed $5,000 at the time of such Participant's termination of employment with the Controlled Group, such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

                  SECTION 6.2. Liability for Payment/Expenses. The Company shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to the Participants. Expenses of administering the Plan shall be paid by the Company.

                                   ARTICLE VII
                                  BENEFICIARIES

                  SECTION 7.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Excess Pension Benefits and/or his Account shall be his Beneficiary under the Cash Balance Plan and the Savings Plan, respectively. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Excess Retirement Benefit the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

                                                                              10
                  SECTION 7.2. Change in Beneficiary. (a) Anything herein or in the Qualified Plans to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the applicable underlying Qualified Plan. In other words, the Beneficiary hereunder need not be the same as under the applicable underlying Qualified Plan.

                  (b) Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

                  SECTION 7.3.  Distributions to Beneficiaries.

                  (a)      Amount of Benefits.

                           (i) Amount of Excess Pension Benefit. The Excess
                  Pension Benefit payable to a Beneficiary under this Plan shall be a monthly benefit equal to the excess, if any, of (A) the amount of the monthly benefit that would be payable to the Beneficiary last effectively designated by the Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) or 415 of the Code and the definition of Compensation under such Plan included any amounts deferred under this Plan over (B) the amount of the monthly benefit that is actually paid to such Beneficiary under such plan.

                           (ii) Amount of Excess 401(k) and Matching Benefits.
                  The Excess 401(k) and Excess Matching Benefits payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Account balance on the date of the distribution of the Account to the Beneficiary.

                  (b)  Time and Manner of Payment.

                           (i) Excess Pension Benefit. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be paid at the same time or times and in the same manner as the benefits payable to the Beneficiary last effectively designated by the Participant under the Cash Balance Plan; provided however, that the provisions of Subsection 6.1(a)(ii) shall apply to such Benefit, treating the Beneficiary hereunder as if he were the Participant.

                         (ii) Excess 401(k) and Matching Benefits. The Excess
                  401(k) and Excess Matching Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant in the form of a lump sum payment.

                  (c) Effect of Different Beneficiaries under this Plan and the Cash Balance Plan. In the event the Beneficiary designated hereunder for the Excess Pension Benefit is different than the Beneficiary under the Cash Balance Plan, (i) if the Beneficiary hereunder dies after the Participant but while the Beneficiary under the Cash Balance Plan is still living, any remaining payments hereunder shall be payable, as they come due, to the estate of the Beneficiary hereunder and (ii) if the Beneficiary hereunder predeceases the Beneficiary under the Cash Balance Plan and the Participant, the Beneficiary hereunder shall revert to the Beneficiary last effectively designated under the Cash Balance Plan unless and until the Participant again makes a change of Beneficiary pursuant to Section 7.2.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1. Liability of Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and any Participant, Beneficiary or any other person.

                  SECTION 8.2. Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company.

                  SECTION 8.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.

                  SECTION 8.4. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                  SECTION 8.5. Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

                  SECTION 8.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

                  SECTION 9.1. Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants, or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if an Employee is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any Employee or former Employee hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.


                  (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators.

                  SECTION 9.2. Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.

                  SECTION 9.3. Claims Procedures. The Plan Administrator shall determine the rights of any Employee or former Employee to any Excess Retirement Benefits hereunder. Any Employee or former Employee who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                  A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                  (a)      the specific reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d)      an explanation of the claim review procedure.

                  A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing.

                  The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

                  SECTION 9.4. Revocability of Plan Administrator/ Company Action. Any action taken by the Plan Administrator or the Company with respect to the rights or benefits under the Plan of any Employee or former Employee shall be revocable by the Plan Administrator or the Company as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

                  SECTION 9.5. Amendment. The Nominating, Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") may at any time amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's vested Excess Retirement Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

                  SECTION 9.6.  Termination.

                  (a) The Committee, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that (i) no such termination may adversely affect any Participant's vested Excess Retirement Benefit as of the date of such termination and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected

Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

                  (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits.

          Executed, this 18th day of December, 1995, to be effective January 1, 1996.

                                       HAMILTON BEACH/PROCTOR-SILEX, INC.

                                       By: /s/ Richard E. Posey
                                           --------------------
                                           Title: President and Chief Executive
                                                 Officer

                     THE HAMILTON BEACH/PROCTOR-SILEX, INC.

                             UNFUNDED BENEFIT PLAN

                                   Notice of
                            Form of Benefit Payment

          1. Election of Form of Benefit: Pursuant to the provisions of the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan (the "Plan"), I hereby elect that the portion of my Account attributable to my Excess 401(k) Benefit and my Excess Matching Benefit be paid in one of the following forms: (Elect
One):

          _______     A lump sum cash payment.

          _______ Annual Installments over a period of _______ Years (must not exceed 9).

I understand that if I fail to make an election or if my election is for any reason not effective, the portion of my Account attributable to my Excess 401(k) Benefit and my Excess Matching Benefit will automatically be paid in the form of annual installments for a period of 10 years.

          2. Effective Date: I understand that in order for this election to be effective, it must be received by the Plan Administrator at least one year prior to the date on which I elected to commerce payment of the portion of my Account attributable to my Excess 401(k) Benefit and my Excess Matching Benefit.

          3. Acknowledgement: I acknowledge that I have reviewed the Plan and understand that my election will be subject to the terms and conditions contained in the Plan. I understand that I may change this election by filing a new election form with my Employer at least one year prior to the date on which I elected to commence payment of the portion of my Account attributable to my Excess 401(k) Benefit and my Excess Matching Benefit.

         4. Construction: Terms used in this Notice of Election with initial capital letters that are defined in the Plan shall have the meanings set forth in the Plan unless a different meaning is clearly required by the context.

         Executed this ____ day of ___________________________,   19 ___.


                                   _____________________________________
                                   Signature

                                   _____________________________________
                                   Print or Type Name

        Received by Employer:

                                   _____________________________________
                                   Signature

                                   _____________________________________
                                   Date

                                                                 EXHIBIT 10(cv)

                      HAMILTON BEACH/PROCTOR-SILEX, INC.
                      ANNUAL INCENTIVE COMPENSATION PLAN

GENERAL

Hamilton Beach*Proctor-Silex, Inc. (the "Company") has established an Annual Incentive Compensation Plan (the "Plan") as part of a competitive compensation program for the Officers and key management employees of the Company and its Subsidiaries.

PLAN OBJECTIVES

The Company desires to attract and retain talented employees to enable the company to meet its financial and business objectives. The objectives of the Plan is to provide an opportunity to earn annual incentive compensation to those employees whose performance has a significant impact on the Company's short-term and long-term profitability.

ADMINISTRATION AND PARTICIPATION

The Plan is administered by the Nominating, Organization and Compensation Committee of the Board of Directors of the Company (the "Committee"). The
Committee:

         a.      May amend, modify, or discontinue the Plan.

         b. Will approve participation in the Plan. Generally, participants will include all employees in Hay Salary Job Grades 14 and above. Employees who voluntarily terminate their employment prior to year-end are not entitled to an award, and employees joining the Company after August of any year will not be entitled to an award. However, the Committee may select any employee who has contributed significantly to the Company's profitability to participate in the Plan and receive an annual incentive compensation award.

         c. Will determine the annual performance criteria which generates the incentive compensation pool.

         d. Will determine the total amount of both the target and actual incentive compensation pool.

         e. Will approve individual incentive compensation awards to Officers and employees above Hay Salary Job Grade 17.

         f. May delegate to the Chief Executive Officer of the Company the power to approve incentive compensation awards to employees in and below Hay Salary Job Grade 17.

         g. May consider at the end of each year the award of a discretionary bonus amount to non-participants as an addition to the regular incentive compensation pool on a special one-time basis to motivate individuals not eligible to participate in the Plan.

         h. May approve a pro rata incentive compensation award for participants in the Plan whose employment is terminated (1) due to death, disability, retirement or facility closure, such award to be determined pursuant to the provisions of subparagraphs e. and f. above or (2) under other circumstances at the recommendations of the Chief Executive Officer of the Company.

DETERMINATION OF CORPORATE INCENTIVE COMPENSATION POOL

Each participant in the Plan will have an individual target incentive compensation percentage which is determined by the participant's Salary Job Grade. This percentage is multiplied by the midpoint of the participant's Salary Job Grade to determine his individual target incentive compensation award. The total of the target incentive compensation awards of all participants equals the target corporate incentive compensation pool (the "Target Pool"). The Target Pool is approved each year by the Committee.

The actual corporate incentive compensation pool (the "Actual Pool") is determined at the end of each year based on the Company's actual performance against specific criteria established in the beginning of the year by the Committee. The Target Pool is adjusted upwards or downwards by corporate performance adjustment factor to determine the Actual Pool. In no event will the Actual Pool exceed 150% of the Target Pool, except to the extent that the Committee elects to increase the Actual Pool by up to 10%, as described below.

It is the intent of the Plan that the Actual Pool, as determined above, will be the final total corporate incentive compensation pool. However, the Committee, in it sole discretion, may increase or decrease by up to 10% the Actual Pool or may approve an incentive compensation pool where there would normally be no pool due to Company performance which is below the criteria established for the year.

The Actual and Target Pools exclude commission personnel as salespersons, regional general manager and manufacturing representatives.

DETERMINATION OF INDIVIDUAL INCENTIVE COMPENSATION AWARDS

Salary Job Grades and the corresponding target incentive percentage for each participant in the Plan will be established at the beginning of each year and approve by the Committee. Individual target incentive compensation will then be adjusted by the appropriate pool factor. Such adjusted individual incentive compensation will then be further modified based on a participant's performance as compared to his individual goals for the year. The total of all individual incentive compensation awards must not exceed the Actual Pool for the year.

                                                               EXHIBIT 10(cxiii)

                                WAIVER AGREEMENT

        WAIVER AGREEMENT dated as of January 12, 1996 between Hamilton Beach*Proctor-Silex, Inc. (the "Company"), Proctor-Silex Canada Inc.("PSC"), each other Obligor, The Chase Manhattan Bank (National Association), as U.S. Agent under the Credit Agreement referred to below (the "U.S. Agent"), and The Chase Manhattan Bank of Canada, as Canadian Agent under the Credit Agreement referred to below (the "Canadian Agent", and together with the U.S. Agent, the "Agents").

        Reference is made to the Second Amended and Restated Credit Agreement dated as of October 11,1990, amended and restated as of April 18, 1995 (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement") among the Company, PSC, certain banks (the "Banks") and the Agents. Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

        The Company, PSC and PSM have informed the Agents that the Company has formed a new subsidiary, HBPS El Paso, Inc., incorporated in the State of Delaware ("HBPS"), that has acquired certain assets of Southern Tech Plastics Products, Inc., including the stock of Plasticos SoTec SA de C.V., a Mexican company ("SoTec"). By definition, HBPS will be a Material Subsidiary for purposes of the Credit Agreement. Pursuant to Section 9.27(a) of the Agreement, the Company must pledge to the U.S. Agent, for the benefit of the Banks, 100% of its interest in HBPS, and, pursuant to Section 9.27(b) of the Credit Agreement, HBPS must become a Guarantor. Section 9.27(b) of the Credit Agreement also requires HBPS to grant to the U.S. Agent, a Lien upon all of its assets, including 66% of its interest in SoTec.

        The Company, PSC and PSM have requested that the Agents (acting with the consent of the Majority Banks) waive the requirements of Section 9.27(b) solely with respect to the grant by HBPS to the U.S. Agent of a Lien upon its assets, other than 66% of the stock of SoTec which will be pledged. Accordingly, the parties hereto agree as follows:

        Section 1. WAIVER. Upon the execution and delivery hereof by the Company, PSC, PSM and each Obligor, the Agents (acting with the consent of the Majority Banks) hereby waive the requirements of Section 9.27(b) solely with respect to the grant by HBPS to the U.S. Agent of a Lien upon its assets, other than 66% of the stock of SoTec which will be pledged.

        Section 2. CREDIT AGREEMENT OTHERWISE UNCHANGED. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.

        Section 3. COUNTERPARTS. This waiver Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute on and the same instrument, and any of the parties hereto may execute this Waiver Agreement by signing any such counterpart.

        Section 4. GOVERNING LAW. This Waiver Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

 IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed as of the day and year first above written.

                                HAMILTON BEACH/PROCTOR-SILEX, INC.

                                By  /s/ James H. Taylor
                                  -------------------------------------
                                        Title:  Vice President, Treasurer

                                PROCTOR-SILEX CANADA INC.

                                By  /s/ James H. Taylor
                                  -------------------------------------
                                        Title:  Treasurer

                                PROCTOR-SILEX S.A. DE C.V.

                                By  /s/ James H. Taylor
                                  -------------------------------------
                                        Title:  Sole Administrator

                                THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION),
                                     as U.S. Agent

                                By  /s/ Carol A. Ulmer
                                  -------------------------------------
                                        Title:  Vice President

                                THE CHASE MANHATTAN BANK
                                      OF CANADA, as Canadian Agent

                                By  /s/ Tim Wilson
                                  -------------------------------------
                                        Title:  Vice President

                                                           EXHIBIT 10(cxiv)





                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                           PROCTOR-SILEX CANADA INC.

                                  as Borrowers


                             ---------------------


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                          Dated as of October 11, 1990

                   Amended and Restated as of April 18, 1995


                             ---------------------


                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
                                 as U.S. Agent


                       THE CHASE MANHATTAN BANK OF CANADA
                               as Canadian Agent

                                                        TABLE OF CONTENTS

                                                                                                              Page
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 1.  DEFINITIONS AND ACCOUNTING AND COMPUTATIONAL
            MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  1.02  Accounting Terms and Determination; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  1.03  Certain Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 2.  COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  2.01  Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.02  Borrowings of Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.03  Changes of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.04  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.05  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.06  Several Obligations; Remedies Independent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.07  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.08  Conversion or Continuation of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  2.09  Extension of Revolving Credit Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 3.  REPAYMENT OF PRINCIPAL; INTEREST; PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . .

  3.01  Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  3.02  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  3.03  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 4.  PAYMENTS; PRO RATA TREATMENT;
            COMPUTATIONS; ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  4.01  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.02  Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.03  Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.05  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.06  Non-Receipt of Funds by the Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.07  Sharing of Payments; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 5.  YIELD PROTECTION; ILLEGALITY; FOREIGN TAXES . . . . . . . . . . . . . . . . . . . . . . . . . .

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  5.01  Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.02  Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.03  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.04  Certain Conversions Pursuant to Sections 5.01
              and 5.03  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.05  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  5.06  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 6.  GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  6.01  Unconditional Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.02  Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.03  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.04  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.05  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.06  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.07  Joint and Several Obligations, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  6.08  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 7.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  7.01  Amendment Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  7.02  [Intentionally omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  7.03  Initial and All Subsequent Extensions of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 8.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  8.01  Corporate and Legal Existence and Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.02  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.03  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.05  Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.06  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.07  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.10  Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.11  Subsidiaries, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.12  Legal Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.13  Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.14  Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

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  8.15  Public Utility Holding Company Act; Investment
             Company Act   . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .
  8.16  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  8.17  Product Recall Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 9.  COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  9.01  Financial Statements and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.02  Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.03  Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.04  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.05  [Intentionally omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.06  [Intentionally omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.07  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.08  Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.09  Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.10  Independent Obligations of PSC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.11  [Intentionally omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.12  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.13  Limitation on Consolidation, Merger,
              Acquisitions and Dispositions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.14  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.15  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.16  Majority Interest Debt and Minority Interest
              Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.17  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.18  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.19  [Intentionally omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.20  Type of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.21  Hedging Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.22  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.23  Additional Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.24  Certain Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.25  [Intentionally omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.26  Subsidiary Dividend Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.27  Material Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  9.28  [Intentionally omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 10.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 11.  THE AGENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





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  11.01  Appointment, Powers and Immunities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.02  Reliance by Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.03  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.04  Rights as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.05  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.06  Non-Reliance on Agents and other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.07  Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  11.08  Resignation or Removal of Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .

Section 12.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .

  12.01  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.02  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.03  Expenses; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.04  Amendments; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.05  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.06  Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.08  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.10  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.11  Jurisdiction and Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.12  Waiver of Sovereign Immunity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.13  Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.14  Acknowledgment of Legal Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.15  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
  12.16  WAIVER OF TRIAL BY JURY  . . . . . .  . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                      (iv)

                             SCHEDULES AND EXHIBITS
                             ----------------------

                  [Schedules and Exhibits not attached to this
              document are the Schedules and Exhibits attached to
                the Original Credit Agreement referred to below]

Schedule I  - List of Commitments and Applicable Lending
                Offices
Schedule II   - List of Subsidiaries
Schedule III  - List of Certain Agreements
Schedule IV   - List of Existing Liens
Schedule V    - List of Inventory
Schedule VI   - Litigation
Schedule VII  - [Intentionally omitted]
Schedule VIII - List of Product Recall Events
Schedule IX   - [Intentionally omitted]
Schedule X    - Hazardous Materials
Schedule XI   - Consents

EXHIBIT A-1   - Form of Money Market Note
EXHIBIT A-2   - Form of Series A R/C Note
EXHIBIT A-3   - Form of Series B R/C Note
EXHIBIT A-4   - Form of Letter of Credit Note
EXHIBIT B-1   - Forms of Pledge Agreements
EXHIBIT B-2   - Form of U.S. Security Agreement
EXHIBIT B-3   - Form of U.S. Patents Assignment
EXHIBIT B-4   - Form of Government Contract Assignment
EXHIBIT B-5   - Form of Mortgage/Leasehold Mortgage
EXHIBIT B-6   - Form of Mortgage Amendment
EXHIBIT C-1   - Form of Section 178 Assignment
EXHIBIT C-2   - Form of General Security Agreement
EXHIBIT C-3   - Form of Renewal Agreement
                  [Quebec]
EXHIBIT C-4   - Form of General Assignment of Book Debts
                  [British Columbia]
EXHIBIT C-5   - Form of Undertaking Re: Location of Accounts
                  Receivable
EXHIBIT D-1   - Form of NACCO Supplemental Agreement
EXHIBIT D-2   - Form of Housewares Supplemental Agreement
EXHIBIT D-3   - Form of Glen Dimplex Supplemental Agreement
EXHIBIT D-4   - Form of Glen Electric Supplemental Agreement





                                      (v)

EXHIBIT D-5   - Form of Precis Supplemental Agreement
EXHIBIT D-6   - Form of Holdings Supplemental Agreement
EXHIBIT D-7   - Forms of Affiliate Supplemental Agreements
EXHIBIT D-8   - Form of Housewares Pledge Agreement
EXHIBIT D-9   - Form of Precis Pledge Agreement
EXHIBIT D-10  - Form of Holdings Pledge Agreement
EXHIBIT D-11  - Form of Precis Override Agreement
EXHIBIT D-12  - Form of Override Agreement
EXHIBIT E     - Form of Process Agent Letter
EXHIBIT F     - Form of Acknowledgement Letter
EXHIBIT G     - Form of Compliance Certificate
EXHIBIT H-1   - Form of Money Market Quote Request
EXHIBIT H-2   - Form of Money Market Quote
EXHIBIT I-1   - [Intentionally omitted]
EXHIBIT I-2   - [Intentionally omitted]
EXHIBIT I-3   - [Intentionally omitted]
EXHIBIT I-4   - [Intentionally omitted]
EXHIBIT I-5   - [Intentionally omitted]
EXHIBIT I-6   - Form of Opinion of Counsel to PSC
EXHIBIT I-7   - [Intentionally omitted]
EXHIBIT I-8   - [Intentionally omitted]
EXHIBIT I-9   - Form of Opinion of General Counsel of the
                   Company
EXHIBIT J     - [Intentionally omitted]
EXHIBIT K     - Form of Opinion of Special New York Counsel
                  to the Banks and the Agents
EXHIBIT L     - Form of Reconciliation Statement
EXHIBIT M     - Form of Parent Advance Statement
EXHIBIT N     - [Intentionally omitted]





                                      (vi)

   SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 11, 1990, amended and restated as of April 18, 1995 among: HAMILTON BEACH/PROCTOR-SILEX, INC. (the "COMPANY"), a corporation duly organized and validly existing under the laws of the State of Delaware; PROCTOR-SILEX CANADA INC. ("PSC"), a corporation duly organized and validly existing under the laws of the Province of Ontario, Canada, and a Wholly-Owned Subsidiary (as hereinafter defined) of the Company; PROCTOR-SILEX S.A. DE C.V. ("PSM"), a corporation duly organized and validly existing under the laws of Mexico and a 99.2%-owned Subsidiary (as hereinafter defined) of the Company; each of the banks or other financial institutions that is a signatory hereto (individually, a "Bank" and, collectively, the "BANKS"); THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as United States agent for the Banks (such agent in such capacity, together with its successors in such capacity, the "U.S. AGENT") and THE CHASE MANHATTAN BANK OF CANADA, as Canadian agent for the Banks (such agent in such capacity, together with its successors in such capacity, the "CANADIAN AGENT" and, together with the U.S. Agent, the "AGENTS").

   The Company, PSC, PSM, the Banks and the Agents are party to an Amended and Restated Credit Agreement dated as of October 11, 1990 and amended and restated as of May 10, 1994 (as in effect immediately prior to the Amendment Effective Date referred to below, the "ORIGINAL CREDIT AGREEMENT"). The Company, PSC and PSM have requested that the Banks and the Agents agree to amend and restate the Original Credit Agreement, and the Banks and the Agents are willing to amend and restate the Original Credit Agreement, all on the terms and conditions hereinafter set forth.

   Accordingly, the parties hereto agree to amend and restate the Original Credit Agreement so that, as amended and restated, it reads, subject to Section
1.01 hereof, in its entirety as provided herein.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   Section 1.  DEFINITIONS AND ACCOUNTING AND COMPUTATIONAL MATTERS.
               ----------------------------------------------------
   1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company and/or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise; (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors; or (iii) directly or indirectly acquires control of a 5% or more partnership or other ownership interest in any partnership, joint venture or joint adventure.

                "ACQUISITION PERIOD" shall mean, with respect to each fiscal year of the Company commencing with the fiscal year of the Company ending December 31, 1995, the period from and including the first day of the Restricted Payments Period occurring in such fiscal year to but excluding the first day of the Restricted Payment Period occurring in the fiscal year of the Company immediately following such fiscal year.

                "ADDITIONAL SUPPLEMENTAL AGREEMENTS" shall have the meaning assigned to that term in Section 1 of the Override Agreement.

                "ADDITIONAL SUPPLEMENTAL SECURITY DOCUMENTS" SHALL HAVE THE meaning assigned to that term in Section 1 of the Override Agreement.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                "ADJUSTED CASH FLOW" shall mean, for any period, for any Person and its Subsidiaries the amount equal to: (i) Cash Flow for such period MINUS (ii) depreciation for such period determined on a consolidated basis in accordance with GAAP.

                "AFFILIATe" shall mean, with respect to any Person, any other Person or group of affiliated Persons directly or indirectly controlling (including, without limitation, all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management or policies of such corporation, whether through the ownership of voting securities, by contract or otherwise, provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing: (a) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person and (b) the Company and the Subsidiaries shall be deemed not to be Affiliates of each other.

                "AFFILIATE SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibits D-7-1 or D-7-2 hereto, as applicable, entered into by a Subsidiary of a Majority Interest Party or a Minority Interest Party, as at any time amended or otherwise modified.

                "AGGREGATE OUTSTANDING OBLIGATIONS" shall mean the sum of (1) the aggregate principal amount of all Revolving Credit Loans PLUS (2) the aggregate amount of all





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         Outstanding Letter of Credit Liabilities of all of the Banks PLUS (3) the aggregate principal amount of all Money Market Loans.

                "AMENDMENT EFFECTIVE DATE" shall mean the date on which all of the conditions set forth in Section 7 hereof shall have been satisfied or waived by the Banks and the Agents.

                "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each type of Loan or participations in Letter of Credit Liabilities, the Lending Office of such Bank designated for such type of Loan or participations in Letter of Credit Liabilities on Schedule I hereto or such other office of such Bank as such Bank may from time to time specify to the Agents and the Company as the office at which its Loans of such type or participations in Letter of Credit Liabilities are to be made and maintained.

                "APPLICABLE MARGIN" shall mean, with respect to each type of Loan, letter of credit fees and facility fees, for the fiscal quarter commencing immediately following the delivery of a Compliance Certificate pursuant to the last sentence of Section 9.01 hereof, the percentage per annum set forth in the schedule immediately below opposite the Interest Coverage Ratio as at the last day of the Computation Period of the Company covered by such Compliance
         Certificate:

         I. Loans

                                        Applicable Margin
                               Canadian                  Canadian
     Interest       Base Rate  Floating     Eurodollar   Discount
  Coverage Ratio      Loans    Rate Loans     Loans     Rate Loans
  --------------    ---------  ----------   ----------  ----------
  Level I Period        .00%      0.00%         0.2750%    .2750%
  Level II Period       .00%      0.00%         0.3125%    .3125%
  Level III Period      .00%      0.00%         0.3750%    .3750%
  Level IV Period       .00%      0.00%         0.4375%    .4375%
  Level V Period        .00%      0.00%         0.6250%    .6250%





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

  [S]                   [C]       [C]           [C]        [C]
  Level VI Period       .25%      0.25%         0.7500%    .7500%

  II.  Fees
       ----

     Interest         Letter of     Facility
  Coverage Ratio     Credit Fees      Fees
  --------------     -----------   ----------
  Level I Period      .1500%        .1500%
  Level II Period     .1875%        .1875%
  Level III Period    .2500%        .2500%
  Level IV Period     .2500%        .3125%
  Level V Period      .2500%        .3750%
  Level VI Period     .2500%        .5000%

provided that, if the Company shall fail to deliver the financial statements and the accompanying Compliance Certificate within the time periods specified in
Section 9.01 hereof, the Applicable Margin shall be at the numerical Level one higher than the current Level (or, if the current Level is Level VI Period, Level VI Period) for the fiscal quarter commencing immediately following the date by which such Compliance Certificate should have been so delivered. Prior to the delivery of the first Compliance Certificate required to be delivered after the Amendment Effective Date pursuant to the last paragraph of Section
9.01 hereof, the Applicable Margin shall be determined by reference to the Compliance Certificate delivered pursuant to Section 7.01(e)(ii) hereof.

        "APPLICATION" shall mean, with respect to Casualty Insurance Proceeds or Disposition Proceeds, for any Computation Period, the application thereof by the Company or the Subsidiary receiving such Casualty Insurance Proceeds or Disposition Proceeds (by payment during such Computation Period or execution of a bona fide contract during such Computation Period which may provide for payment in the future) to the purchase price of an asset intended to replace, or (in the case of Casualty Insurance Proceeds only) to the repair of, the asset to which such Casualty





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Insurance Proceeds or Disposition Proceeds relate. The verb "Apply" shall have a correlative meaning.

        "BANK FINANCIAL ACCOMMODATIONS" shall mean (i) Bank Letters of Credit;
(ii) Bank Line Loans; (iii) Interest Rate Protection Arrangements between the Company and any Bank; and (iv) Foreign Currency Hedging Arrangements between the Company and any Bank.

        "BANK FINANCIAL ACCOMMODATION DOCUMENTS" shall mean (i) Bank Letter of Credit Documents; (ii) Bank Line Loan Documents; (iii) Interest Rate Protection Agreements between the Company and any Bank relating to Interest Rate Protection Arrangements; and (iv) Foreign Currency Hedging Agreements between the Company and any Bank.

        "BANK LETTER OF CREDIT DOCUMENTS" shall mean, with rsspect to any Bank Letter of Credit, collectively, such Bank Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor and any other agreements, instruments, guarantees and other documents (whether general in application or applicable solely to such Bank Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations permitted by Section 9.14(l) hereof.

        "BANK LETTER OF CREDIT LIABILITIES" shall mean, at any time, the sum (determined without duplication) of (i) the aggregate outstanding and undrawn maximum face amount of all Bank Letters of Credit PLUS (ii) Bank Letter of Credit Reimbursement Obligations.

        "BANK LETTER OF CREDIT OBLIGATIONS" shall mean, at any time, with respect to any Bank Letter of Credit, Bank Letter of Credit Reimbursement Obligations relating thereto, interest on such Bank Letter of Credit Reimbursement Obligations and all other amounts payable with respect to such Bank Letter of Credit in accordance with the related Bank Letter of Credit Documents.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "BANK LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company then outstanding in respect of Bank Letters of Credit to reimburse the Bank or Banks that issued such Bank Letters of Credit for the amount paid thereby in respect of a drawing or drawings under such Bank Letters of Credit.

        "BANK LETTERS OF CREDIT" shall mean stand-by or performance or trade letters of credit issued by any Bank (other than Letters of Credit issued by the Issuing Bank), and any acceptances created thereunder, for the account of the Company that (i) expire or mature prior to the Revolving Credit Termination Date; (ii) have an original stated face amount not exceeding U.S.$3,000,000; and
(iii) shall be for the purpose of financing purchases of raw materials, finished goods or supplies in the ordinary course of business of the Company and the Subsidiaries or for the purpose of supporting obligations in connection with workmen's compensation obligations of the Company and the Subsidiaries, obligations with respect to insurance programs of the Company and the Subsidiaries and obligations with respect to bid bonds, performance bonds or surety bonds of the Company and the Subsidiaries furnished in the ordinary course of business of the Company and the Subsidiaries. For purposes of this Agreement, "Bank Letters of Credit" shall (i) include any stand-by or performance or trade letter of credit issued by a Bank (other than the Issuing
Bank), and any acceptances created thereunder outstanding on the Closing Date and (ii) exclude any stand-by or performance or trade letter of credit, and any acceptances created thereunder (including, without limitation, any stand-by or performance or trade letter of credit, and any acceptances created thereunder, referred to in clause (i) above in this sentence) issued by any Bank (other than the Issuing Bank) that is the beneficiary of a Letter of Credit in respect of such stand-by or performance or trade letter of credit, and any acceptances created thereunder.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "BANK LINE LOAN DOCUMENTS" shall mean, with respect to any Bank Line Loan, collectively, the agreement governing such Bank Line Loan, any amendments thereto, any documents delivered thereunder, any promissory note evidencing such Bank Line Loan and any other agreements, instruments, guarantees and other documents (whether general in application or applicable solely to such Bank Line
Loan) governing or providing for the rights and obligations of the parties concerned or at risk.

        "BANK LINE LOANS" shall mean loans by any Bank to the Company that (i) are governed by Bank Line Loan Documents that contain covenants and default provisions that are no more onerous than the covenants and default provisions set forth in the Documents (except that such Bank Line Loans may be payable on demand), (ii) are unsecured except pursuant to the Security Documents and the Supplemental Security Documents and except to the extent that bank accounts maintained by the Company with such Bank that are subject to set-off, counterclaim or bankers' liens or similar rights constitute security and (iii) do not constitute Funded Debt.

        "BANKERS ACCEPTANCES" shall mean bankers acceptances drawn by third parties and accepted by the Canadian Reference Bank for terms of 30, 60, 90 or 180 days, as the case may be.

        "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for such day PLUS 1/2 of 1% per annum or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate (or any component thereof) shall take effect at the time of such change in the Base Rate.

        "BASE RATE LOANS" shall mean Revolving Credit Loans which, at the time, pursuant to the terms of this Agreement, bear interest at rates based upon the Base Rate.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified or supplemented and in effect from time to time or any replacement thereof.

        "BOND LETTERS OF CREDIT" shall mean any performance letter of credit in the form customarily used by the Issuing Bank at the time for transactions of the type involved issued by the Issuing Bank for the account of the Company that meets the requirements set forth in Section 2.01(II) hereof (including, without limitation, Section 2.01(II)(a) hereof).

        "BORROWERS" shall mean the Company and PSC.

        "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York, New York and with respect to Canadian Dollar Loans, Toronto, Ontario, Canada and, with respect to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion or Continuation of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan, or a notice by the Company with respect to any of the foregoing, which is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market and, with respect to determinations of the Canadian Dollar Spot Rate and the U.S. Dollar Spot Rate, which is also a day on which dealings in foreign currency are carried out in the London foreign exchange market.

        "CANADIAN CASH COLLATERAL ACCOUNT" shall have the meaning assigned to that term in Section 2.10 of the General Security Agreement referred to in clause (ii) of the definition of "Canadian Security Documents" in this Section 1.01.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "CANADIAN DISCOUNT RATE" shall mean, with respect to Canadian Discount Rate Loans, the discount rate (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto office of the Canadian Reference Bank at 10:00 a.m. (Toronto time) on the Canadian Discount Borrowing Date as the discount rate the Canadian Reference Bank would, in the normal course of its business, purchase on such date Bankers Acceptances having a term comparable to the Interest Period for such Canadian Discount Rate Loan and having an aggregate face amount equal to CAN$1,000,000.

        "CANADIAN DISCOUNT RATE LOANS" shall mean Loans the interest rates on which are at the time determined on the basis of the Canadian Discount Rate.

        "CANADIAN DISCOUNT BORROWING DATE" shall mean the date of borrowing of Canadian Discount Rate Loans designated by the Borrower pursuant to Section 4.05 hereof.

        "CANADIAN DOLLAR BANKS" shall mean those Banks listed on Schedule I hereto under the heading "Canadian Dollar Banks" and any other Bank that may from time to time hold Canadian Dollar Loans.

        "CANADIAN DOLLAR EQUIVALENT" shall mean, on any day, and with respect to any amount of U.S. Dollars, the amount of Canadian Dollars purchasable with such amount of U.S. Dollars for delivery on such day, at the Canadian Dollar Spot Rate in effect two Business Days before such day.

        "CANADIAN DOLLAR LOANS" shall have the meaning assigned to that term in
Section 2.01(I)(b)(ii).

        "CANADIAN DOLLAR SPOT RATE" shall mean, on any day, the rate of exchange for the purchase by the London Branch of Canadian Dollars with U.S. Dollars in the commercial bank foreign exchange market in London for delivery two Business Days after such day, quoted by the London Branch at approximately 4:00 p.m. London time on such day (or the next preceding Business Day, if such day is not a Business Day).





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "CANADIAN DOLLARS" and "CAN$" shall mean lawful money of Canada.

        "CANADIAN FLOATING RATE" shall mean, with respect to any Canadian Dollar Loan, for any day, the rate of interest from time to time announced by Chase Canada at the Canadian Office as its prime commercial lending rate for such day. Each change in any interest rate provided for herein based upon the Canadian Floating Rate shall take effect at the time of such change in the Canadian Floating Rate.

        "CANADIAN FLOATING RATE LOAN" shall mean Canadian Dollar Loans, the interest rates on which are at the time determined on the basis of the Canadian Floating Rate.

        "CANADIAN OFFICE" shall mean the principal Toronto office of the Canadian Agent and Chase Canada, presently located at 150 King Street West, Toronto, Ontario M5H 1J9, Canada.

        "CANADIAN REFERENCE BANK" shall mean Chase Canada.

        "CANADIAN SECURITY DOCUMENTS" shall mean (i) a General Assignment under
Section 427 of the Bank Act (Canada) (formerly Section 178(1)(a), (b), (c) or
(e) of the Bank Act (Canada)) in substantially the form of Exhibit C-1 hereto;
(ii) a General Security Agreement in substantially the form of Exhibit C-2, hereto; (iii) a General Assignment for Quebec; (iv) a General Assignment of Book Debts for the Province of British Columbia in substantially the form of Exhibit C-4 hereto; and (v) an Undertaking with respect to the location of accounts receivable in substantially the form of Exhibit C-5 hereto, each entered into by PSC, as each may at any time be amended or otherwise modified.

        "CAPITAL EXPENDITURES" shall mean expenditures for fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) and





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT any such other expenditures required to be capitalized under GAAP.

        "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to that term in Section 4.C of the Security Agreement.

        "CASH FLOW" shall mean, for any period, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP: (i) income before taxes for such period MINUS (ii) equity earnings of unconsolidated Subsidiaries and Affiliates for such period (or PLUS equity losses of unconsolidated Subsidiaries and Affiliates for such period, as the case may be) PLUS (iii) to the extent not included in clause (vi) below, the amount by which (x) non-cash charges in connection with transactions involving charges to income of $1,000,000 or more in any individual transaction and classified as long-term deferrals in accordance with GAAP for such period exceed
(y) cash charges for such period relating to non-cash charges of the type referred to in clause (iii)(x) of this definition and included in the computation of "Cash Flow" for any previous period (or MINUS the amount by which the cash charges described in the immediately preceding clause (iii)(y) exceed the non-cash charges described in the immediately preceding clause (iii)(x)) PLUS (iv) Interest Expense for such period PLUS (v) depreciation and amortization for such period PLUS (vi) with respect to any period that "Cash Flow" is computed by reference to financial statements relating to any fiscal





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT period ending on or before December 31, 1993, the amount specified opposite "Other, Net Items" on the financial statements of such Person and its Subsidiaries.

        "CASUALTY INSURANCE PROCEEDS" shall mean, with respect to any fixed assets, plant or equipment of the Company or any Subsidiary, casualty insurance proceeds received by the Company or such Subsidiary in connection with damage to, or destruction of, the same.

        "CERCLA" shall have the meaning assigned to that term in Section 8.16 hereof.

        "CERCLIS" shall have the meaning assigned to that term in Section 8.16 hereof.

        "CHASE" shall mean The Chase Manhattan Bank (National Association).

        "CHASE CANADA" shall mean The Chase Manhattan Bank of Canada.

        "CLEAN-DOWN LIMIT" shall mean, with respect to each day of any Clean-Down Period, the excess (if any) of (i) (a) U.S.$80,000,000 (for the Initial Clean-Down Period) and $75,000,000 (for each subsequent Clean-Down Period) PLUS (b) the amount of the Holdings Dividend OVER (ii) the sum of (a) the aggregate amount of the reductions in excess of $5,000,000 of the Revolving Credit Commitments pursuant to Section 2.03 hereof PLUS (b) the aggregate amount of the reductions of the Revolving Credit Commitments pursuant to Section 3.03(c) hereof.

        "CLEAN-DOWN PARENT ADVANCES" shall mean, with respect to each day of any Clean-Down Period, the amount of Parent Advances equal to (i) the amount of (a) the outstanding principal amount of the Revolving Credit Loans on such day PLUS
(b) the outstanding principal amount of the Parent Advances on such day MINUS
(ii) the amount of the Clean-Down Limit in effect on such day.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "CLEAN-DOWN PERIOD" shall mean a period of 30 consecutive days commencing on any day during (i) the first fiscal quarter in the fiscal year of the Company ending December 31, 1995 (the "INITIAL CLEAN-DOWN PERIOD") and (ii) the first fiscal quarter in each fiscal year of the Company thereafter, in each case as specified by the Company in writing to the Agents and the Banks; provided that the last day of the Clean- Down Period must occur prior to the last Business Day of such first fiscal quarter.

        "CLOSING DATE" shall mean October 11, 1990.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "COMMERCIAL LETTERS OF CREDIT" shall mean any sight or standby letter of credit in the form customarily used by the Issuing Bank at the time for transactions of the type involved issued by the Issuing Bank for the account of the Company that meets the requirements set forth in Section 2.01(II) hereof (including, without limitation, Section 2.01(II)(a) hereof).

        "COMPLIANCE CERTIFICATE" shall have the meaning assigned to that term in the last paragraph of Section 9.01 hereof.

        "COMPUTATION PERIOD" shall mean the period of four consecutive complete fiscal quarters of the Company ending on, or most recently ended prior to, any date of determination.

        "CONFIRMATION AGREEMENT" shall mean the Confirmation Agreement dated as of May 10, 1994 among the Company, Housewares, Precis, Holdings, PSC, NACCO, Glen Dimplex, Glen Electric, the Agents and the Canadian Dollar Banks, in substantially the form of Exhibit N hereto, as the same may be amended, supplemented and in effect from time to time.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "CONTINGENT EVENT" shall mean that the following event shall occur and be continuing: Net Worth of the Company shall not exceed the level therefor established in Section 9.09 hereof by more than U.S.$100,000 AND the Company (or NACCO) shall have obtained a ruling from the Internal Revenue Service to the effect that (or Section 956 of the Code (or the regulations thereunder) shall be modified with the effect that) neither PSC nor PSM will, as a result of its agreement to undertake the obligations set forth in Section 6.01(a) hereof (without regard to Section 6.01(b) hereof), be considered to hold or to have acquired any obligation of a United States person within the meaning of Section 956(c) of the Code, until such time, if ever, as the Net Worth of the Company shall not exceed the level therefor established in Section 9.09 hereof by more than U.S.$100,000.

        "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation of a Eurodollar Loan or Canadian Discount Rate Loan from one Interest Period to the next Interest Period.

        "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of Revolving Credit Loans of one type into Revolving Credit Loans of another type, which may be accompanied by the transfer by a Bank (in its sole discretion) of the booking location of a Revolving Credit Loan from one Applicable Lending Office to another.

        "CORPORATION" shall mean (i) any Obligor and any Subsidiary of any Obligor and (ii) NACCO.

        "CPSC" shall mean the United States Consumer Product Safety Commission or any successor thereto.

        "DATE OF THIS AGREEMENT" and "DATE HEREOF" shall mean October 11, 1990.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "DEBT SERVICE" shall mean, for any period, the sum of (i) all Interest Expense of the Company for such period PLUS (ii) all payments of principal of Funded Debt (including, without limitation, the Loans) required to be made during such period (determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP) and which cannot be reborrowed (as Loans of the same type or Series in the case of Loans) under the governing instruments with respect to such Indebtedness (including, without limitation, imputed principal payments on Capital Lease Obligations determined in accordance with GAAP and prepayments required to be made in conjunction with a regularly scheduled reduction in a creditor's commitment to lend).

        "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

        "DISPOSITION PROCEEDS" shall mean, with respect to any asset Disposed of by the Company or any Subsidiary (other than Dispositions permitted by Section 9.13(c) hereof), cash proceeds received by the Company or such Subsidiary (net of expenses and taxes directly attributable to such Disposition borne by the Company or such Subsidiary).

        "DISPOSITIONS" shall mean any sale, assignment, lease, transfer or other disposition of any asset of the Company or a Subsidiary (other than Inventory in the ordinary course of business). The verb "Dispose" shall have a correlative meaning.

        "DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, the Holdings Documents, the Majority Interest Documents, the Minority Interest Documents and each of the other agreements, instruments or documents contemplated by or referred to in this Agreement.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "ENVIRONMENTAL LAW" means any and all federal, state, provincial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, guidelines, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA AFFILIATE" shall mean, with respect to any Person, any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or is under common control (within the meaning of Section 414(c) of the Code) with such Person. Unless the context otherwise requires, references in this Agreement to an "ERISA Affiliate" shall be deemed to be references to an ERISA Affiliate of the Company.

        "EURODOLLAR LOANS" shall mean Revolving Credit Loans the interest rates on which are at the time determined on the basis of the Fixed Base Rate.

        "EVENT OF DEFAULT" shall have the meaning assigned to that term in
Section 10 hereof.

        "EXISTING ALCOA STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement dated as of September 27, 1982 between Aluminum Corporation of America and Wesray Products, Inc. (a predecessor of the Company as successor to Proctor-Silex), together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

        "EXISTING ALTOONA PURCHASE AND SALE AGREEMENT" shall mean the Contract for the Purchase and Sale of Real Estate executed as of the 26th day of June, 1990 between the Company (as successor to Proctor-Silex) and Northern Chatham





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Bedding Company, Inc., together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

        "EXISTING HAMILTON BEACH ACQUISITION DOCUMENTS" shall mean the Stock Purchase Agreement dated October 7, 1986 between the Company (as successor to HB Holdings Corporation) and Scovill, Inc., together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

        "EXISTING PROCTOR-SILEX ACQUISITION DOCUMENTS" shall mean the Agreement of Merger among NACCO, Housewares and the Company (as successor to Proctor-Silex), together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

        "EXISTING WEAREVER PURCHASE AND SALE AGREEMENT" shall mean the Agreement of Purchase and Sale dated as of January 30, 1989 by and between the Company (as successor to Proctor-Silex) and Anchor Hocking Corporation, together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

        "FAS 109" shall mean Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, issued February 1992.

        "FEDERAL BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, as the same may be further amended, and any other applicable law with respect to bankruptcy, insolvency or reorganization that is successor thereto.

        "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the U.S. Agent.

        "FEE MORTGAGE" shall mean an Indenture of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing in substantially the form of Exhibit B-5 hereto (or otherwise satisfactory to the U.S. Agent), entered into by the Company covering, among other things, real property of the Company located in Collierville, Tennessee, as amended by Amendment No. 1 thereto in substantially the form of Exhibit B-6 hereto, as at any time further amended, extended or otherwise modified or replaced.

        "FIXED BASE RATE" shall mean, with respect to an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, the arithmetic mean, as determined by the U.S. Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each of the Reference Banks and notified to the U.S. Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of U.S. Dollars for deposit for a term comparable to such Interest Period and in an amount, in the case of Eurodollar Loans, comparable to the aggregate principal amount of the Eurodollar Loans to be held by such Reference Bank for such Interest Period and, in the case of LIBOR Market Loans, equal to $5,000,000. If any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the U.S. Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the remaining Reference Banks.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "FIXED CHARGES" shall mean, for any period, the sum (computed without duplication) of (i) Net Capital Expenditures made by the Company and its Subsidiaries during such period plus (ii) Debt Service for such period plus
(iii) the provision for Federal, state and foreign income taxes ("SUBJECT INCOME TAXES") provided for on the financial statements of the Company and its Subsidiaries for such period MINUS (iv) provision for Subject Income Taxes (benefit) provided for on the financial statements of the Company and its Subsidiaries for such period.

        "FIXED RATE" shall mean, for any Eurodollar Loan, for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the U.S. Agent to be equal to the Fixed Base Rate for such Loan for such Interest Period DIVIDED BY (1 MINUS the Reserve Requirement) for such Loan for such Interest Period.

        "FIXED RATE LOANS" shall mean Eurodollar Loans and Canadian Discount Rate Loans, and for the purposes of the definition of "Fixed Base Rate" in this
Section 1.01 and in Section 5 hereof, LIBOR Market Loans.

        "FOREIGN CURRENCY HEDGING AGREEMENTS" shall mean, with respect to any Foreign Currency Hedging Arrangement, collectively, the agreement governing such Foreign Currency Hedging Arrangement, any amendments thereto, any documents delivered thereunder and any other instruments, guarantees and other documents (whether general in application or applicable solely to such Foreign Currency Hedging Arrangement) governing or providing for the rights and obligations of the parties concerned or at risk.

        "FOREIGN CURRENCY HEDGING ARRANGEMENTS" shall mean a forward currency purchase agreement or other similar arrangement for the transfer or mitigation of currency fluctuation risk.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "FUNDED DEBT" shall mean all Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness owing to the Company or any of its Subsidiaries) that (a) matures more than one year from the date of its creation or matures within one year of the date of its creation but is renewable or extendable, at the option of the Company or any of its Subsidiaries, to a date more than one year from the date of its creation or (b) arises under a revolving credit or similar agreement that obligates (or, that upon the exercise of an option by the Company or any of its Subsidiaries, would obligate) the lender or lenders thereunder to extend credit during a period of more than one year from the date of its creation.

        "GAAP" shall mean, except where otherwise expressly noted, generally accepted accounting principles in the United States.

        "GENERAL ASSIGNMENT FOR QUEBEC" shall mean the General Assignment of Book Debts for the Province of Quebec dated October 11, 1990 as amended by the Renewal Agreement.

        "GLEN DIMPLEX" shall mean Glen Dimplex, an unlimited corporation organized under the laws of the Republic of Ireland.

        "GLEN DIMPLEX SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibit D-3 hereto entered into by Glen Dimplex, as at any time amended or otherwise modified.

        "GLEN ELECTRIC" shall mean Glen Electric, Ltd., a corporation organized under the laws of Northern Ireland.

        "GLEN ELECTRIC SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibit D-4 hereto entered into by Glen Electric, as at any time amended or otherwise modified.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "GOVERNMENT CONTRACT" shall mean a contract between the Company or a Subsidiary and a government, or an agency or instrumentality or political subdivision thereof, providing for the sale of Inventory or performance of services in the ordinary course of business of the Company or such Subsidiary.

        "GOVERNMENT CONTRACT ASSIGNMENT" shall mean an Assignment of Government Contracts in substantially the form of Exhibit B-4 hereto entered into by the Company, as at any time amended or otherwise modified.

        "GUARANTEE" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of the type described in clauses (i) through (iv) (inclusive) of the definition of "Indebtedness" in this Section 1.01 of any other Person or in any manner providing for the payment of any such Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities, Indebtedness or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

        "GUARANTEED OBLIGATIONS" shall mean (i) with respect to the Company in its capacity as a Guarantor, the principal of, and interest on, each Canadian Dollar Loan and all other amounts (including, without limitation, amounts payable under Sections 5.06 and 12.03 hereof but excluding amounts payable under
Section 6 hereof) whatsoever payable by PSC, PSM or any other Guarantor (other than the Company) under this Agreement, any Security Document or the Series B R/C Notes; (ii) with respect to PSC, the principal of, and interest on, each U.S. Dollar Loan and each Letter of Credit Obligation and all other amounts (including, without limitation, amounts payable under Section 5.06 and 12.03 hereof but excluding amounts payable under Section 6 hereof)





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT whatsoever payable by the Company or any other Guarantor that is a corporate Subsidiary of PSC under this Agreement, any Security Document, any Letter of Credit Document, any Bank Financial Accommodation Document or the Series A R/C Notes or the Letter of Credit Note; (iii) with respect to PSM, the principal of, and interest on, each Loan and each Letter of Credit Obligation and all amounts (including, without limitation, amounts payable under Sections 5.06 and 12.03 hereof) whatsoever payable by the Company or any Guarantor (other than
PSM) under this Agreement, any Security Document, any Letter of Credit Document, any Bank Financial Accommodation Document or any Note; and (iv) with respect to any Guarantor (other than the Company, PSC or PSM), the principal of, and interest on, each Loan and each Letter of Credit Obligation and all other amounts (including, without limitation, amounts payable under Sections
5.06 and 12.03 hereof) whatsoever payable by the Company or any Guarantor (other than such Guarantor) under this Agreement, any Security Document, any Letter of Credit Document, any Bank Financial Accommodation Document or any Note.

        "GUARANTORS" shall mean (i) the Company; (ii) PSC (upon the occurrence of a Contingent Event); (iii) PSM (upon the occurrence of a Contingent Event); and (iv) any Material Subsidiary that becomes a "Guarantor" by operation of
Section 9.27(b) hereof.

        "HAMILTON BEACH" shall mean Hamilton Beach Inc., a Delaware corporation and the predecessor of the Company.

        "HAZARDOUS MATERIALS" shall have the meaning assigned to that term in
Section 8.16 hereof.

        "HOLDINGS" shall mean HB-PS Holding Company, Inc., a Delaware corporation and the holder of 100% of the common stock of the Company.

        "HOLDINGS DIVIDEND" shall mean the dividend in cash made by the Company to Holdings no later than 90 days after





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT the Amendment Effective Date in an amount up to but not exceeding $15,000,000.

        "HOLDINGS DOCUMENTS" shall mean the Holdings Pledge Agreement and the Holdings Supplemental Agreement.

        "HOLDINGS PLEDGE AGREEMENT" shall mean the Pledge Agreement in
substantially   the form of Exhibit D-10 hereto entered into by Holdings, as at any time amended or otherwise modified.

        "HOLDINGS SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibit D-6 hereto entered into by Holdings, as at any time amended or otherwise modified.

        "HOUSEWARES" shall mean Housewares Holding Company, a Delaware corporation and a Wholly-Owned Subsidiary of NACCO.

        "HOUSEWARES PLEDGE AGREEMENT" shall mean the Pledge Agreement in substantially the form of Exhibit D-8 hereto entered into by Housewares, as at any time amended or otherwise modified.

        "HOUSEWARES SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibit D-2 hereto entered into by Housewares, as at any time amended or otherwise modified.

        "INDEBTEDNESS" shall mean, as to any Person: (i) all obligations of such Person for borrowed money (including, without limitation, Intercompany Advances and Parent Advances to such Person) or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business which are not overdue for more than 90 days;
(iii) all Capital Lease Obligations of such Person; (iv) all obligations of such Person, contingent or otherwise, in respect of any letters of credit, bankers'





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT acceptances or surety bonds, bid bonds or performance bonds; and (v) all Indebtedness of the type described in clauses (i) through (iv) (inclusive) above of others secured by a Lien on any asset of such Person or Guaranteed by such Person. As used herein, the term "Indebtedness" shall exclude obligations of the Company with respect to the Interest Rate Protection Arrangements and Foreign Currency Hedging Arrangements.

        "INDEMNITY AGREEMENT" shall mean the Indemnity Agreement dated as of October 11, 1990 by and among Hamilton Beach, Glen Dimplex, Precis and Glen Electric, as at any time amended or otherwise modified.

        "INDIVIDUAL OUTSTANDING OBLIGATIONS" shall mean, with respect to any U.S. Dollar Bank, the sum of (1) the outstanding principal amount of the Series A R/C Loans owing to such Bank at such time PLUS (2) the outstanding principal amount of the Series B R/C Loans owing to the Affiliate of such Bank that is a Canadian Dollar Bank PLUS (3) such Bank's Outstanding Letter of Credit Liabilities.

        "INITIAL CLEAN-DOWN PERIOD" shall have the meaning assigned to such term in the definition of the term Clean-Down Period.

        "INTERCOMPANY ADVANCES" shall mean (i) advances made to a Subsidiary by the Company and (ii) advances to the Company by a Subsidiary.

        "INTERCOMPANY RECEIVABLES" shall mean (i) Receivables payable by the Company to a Subsidiary or (ii) Receivables payable by a Subsidiary to the Company.

        "INTEREST COVERAGE RATIO" shall mean, at any time, for the Company and its Subsidiaries, the ratio of (i) Adjusted Cash Flow for the current Computation Period to (ii) Interest Expense for the current Computation Period.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "INTEREST EXPENSE" shall mean, for any period, for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP, the sum of (i) all interest accrued during such period on Indebtedness of such Person and its Subsidiaries (whether or not paid during such period) PLUS
(ii) the net amounts payable by the Company and the Subsidiaries (or MINUS the net amounts receivable by the Company and the Subsidiaries) under Interest Rate Protection Agreements (whether or not actually paid or received during such period); provided that "Interest Expense" shall exclude to the extent included accrued facility fees payable under Section 2.04(a) hereof and accrued letter of credit fees payable under Section 2.01(II)(a)(4) hereof, in each case for the period of determination.

        "INTEREST PERIOD" shall mean:

        (a) With respect to any Eurodollar Loan, each period commencing on the date such Loan is made or is Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

        (b) With respect to any Canadian Discount Rate Loan, each period commencing on the date such Loan is made or is Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan, and ending on the Business Day 30, 60, 90 or 180 days thereafter, as the Company may select as provided in Section 4.05 hereof.

        (c) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.01(III)(b) hereof; and

        (d) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.01(III)(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Revolving Credit Termination Date, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day; (provided that, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall end on the next preceding Business Day); and (iii) the Company shall select the duration of Interest Periods in such a way so that, notwithstanding clauses (i) and (ii) above, no Interest Period in respect of Eurodollar Loans shall have a duration of less than one month and no Interest Period in respect of Canadian Discount Rate Loans shall have a duration of less than 30 days (and, if any Eurodollar Loans or Canadian Discount Rate Loans would otherwise have an Interest Period of a shorter duration, they shall be Base Rate Loans or Canadian Floating Rate Loans, as the case may be, for the relevant period).

        "INTEREST RATE PROTECTION AGREEMENTS" shall mean, with respect to any Interest Rate Protection Arrangement, collectively, the agreement governing such Interest Rate Protection Arrangement, any amendments thereto, any





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT documents delivered thereunder and any other instruments, guarantees and other documents (whether general in application or applicable solely to such Interest Rate Protection Arrangement) governing or providing for the rights and obligations of the parties concerned or at risk.

        "INTEREST RATE PROTECTION ARRANGEMENTS" shall mean an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

        "INVENTORY" shall mean, with respect to any Person, all inventory (as defined in the Uniform Commercial Code of the State of New York) of such Person, wherever located, now or hereafter existing (including, but not limited to, (i) any specific items or types of inventory set forth on Schedule V hereto; (ii) raw materials and finished goods (but not work in process); (iii) goods in which such Person has an interest in mass or a joint or other interest or right of any kind; and (iv) goods which are returned to or repossessed by such Person) and all accessions thereto and products thereof.

        "INVESTMENT" by the Company or any of the Subsidiaries shall mean:

               (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Company or such Subsidiary for or in connection with any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any Person; and

              (ii) the amount of any advance, loan or extension of credit to any Person by the Company or such Subsidiary (including, without limitation, Intercompany Advances and Intercompany Receivables) but excluding (a) any such advance, loan or extension of credit having a term not exceeding one year made by the





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         Company or such Subsidiary to trade customers of the Company or such Subsidiary (excluding Affiliates of the Company or such Subsidiary in respect of transactions permitted by Section 9.15 hereof) in the ordinary course of the Company's or such Subsidiary's business and (b) advances to employees of the Company or such Subsidiary in the ordinary course of business for the purpose of defraying travel, relocation and business expenses and (without duplication) any such amount committed to be advanced, loaned or extended to any such employee by the Company or such Subsidiary.

        "ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Amendment Effective Date of (i) any capital stock,
(ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants or options), (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries, (iv) any Funded Debt or (b) the receipt by the Company or any of its Subsidiaries after the Amendment Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company or (z) any Parent Advances.

        "ISSUING BANK" shall mean Chase or a Bank serving as Chase's successor in Chase's capacity as issuer of Letters of Credit under Section 2.01(II) hereof.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "LEASEHOLD MORTGAGES" shall mean, an Indenture of Leasehold Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for each of the below listed properties, each in substantially the form of Exhibit B-5 hereto (or otherwise satisfactory to the U.S. Agent), entered into by the Company covering, among other things, leasehold interests of the Company in property located in Glen Allen, Virginia and Washington, North Carolina, each as amended by Amendment No. 1 thereto in substantially the form of Exhibit B-6 hereto, as at any time further amended, extended or otherwise modified or replaced.

        "LETTERS OF CREDIT" shall mean Commercial Letters of Credit, Bond Letters of Credit and Letters of Indemnity.

        "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, such Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable solely to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

        "LETTER OF CREDIT LIABILITIES" shall mean, at any time, the sum (determined without duplication) of (i) the aggregate outstanding and undrawn maximum face amount of all Letters of Credit PLUS (ii) Reimbursement Obligations.

        "LETTER OF CREDIT NOTE" shall have the meaning assigned to that term in
Section 2.07(c) hereof.

        "LETTER OF CREDIT OBLIGATIONS" shall have the meaning assigned to that term in Section 2.01(II)(d) hereof.

        "LETTER OF CREDIT PERCENTAGE" shall mean, with respect to any U.S. Dollar Bank for any Letter of Credit, the quotient (expressed as a percentage) equal to (A) the unused amount of such Bank's Revolving Credit Commitment at the





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT time of the issuance of such Letter of Credit DIVIDED BY (B) the aggregate amount of the unused Revolving Credit Commitments of all U.S. Dollar Banks at the time of the issuance of such Letter of Credit.

        "LETTER OF CREDIT SUBLIMIT" shall mean U.S.$15,000,000.

        "LETTER OF INDEMNITY" shall mean any letter of indemnity in the form customarily used by the Issuing Bank at the time for transactions of the type involved issued by the Issuing Bank for the account of the Company in connection with a transaction under which a Commercial Letter of Credit has been issued.

        "LEVEL" shall mean any of Level I Period, Level II Period, Level III Period, Level IV Period, Level V Period or Level VI Period, as the case may be.

        "LEVEL I PERIOD" shall mean any period during which the Interest Coverage Ratio is greater than or equal to 4.50 to 1.

        "LEVEL II PERIOD" shall mean any period during which the Interest Coverage Ratio is less than 4.50 to 1 but greater than or equal to 3.50 to 1.

        "LEVEL III PERIOD" shall mean any period during which the Interest Coverage Ratio is less than 3.50 to 1 but greater than or equal to 3.0 to 1.

        "LEVEL IV PERIOD" shall mean any period during which the Interest Coverage Ratio is less than 3.0 to 1 but greater than or equal to 2.75 to 1.

        "LEVEL V PERIOD" shall mean any period during which the Interest Coverage Ratio is less than 2.75 to 1 but greater than or equal to 2.50 to 1.

        "LEVEL VI PERIOD" shall mean any period during which the Interest Coverage Ratio is less than 2.50 to 1.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "LEVERAGE RATIO" shall mean, on any day, the ratio of (a) Total Debt of the Company and the Subsidiaries as of such day determined on a consolidated basis in accordance with GAAP TO (b) the sum of (i) Net Worth of the Company PLUS (ii) Total Debt.

        "LIBO MARGIN" shall have the meaning assigned to such term in Section 2.01(III)(c)(ii)(C) hereof.

        "LIBO RATE" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the U.S. Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

        "LIBOR AUCTION" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.01(III) hereof.

        "LIBOR MARKET LOANS" shall mean Money Market Loans interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

        "LIEN" shall mean, with respect to any asset, any mortgage, hypothec, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease or charter in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or filing of like intendment under applicable law) of any jurisdiction.

        "LOANS" shall mean Revolving Credit Loans and Money Market Loans.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "LONDON BRANCH" shall mean the principal London Branch of Chase.

        "MAJORITY BANKS" shall mean, at any time, (i) except as expressly set forth in clause (ii) below, U.S. Dollar Banks having at least 51% of the Revolving Credit Commitments (whether or not utilized) and (ii) for purposes of the last paragraph of Section 10 hereof and at all times after any action specified in said last paragraph of Section 10 has been taken or has occurred, if at the time of application of said paragraph Loans are outstanding, U.S. Dollar Banks holding at least 51% of the aggregate outstanding principal amount of the Loans (solely for which purpose, Loans held by a Canadian Dollar Bank shall be deemed to be held by the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate).

        "MAJORITY INTEREST DEBT" shall mean NACCO Debt (as defined in the NACCO Supplemental Agreement), Housewares Debt (as defined in the Housewares Supplemental Agreement) and Subsidiary Debt (as defined in any Affiliate Supplemental Agreement to which an Affiliate of NACCO is a party).

        "MAJORITY INTEREST DOCUMENTS" shall mean each Supplemental Agreement to which a Majority Interest Party is a party and each Supplemental Security Document to which a Majority Interest Party is a party.

        "MAJORITY INTEREST PARTY" shall mean NACCO, Housewares, each Affiliate of NACCO party to an Affiliate Supplemental Agreement and each holder from time to time of Majority Interest Debt.

        "MANAGEMENT FEE" shall mean a fee to any Affiliate of the Company with respect to administrative and other managerial services performed by such Person for the Company and the Subsidiaries. As used herein, the term "Management Fee" shall exclude reimbursement of out-of-pocket costs and





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT expenses incurred by an Affiliate of the Company on behalf of the Company and the Subsidiaries.

        "MANAGEMENT FINANCIAL FORECASTS" shall mean the financial forecasts prepared by the Company and furnished to the Banks prior to the Amendment Effective Date.

        "MATERIAL SUBSIDIARY" shall mean, with respect to the Company, PSC, PSM and each other Subsidiary of the Company (i) having at any time Net Worth in excess of U.S.$1,000,000 (or a U.S. Dollar Equivalent) or (ii) acquired in accordance with Section 9.13(b) hereof for consideration in excess of U.S.$l,000,000 (or a U.S. Dollar Equivalent).

        "MEXICO" shall mean the United Mexican States.

        "MINORITY INTEREST DEBT" shall mean (i) Glen Dimplex Debt (as defined in the Glen Dimplex Supplemental Agreement); (ii) Precis Debt (as defined in the Precis Supplemental Agreement); (iii) Glen Electric Debt (as defined in the Glen Electric Supplemental Agreement); (iv) Subsidiary Debt (as defined in any Affiliate Supplemental Agreement to which an Affiliate of Glen Dimplex is a party); and (v) with respect to any Minority Interest Party (other than Glen Dimplex, Precis, Glen Electric or any Affiliate of Glen Dimplex party to an Affiliate Supplemental Agreement) all Indebtedness (whether principal or interest) and other obligations from time to time owing by the Company or any of the Subsidiaries to such Minority Interest Party, whether in respect of Parent Advances of such Minority Interest Party or otherwise but shall not include obligations of the Company or any of the Subsidiaries to such Minority Interest Party or any of its Subsidiaries in respect of reimbursement of out-of-pocket costs and expenses incurred on behalf of the Company or any of the Subsidiaries and which do not constitute Indebtedness.

        "MINORITY INTEREST DISPOSITION" shall mean a sale or other transfer by a Minority Interest Party of shares of capital stock of the Company, Holdings or Precis





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                                     - 35 -




contemplated by, and consummated in accordance with the terms and conditions of, Section 2.01 of the Override Agreement.

        "MINORITY INTEREST DOCUMENTS" shall mean each Supplemental Agreement to which a Minority Interest Party is a party and each Supplemental Security Document to which a Minority Interest Party is a party.

        "MINORITY INTEREST PARTY" shall mean (i) prior to the consummation of a Minority Interest Disposition, Glen Dimplex, Glen Electric, Precis, each Affiliate of Glen Dimplex party to an Affiliate Supplemental Agreement and each holder (other than a Majority Interest Party) from time to time of Minority Interest Debt and (ii) after giving effect to a Minority Interest Disposition, such of the Persons described in clause (i) above that continue to be party to a Minority Interest Document and each Successor Minority Interest Party.

        "MONEY MARKET BORROWING" shall have the meaning assigned to such term in
Section 2.01(III)(b) hereof.

        "MONEY MARKET LOAN LIMIT" shall have the meaning assigned to such term in Section 2.01(III)(c)(ii) hereof.

        "MONEY MARKET LOANS" shall mean the loans provided for by Section 2.01(III) hereof.

        "MONEY MARKET NOTES" shall mean the promissory notes provided for by
Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

        "MONEY MARKET QUOTE" shall mean an offer in accordance with Section 2.01(III)(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                                     - 36 -




        "MONEY MARKET QUOTE REQUEST" shall have the meaning assigned to such term in Section 2.01(III)(b) hereof.

        "MORTGAGE AMENDMENT" shall mean Amendment No. 2 to each of the Mortgages, dated as of the Amendment Effective Date, in substantially the form of Exhibit B-6 hereto.

        "MORTGAGES" shall mean the Fee Mortgage and the Leasehold Mortgages.

        "MULTIEMPLOYER PLAN" shall mean with respect to any Person a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA. Unless the context otherwise requires, references in this Agreement to a "Multiemployer Plan" shall be deemed to be to a Multiemployer Plan of the Company.

        "NACCO" shall mean NACCO Industries, Inc., a Delaware corporation.

        "NACCO SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibit D-1 hereto entered into by NACCO, as at any time amended or otherwise modified.

        "NET CAPITAL EXPENDITURES" shall mean, for any period, the sum of (i) Capital Expenditures of the Company and the Subsidiaries during such period MINUS (ii) expenditures from Disposition Proceeds and Casualty Insurance Proceeds by the Company and the Subsidiaries during such period to the extent included in Capital Expenditures.

        "NET CASUALTY INSURANCE PROCEEDS" shall mean, as of the last day of any Computation Period, the portion of Casualty Insurance Proceeds received during the first fiscal quarter of the Company occurring during such Computation Period and not Applied in such Computation Period.

        "NET DISPOSITION PROCEEDS" shall mean, as of the last day of any Computation Period, the portion of Disposition





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                                     - 37 -




Proceeds received during the first fiscal quarter of the Company occurring during such Computation Period and not Applied in such Computation Period.

        "NET WORTH" shall mean, on any date of determination, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP at the last day of the fiscal quarter ending on, or nearest to, such date of determination: (i) the amount of share capital (less cost of treasury shares) PLUS (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit MINUS the amount of such deficit) MINUS (iii) any increase (without giving effect to any amortization) from and after the Amendment Effective Date in the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): the book value of all assets which would be treated as intangibles under GAAP, including, without limitation, good-will, trademarks, trade-names, copyrights, patents and unamortized debt discount and expense; minority interests in Subsidiaries; share capital discount and expense; any excess of cost over market value of investments; and any write-up in book value of assets resulting from a revaluation thereof subsequent to the Amendment Effective Date.

        "NON-CONSENSUAL LIENS" shall have the meaning assigned to that term in
Section 10(e) hereof.

        "NOTES" shall mean the Revolving Credit Notes and the Money Market
Notes.

        "OBLIGORS" shall mean the Borrowers, PSM and each other Material Subsidiary that becomes a Guarantor by operation of Section 9.27(b) hereof.

        "OFFICER'S CERTIFICATE" shall mean, with respect to any Person, a certificate executed and delivered on behalf of such Person by a Responsible Officer of such Person.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                                     - 38 -




        "OUTSTANDING LETTER OF CREDIT LIABILITIES" shall mean, with respect to any U.S. Dollar Bank, the sum of (1) the participation of such Bank in Letter of Credit Liabilities outstanding (and that will arise with respect to Letters of Credit in respect of which a notice of issuance has been delivered to the U.S. Agent in accordance with Section 4.05 hereof) at such time (other than such Bank's participation in Reimbursement Obligations in respect of which a notice of borrowing for a borrowing of Revolving Credit Loans at such time to refinance such Reimbursement Obligations has been delivered to the U.S. Agent in accordance with Section 4.05 hereof) PLUS (2) the Revolving Credit Commitment Percentage of such Bank of Bank Letter of Credit Liabilities outstanding (or that will arise in connection with Bank Letters of Credit for which there has been a request by the Company for issuance) at such time (other than Bank Letter of Credit Reimbursement Obligations in respect of which a notice of borrowing for a borrowing of Revolving Credit Loans at such time to refinance such Bank Letter of Credit Reimbursement Obligations has been delivered to the U.S. Agent in accordance with Section 4.05 hereof) as then in effect.

        "OVERRIDE AGREEMENT" shall mean an agreement in substantially the form of Exhibit D-12 hereto entered into by NACCO, Housewares, Glen Dimplex, Glen Electric and Precis, as at any time amended or otherwise modified.

        "PARENT ADVANCES" shall mean those advances by a Majority Interest Party or a Minority Interest Party to the Company in accordance with, and subject to the terms of, the relevant Supplemental Agreement, evidenced by a promissory note in substantially the form of Exhibit A to the relevant Supplemental Agreement, duly executed and completed.

        "PATENTS ASSIGNMENT" shall mean a Collateral Assignment of Patents and Trademarks and Security Agreement in substantially the form of Exhibit B-3 hereto entered into by the Company, as at any time amended or otherwise modified.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "PERIL" shall mean, collectively or individually, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the state, province or country in which the facilities owned, leased or used by the Company and the Subsidiaries are located.

        "PERMITTED PARENT LIENS" shall mean (i) with respect to Holdings' capital stock, Liens under the Supplemental Security Documents or Liens under
Article 8 of the Reorganization Agreement or Liens under Articles 2 and 5 of the Shareholders Agreement to the extent that the same constitute "encumbrances" as that term is used in the definition of "Lien" in this Section 1.01; and (ii) with respect to the Company's capital stock, Liens under the Supplemental Security Documents or Liens under Articles 2 and 5 of the Shareholders Agreement to the extent that the same constitute "encumbrances" as that term is used in the definition of "Lien" in this Section 1.01.

        "PERSON" shall mean any individual, corporation, partnership, trust, joint venture, unincorporated association or other enterprise or any government or any agency, instrumentality or political subdivision thereof.

        "PLAN" shall mean, with respect to any Person, an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan. Unless the context otherwise requires, references in this Agreement to a "Plan" shall be deemed to be references to a Plan of the Company.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "PLEDGE AGREEMENTS" shall mean (i) a Pledge Agreement in substantially the form of Exhibit B-1-A hereto entered into by the Company; (ii) a Pledge Agreement in substantially the form of Exhibit B-1-B hereto entered into by the Company; (iii) a Pledge Agreement in substantially the form of Exhibit B-1-C hereto entered into by the Company; and (iv) a Pledge Agreement in substantially the form of Exhibit B-1-D hereto entered into by the Company, as any thereof may at any time be amended or otherwise modified.

        "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount whatsoever payable by any Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on and including the due date of such amount to but not including the date such amount is paid in full equal to 2% per annum above the Base Rate (or in the case of Canadian Dollar Loans, the Canadian Dollar Floating Rate) from time to time PLUS the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan or a Canadian Discount Rate Loan or a Money Market Loan and the due date therefor is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on and including the due date to but not including the last day of the then current Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a) hereof and, thereafter, the rate provided for above in this definition).

        "PRECIS" shall mean Precis 521 Ltd., a corporation organized under the laws of England and a Wholly-Owned Subsidiary of Glen Electric.

        "PRECIS OVERRIDE AGREEMENT" shall mean the Override Agreement in substantially the form of Exhibit D-11 hereto entered into by Precis, as at any time amended or otherwise modified.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "PRECIS PLEDGE AGREEMENT" shall mean the Pledge Agreement in substantially the form of Exhibit D-9 hereto entered into by Precis, as at any time amended or otherwise modified.

        "PRECIS SUPPLEMENTAL AGREEMENT" shall mean an Agreement in substantially the form of Exhibit D-5 hereto entered into by Precis, as at any time amended or otherwise modified.

        "PREFERRED STOCK" shall mean the Class A Preferred Stock of the Company.

        "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

        "PRINCIPAL OFFICE" shall mean the principal office of the Agent and Chase, presently located at 1 Chase Manhattan Plaza, New York, New York, U.S.A. 10081.

        "PROCTOR-SILEX" shall mean Proctor-Silex, Inc., a Delaware corporation and the predecessor of the Company.

        "PROCTOR-SILEX TAX SHARING ADVANCES" shall mean advances by NACCO to the Company under, and pursuant to, the Proctor-Silex Tax Sharing Agreement and relating to the period prior to the Closing Date.

        "PROCTOR-SILEX TAX SHARING AGREEMENT" shall mean the Tax Sharing Agreement dated as of December 31, 1985, as amended by the First Amendment to Tax Sharing Agreement dated as of September 12, 1986, among NACCO and certain Subsidiaries of NACCO (including Housewares and Proctor-Silex), as at any time otherwise amended or otherwise modified.

        "PRODUCT RECALL EVENT" shall mean, with respect to any Person (i) written notice to such Person or any of its Subsidiaries from CPSC to the effect that a product produced





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT and sold by any Person or any of its Subsidiaries (a "PRODUCT") presents a substantial product hazard and, therefore, should be voluntarily recalled; (ii) any voluntary recall of a Product (whether or not in response to a notice of the type described in clause (i) above); or (iii) any recall of a Product mandated by the CPSC.

        "PRODUCT RECALL LIABILITY" shall mean, with respect to any Product Recall Event, the estimated potential real and contingent liability imposed on or incurred by such Person or any of its Subsidiaries with respect to such Product Recall (assuming, if applicable, in connection with such estimation that the Product Recall Event referred to in clause (i) of the definition of "Product Recall Event" in this Section 1.01 resulted in a recall of all Products specified in the notice referred to in such clause).

        "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "QUARTERLY DATE" shall mean the last Business Day of each June, September, December and March.

        "RECEIVABLES" shall mean, as to the Company or any of the Subsidiaries, all accounts (as defined in the Uniform Commercial Code) (including, without limitation accounts receivable) whether billed or unbilled, arising out of the sale of Inventory or performance of services in the ordinary course of business.

        "RECONCILIATION STATEMENT" shall have the meaning assigned thereto in the last paragraph of Section 9.01 hereof.

        "PREFERENCE BANKS" shall mean Chase, The Bank of Nova Scotia and The First National Bank of Chicago (or their Applicable Lending Offices, as the case may be).





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "REFINANCED INDEBTEDNESS" shall mean the Indebtedness of the Company and the Subsidiaries to be prepaid in full on the Amendment Effective Date with the proceeds of Loans and listed beneath the heading "Refinanced Indebtedness" on
Schedule III hereto.

        "REGULATION D", "REGULATION G", "REGULATION T", "REGULATION U" AND "REGULATION X" shall mean Regulation D, Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor to all or a portion thereof establishing reserve requirements or relating to margin stock, as the case may be), as the same may be amended, modified or supplemented and in effect from time to time.

        "REGULATORY CHANGE" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, collectively, the obligations of the Company then outstanding under Section 2.01(II) hereof in respect of Letters of Credit to reimburse the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawing under a Letter of Credit.

        "RELEASE" shall have the meaning assigned to that term in Section 8.16 hereof. The term "Release" used as a verb shall have a correlative meaning.

        "RENEWAL AGREEMENT" shall mean the Renewal Agreement dated as of the Amendment Effective Date by PSC in favor of





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT the Canadian Agent, in substantially the form of Exhibit C-3 hereto.

        "REORGANIZATION AGREEMENT" shall mean the Reorganization and Merger Agreement dated as of October 11, 1990 by and among Housewares, Holdings, Proctor-Silex, Precis, Glen Electric and Hamilton Beach, together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

        "REORGANIZATION DOCUMENTS" shall mean the Reorganization Agreement, the Shareholders Agreement and the Indemnity Agreement.

        "RESERVE REQUIREMENT" shall mean, for any Eurodollar Loan or LIBOR Market Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBORMarket Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans or LIBOR Market Loans.

        "RESPONSIBLE OFFICER" shall mean, with respect to any Person, its chairman (in the case of Glen Dimplex, Glen Electric or Precis), its directors, its president, any vice president who is a corporate officer, its treasurer or any assistant treasurer, its secretary or any assistant secretary, with respect to ERISA-related matters, its





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT benefits manager and with respect to insurance-related matters, its insurance manager.

        "RESTATEMENT DATE" shall mean April 18, 1995.

        "RESTRICTED PAYMENTS" shall mean (a) dividends of the Company (in cash, property or obligations) on, or other payments or distributions on account of (whether made by the Company or any of the Subsidiaries), or the setting apart of money for a sinking or other analogous fund (whether made by the Company or any of the Subsidiaries) for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any Subordinated Indebtedness of the Company and (b) payment of Subordinated Indebtedness or Management Fees by the Company.

        "RESTRICTED PAYMENTS PERIOD" shall mean (i) any Clean-Down Period and the 45 days thereafter and (ii) any other period approved by the Majority Banks.

        "REVOLVING CREDIT COMMITMENT" shall mean, as to each U.S. Dollar Bank, the obligation of such Bank to make Revolving Credit Loans up to an aggregate principal amount at any one time outstanding equal to the amount set forth for such Bank on Schedule I hereto opposite the heading "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.03 or 3.03(c) hereof). The initial aggregate amount of the Revolving Credit Commitments of the U.S. Dollar Banks is U.S.$135,000,000.

        "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any U.S. Dollar Bank, the quotient (expressed as a percentage) equal to (i) the Revolving Credit Commitment of such Bank DIVIDED BY (ii) the aggregate amount of Revolving Credit Commitments of all of the U.S. Dollar Banks.

        "REVOLVING CREDIT LOANS" shall mean, collectively, Series A R/C Loans and Series B R/C Loans.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                                     - 46 -




        "REVOLVING CREDIT NOTES" shall mean the promissory notes provided for by
Section 2.07(b) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

        "REVOLVING CREDIT TERMINATION DATE" shall mean the third anniversary of the Amendment Effective Date, as the same may be extended pursuant to Section
2.09 hereof; provided that, if such date is not a Business Day, the Revolving Credit Termination Date shall be the next preceding Business Day.

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        "SECURITY AGREEMENT" shall mean a Security Agreement in substantially the form of Exhibit B-2 hereto entered into by the Company, as at any time amended or otherwise modified.

        "SECURITY DOCUMENTS" shall mean (i) the Pledge Agreements; (ii) the Security Agreement; (iii) the Patents Assignment; (iv) as and when executed and delivered by the Company, the Government Contract Assignments; (v) as and when executed and delivered by the Company, the Mortgages; (vi) the Canadian Security Documents; (vii) the Confirmation Agreement; and (viii) as and when executed and delivered by the relevant Obligor, each other mortgage, security agreement or other document contemplated by Section 9.23(b), 9.23(c) or 9.27 hereof, as any thereof are at any time amended or otherwise modified, in each case as and when executed and delivered by the intended parties thereto.

        "SERIES" shall mean, with respect to any Loan, a Series A R/C Loan or a Series B R/C Loan.

        "SERIES A R/C COMMITMENTS" shall mean the Revolving Credit Commitments of the Banks.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "SERIES A R/C LOANS" shall mean the Loans provided for in Section 2.01(I)(b)(i) hereof.

        "SERIES A R/C NOTES" shall have the meaning assigned to such term in
Section 2.07(b) hereof.

        "SERIES B R/C LOANS" shall have the meaning assigned to such term in
Section 2.01(I)(b)(ii) hereof.

        "SERIES B R/C NOTES" shall have the meaning assigned to such term in
Section 2.07(b) hereof.

        "SERIES B SUBLIMIT" shall mean U.S.$10,000,000.

        "SERIES B SUBLIMIT AMOUNT" shall mean, as to each U.S. Dollar Bank that has an Affiliate that is a Canadian Dollar Bank, the amount set forth on
Schedule I hereto opposite the heading "Series B Sublimit" under the name of such Canadian Dollar Bank.

        "SET RATE" shall have the meaning assigned to such term in Section 2.01(III)(c)(ii)(D) hereof.

        "SET RATE AUCTION" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.01(III) hereof.

        "SET RATE LOANS" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

        "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement dated as of October 11, 1990 by and among Housewares, Holdings, Hamilton Beach and Precis, as at any time amended or otherwise modified.

        "SUBJECT PREPAYMENT" shall have the meaning assigned to such term in
Section 3.03(c) hereof.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of the Company that is subordinate in right of payment to the prior payment of the obligations of the Company in respect of the Loans other than Majority Interest Debt and Minority Interest Debt.

        "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, joint venture or joint adventure whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned (directly or beneficially) by such Person and/or one or more Subsidiaries of such Person or
(ii) in the case of a partnership, joint venture or joint adventure, in which such Person is at the time the sole general partner or joint venturer or joint adventurer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person. Unless the context otherwise requires, references in this Agreement to a "Subsidiary" shall be deemed to be references to a Subsidiary of the Company.

        "SUBSIDIARY DIVIDEND PAYMENTS" shall mean dividends of a Subsidiary of the Company (in cash, property or obligations) on, or other payments or distributions on account of, any share of any class of stock of such Subsidiary owned by the Company.

        "SUCCESSOR MINORITY INTEREST PARTY" shall mean the Person or Persons (other than a Majority Interest Party) who shall acquire capital stock of Holdings (except as otherwise provided in Section 2.02 of the Override Agreement), capital stock of Precis (in the event that at such time Precis holds capital stock of the Company or Holdings) as part of a





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Minority Interest Disposition or the other transactions contemplated by Section
2.01 of the Override Agreement.

        "SUPPLEMENTAL AGREEMENTS" shall mean (i) the NACCO Supplemental Agreement; (ii) the Housewares Supplemental Agreement; (iii) the Holdings Supplemental Agreement; (iv) the Glen Dimplex Supplemental Agreement; (v) the Glen Electric Supplemental Agreement; (vi) the Precis Supplemental Agreement;
(vii) the Override Agreement; (viii) the Precis Override Agreement; (ix) as and when executed and delivered, each Affiliate Supplemental Agreement; and (x) as and when executed and delivered, each Additional Supplemental Agreement, as each such Supplemental Agreement has been modified and supplemented by the Confirmation Agreement.

        "SUPPLEMENTAL SECURITY DOCUMENTS" shall mean (i) the Housewares Pledge Agreement; (ii) the Precis Pledge Agreement; (iii) the Holdings Pledge Agreement; and (iv) as and when executed and delivered, each Additional Supplemental Security Document.

        "TAXES" shall have the meaning assigned to that term in Section 5.06 hereof.

        "TAX SHARING ADVANCES" shall mean advances by NACCO to the Company under, and pursuant to, the Tax Sharing Agreement referred to in clause (i) of the definition of "Tax Sharing Agreement" in this Section 1.01.

        "TAX SHARING AGREEMENT" shall mean (i) during any period that NACCO is permitted or required to include the Company as a consolidated Subsidiary of NACCO for Federal income tax purposes, the Tax Sharing Agreement dated as of October 11, 1990 among NACCO and certain Subsidiaries of NACCO (including Housewares and the Company), as at any time amended or otherwise modified and
(ii) during any period that NACCO is not permitted or required to include the Company as a consolidated Subsidiary of NACCO for Federal income tax purposes, as and when executed and delivered, a





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Tax Sharing Agreement between Holdings and the Company in substantially the form appended to the certificate referred to in Section 7.01(c)(viii) of the Original Credit Agreement, as at any time amended or otherwise modified.

        "TOTAL DEBT" shall mean, as to any Person, Indebtedness that, in accordance with GAAP, is required to be reflected as a liability on a balance sheet of such Person.

        "TYPE" shall mean, with respect to any Loan, a Canadian Dollar Loan or a U.S. Dollar Loan or with respect to U.S. Dollar Loans, a Eurodollar Loan, a Base Rate Loan, a Set Rate Loan or a LIBOR Market Loan or with respect to Canadian Dollar Loans, a Canadian Floating Rate Loan or a Canadian Discount Rate Loan.

        "UNITED STATES" and "U.S.A." shall mean the United States of America.

        "U.S. DOLLAR BANKS" shall mean those Banks listed on Schedule I hereto under the heading "U.S. Dollar Banks" and any other Banks that may from time to time have Revolving Credit Commitments or hold U.S. Dollar Loans.

        "U.S. DOLLAR EQUIVALENT" shall mean, on any day, and with respect to any amount of any other currency, the amount of U.S. Dollars purchasable with such amount of other currency for delivery on such day at the U.S. Dollar Spot Rate in effect two Business Days before such day.

        "U.S. DOLLAR LOAN" shall mean any Loan other than a Canadian Dollar
Loan.

        "U.S. DOLLAR SPOT RATE" shall mean, on any day, the rate of exchange for the purchase by the London Branch with a currency other than U.S. Dollars of U.S. Dollars in the commercial bank foreign exchange market in London for delivery two Business Days after such day, quoted by the London Branch at approximately 4:00 p.m. London time on such





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT day (or the next preceding Business Day, if such day is not a Business Day).

        "U.S. DOLLARS" and "U.S.$" shall mean lawful money of the United States.

        "WHOLLY-OWNED SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of capital stock or other ownership interests (and all rights and options to purchase such shares or other ownership interests) of which, other than, in the case of a corporate Subsidiary, directors' qualifying shares, are owned, beneficially and of record, by such Person or another Wholly-Owned Subsidiary of such Person.





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                                     - 52 -




        1.02 ACCOUNTING TERMS AND DETERMINATION; ETC.

        (a) ACCOUNTING TERMS. All accounting terms used herein shall (except as otherwise expressly provided herein) be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agents or the Banks hereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Agents and the Banks hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of Sections 9.07, 9.08 and 9.09 hereof (together with ancillary definitions), computing the Applicable Margin and determining whether a Contingent Event has occurred shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements of the Company and the Subsidiaries most recently furnished to the Banks pursuant to
Section 9.01(a) or 9.01(b) hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements of the Company and the Subsidiaries as to which such objection shall not have been made (which, if objection is made in respect of the first annual or quarterly financial statements of the Company and the Subsidiaries delivered under Section 9.01(a) or 9.01(b) hereof, shall mean the financial statements of the Company and its Subsidiaries as at December 31, 1993 referred to in Section 8.02(b)(ii) hereof); provided that, in any event such calculation shall be made by adjusting such financial statements to ignore the requirements of FAS 109, as reflected in the Reconciliation Statement.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                                     - 53 -




        (b) STATEMENTS OF VARIATION. The Company shall deliver to each Bank and the Agents at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements and reasonable estimates of the difference between such statements arising as a consequence thereof.

        (c) FISCAL PERIODS. The Company and the Subsidiaries shall maintain their accounts on the basis of a fiscal year ending December 31 of each year (with fiscal quarters ending March 31, June 30, September 30 and December 31).

        1.03 CERTAIN COMPUTATIONS. Unless otherwise expressly provided herein, for all purposes of this Agreement the equivalent of an amount in any currency (other than U.S. Dollars) shall be the U.S. Dollar Equivalent of such amount as of the date of determination. For purposes of this Agreement, except as otherwise expressly specified herein, all calculations (including, without limitation, calculations of, "Revolving Credit Commitment", the outstanding principal amount of "Loans" or "Revolving Credit Loans" or "Money Market Loans", "Net Worth" and "Majority Banks") shall be computed in, or determined by reference to, U.S. Dollars.

        1.04 SCHEDULES AND EXHIBITS. References to Schedules and Exhibits "hereto" that are not actually attached hereto shall mean and refer to the corresponding Schedules and Exhibits that are attached to the Original Credit Agreement; and references to the "Credit Agreement", the "Amended Credit Agreement" and the "Notes" in the actual Documents that are in substantially the form of such Exhibits shall be deemed to refer to this Agreement and the Notes (as defined herein), respectively.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                                     - 54 -




        Section 2.  COMMITMENTS.

        2.01  EXTENSIONS OF CREDIT.

        I.  REVOLVING CREDIT LOANS.

        (a)  [Intentionally omitted]

        (b) REVOLVING CREDIT LOANS. (i) Each U.S. Dollar Bank severally agrees, on and subject to the terms and conditions of this Agreement, to make loans in U.S. Dollars to the Company (such Loans hereinafter referred to as "SERIES A R/C LOANS"), from time to time on any Business Day during the period from and including the Amendment Effective Date (as defined in the Original Credit Agreement) to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment as in effect from time to time; provided that in no event shall (A) the Individual Outstanding Obligations of such Bank exceed the Revolving Credit Commitment of such Bank as in effect from time to time; (B) the Aggregate Outstanding Obligations of all of the U.S. Dollar Banks exceed the Revolving Credit Commitments of all of the U.S. Dollar Banks as in effect from time to time; or (C) the sum of the aggregate amount of the Revolving Credit Loans of all of the Banks plus the aggregate principal amount of the Bank Line Loans of all of the Banks exceed the Clean-Down Limit during a Clean-Down Period. For purposes of the immediately preceding clause
(B), the Revolving Credit Loans made by any Canadian Dollar Bank shall be deemed to be Revolving Credit Loans of the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate.

        (ii) Subject to the terms and conditions of this Agreement, each U.S. Dollar Bank that has an Affiliate that is a Canadian Dollar Bank hereby severally agrees that its Revolving Credit Commitment may be utilized, upon the request of PSC, in addition to the Series A R/C Loans provided for by clause (i) of Section 2.01(I)(b) hereof, for loans in Canadian Dollars, which loans may be made to PSC by such Canadian Dollar Bank at its sole discretion (such loans hereinafter referred to as "SERIES B R/C





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Loans" or "CANADIAN DOLLAR LOANS"), from time to time on any Business Day during the period from and including the Amendment Effective Date to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Series B Sublimit Amount of such Canadian Dollar Bank as in effect from time to time; provided that the outstanding principal amount of the Series B R/C Loans made by any Canadian Dollar Bank shall constitute a utilization of the Revolving Credit Commitment of the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate in an amount equal to the U.S. Dollar Equivalent of such Loans; and provided further that in no event shall (A) the aggregate outstanding principal amount of the Series B R/C Loans exceed the aggregate amount of the Series B Sublimit; (B) the Individual Outstanding Obligations of the U.S. Dollar Bank that is an Affiliate of such Canadian Dollar Bank exceed the Revolving Credit Commitment of such U.S. Dollar Bank as in effect from time to time; (C) the Aggregate Outstanding Obligations of all of the U.S. Dollar Banks exceed the Revolving Credit Commitments of all of the U.S. Dollar Banks as in effect from time to time; or (D) the sum of the aggregate amount of the Revolving Credit Loans of all of the Banks plus the aggregate principal amount of the Bank Line Loans of all of the Banks exceed the Clean-Down Limit during a Clean-Down Period. For purposes of the immediately preceding clause (C), the Revolving Credit Loans made by any Canadian Dollar Bank shall be deemed to be Revolving Credit Loans of the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate.

Subject to the terms of this Agreement, during such period the Company or PSC, as the case may be, may borrow, prepay (as provided in Section 3.03 hereof) and reborrow Revolving Credit Loans of each Series (but, in the case of borrowings or reborrowings, provided that the aggregate amount of all Revolving Credit Loans of all the Banks shall not exceed the Clean-Down Limit during a Clean-Down Period after giving effect to such borrowing or reborrowing). Revolving Credit Loans that are U.S. Dollar Loans may be borrowed or reborrowed as Base Rate Loans or Eurodollar Loans and the Company may Convert such Revolving Credit Loans, which are, as the case may be, Base Rate Loans or Eurodollar Loans, into Revolving Credit Loans of the other type





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
                                     - 56 -




(as provided in Section 2.08 hereof); provided that no more than eight Revolving Credit Loans that are Eurodollar Loans may be outstanding at any one time. Revolving Credit Loans that are Canadian Dollar Loans may be borrowed or reborrowed as Canadian Floating Rate Loans or Canadian Discount Rate Loans and the Company may Convert such Revolving Credit Loans which are, as the case may be, Canadian Floating Rate Loans or Canadian Discount Rate Loans, into Revolving Credit Loans of the other type (as provided in Section 2.08 hereof); provided that no more than six Revolving Credit Loans that are Canadian Discount Rate Loans may be outstanding at any one time. Revolving Credit Loans that are Canadian Dollar Loans may be borrowed or reborrowed only as Canadian Dollar Loans and may not be Converted into U.S. Dollar Loans of any type.

   II. LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(I)(b) hereof, by the Issuing Bank of Letters of Credit for account of the Company denominated in U.S. Dollars during the period from and including the Closing Date to but not including the Revolving Credit Termination Date in an amount up to but not exceeding the Letter of Credit Sublimit, provided that (A) the Aggregate Outstanding Obligations of all of the U.S. Dollar Banks shall in no event exceed the Revolving Credit Commitments of all of the U.S. Dollar Banks as in effect from time to time; and (B) all Letters of Credit shall expire or mature on or prior to the Revolving Credit Termination Date.





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
                                     - 57 -




        (a) ISSUANCE PROCEDURES. The following provisions shall apply to the issuance of Letters of Credit

             (1) CONDITIONS TO ISSUANCE. The issuanceby the Issuing Bank of each Letter of Credit shall, in addition to the conditions set forth in Section 7 hereof, be subject to the condition precedent that the Company shall have executed and delivered such other applications, instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with such Issuing Bank's then current practices and procedures with respect to letters of credit of the same type. The Issuing Bank shall promptly notify each Bank (through the U.S. Agent) of the issuance of each Letter of Credit.

             (2) DURATION. No Letter of Credit shall (i) be issued or extended by the Issuing Bank after the close of business on the day immediately preceding the Revolving Credit Termination Date, (ii) have an expiry date later than 360 days after the date of issuance (exclusive of all periods of extension) or
                  (iii) have an expiry date (by extension or otherwise) later than the Revolving Credit Termination Date.

             (3) TYPE AND PURPOSE. Each Letter of Credit shall be issued for account of the Company in the ordinary course of the business of the Company, subject to the following: (i) each Commercial Letter of Credit shall be for the purpose of financing purchases of raw materials, finished goods or supplies in the ordinary course of business of the Company and the Subsidiaries; and (ii) each Bond Letter of Credit shall be for the purpose of supporting the following obligations:





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT workmen's compensation obligations of the Company and the Subsidiaries, obligations with respect to insurance programs of the Company and the Subsidiaries and obligations with respect to bid bonds, performance bonds or surety bonds of the Company and the Subsidiaries or with respect to letters of credit issued for the account of the Company for purposes consistent with clause (i) above and this clause (ii), in each case furnished in the ordinary course of business of the Company and the Subsidiaries.

                  All Commercial Letters of Credit shall provide for payment by the Issuing Bank against presentation of sight drafts and documents specified by such Commercial Letters of Credit (or, in the case of standby letters of credit, sight drafts and drawing certificates specified by such standby letters of credit). All Bond Letters of Credit shall provide for payment by the Issuing Bank against presentation of documentation (satisfactory to the Issuing Bank) demonstrating the Company's failure to meet obligations subject of such Letter of Credit.

             (4) FEES. The Company shall pay to the Issuing Bank (through the U.S. Agent) in respect of each Letter of Credit a letter of credit fee for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated a letter of credit fee at a rate per annum during each fiscal quarter of the Company that such Letter of Credit is outstanding on the daily undrawn face amount of such Letter of Credit equal to the Applicable Margin for Letters of Credit. Accrued letter of credit





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT fees shall be payable quarterly in arrears on each Quarterly Date. The foregoing letter of credit fees shall be non-refundable. The U.S. Agent, on behalf of the Issuing Bank, agrees to pay to each Bank, on the date 10 Business Days after each Quarterly Date, but only to the extent received by the U.S. Agent from the Company, an amount equal to such Bank's Letter of Credit Percentage of all letter of credit fees described in the preceding sentence received by the Issuing Bank during the period commencing on (and including) the Quarterly Date immediately preceding the most recently ended Quarterly Date through (but not including) the most recently ended Quarterly Date. In addition to the fees described above, the Company agrees to pay to the Issuing Bank for its own account (through the U.S. Agent) (i) a fronting fee at a rate per annum equal to 1/4 of 1% on the daily undrawn face amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Date and (ii) all commissions, charges, costs and expenses customarily charged by such Issuing Bank in like circumstances for like customers with respect to the issuance, amendment or extension of each Letter of Credit.

(b) REIMBURSEMENT UNDER LETTERS OF CREDIT. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company and the U.S. Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made to such beneficiary in respect of such demand, specifying the time, prior to such payment to the beneficiary (provided that the failure to give such notice prior to such payment shall not affect





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT the Company's obligations under this Section 2.01(II)(b)), by which the Company is to reimburse the Issuing Bank therefor. The Company shall immediately reimburse the Issuing Bank (through the U.S. Agent) for any amounts paid by the Issuing Bank pursuant to any drawing under any Letter of Credit issued by it, and pay when due all other amounts owing to the Issuing Bank hereunder and under the terms of the related Letter of Credit Documents at or prior to the time of each such drawing, without presentment, demand, protest or other formalities of any kind, together with interest thereon in accordance with Section 3.02 hereof. The obligations of the Company to make such payments to the Issuing Bank (through the U.S. Agent), and the U.S. Agent's right to receive the same for the account of the Issuing Bank, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. Forthwith upon its receipt of the notice specified in the first sentence of this Section 2.01(II)(b), the U.S. Agent shall give each Bank prompt notice of the amount of the liability of the Company for failure to reimburse the Issuing Bank for payment under a Letter of Credit when such reimbursement was due, specifying such Bank's Letter of Credit Percentage of the amount of such liability.

(c) LETTER OF CREDIT PAYMENTS. Each Bank shall pay to the U.S. Agent for account of the Issuing Bank at account number NYA0-D1-900-9-000002 maintained by the U.S. Agent with Chase at the Principal Office in U.S. Dollars and in immediately available funds, the amount of such Bank's Letter of Credit Percentage of any Reimbursement Obligation upon notice by the Issuing Bank (through the U.S. Agent) to such Bank requesting such payment and specifying such amount. Each Bank's obligation to make such payments to the U.S. Agent for the





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT account of the Issuing Bank under this Section 2.01(II)(c), and the U.S. Agent's right to receive the same for the account of the Issuing Bank, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, the failure of any other Bank to make its payment under this
     Section 2.01(II)(c). Each such payment to the U.S. Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

(d)  PARTICIPATIONS IN LETTER OF CREDIT OBLIGATIONS.  Each U.S. Dollar
     Bank agrees that it shall automatically acquire a participation in the Issuing Bank's liability under each Letter of Credit issued hereunder in an amount equal to such Bank's Letter of Credit Percentage for such Letter of Credit of such liability, and each U.S. Dollar Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay to the U.S. Agent for the account of the Issuing Bank and discharge when due pursuant to Section 2.01 (II)(c) hereof, its Letter of Credit Percentage for such Letter of Credit of the Issuing Bank's liability under such Letter of Credit. Simultaneously with the making of each payment by a Bank to the U.S. Agent for the account of the Issuing Bank pursuant to
     Section 2.01(II)(c) hereof in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the U.S. Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing by the Company to the U.S. Agent for the account of the Issuing Bank pursuant to the Letter of Credit Documents relating to such Letter of Credit; and





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     (ii) a participation in a percentage equal to such Bank's Letter of Credit Percentage for such Letter of Credit in any interest or other amounts payable by the Company under this Section 2.01(II) and under such Letter of Credit Documents (other than the fees referred to in the last sentence of Section 2.01(II)(a)(4) hereof) (such Reimbursement Obligations, interest and other amounts being herein called the "LETTER OF CREDIT OBLIGATIONS"). Each payment received by the U.S. Agent for the account of the Issuing Bank in respect of any Letter of Credit Obligation with respect to any Letter of Credit (including by way of set-off or application of proceeds of any collateral security for such Letter of Credit Obligations) shall be promptly paid by the U.S. Agent on behalf of the Issuing Bank to the Banks entitled thereto (in the case of letter of credit fees, in accordance with Section 2.01(II)(a)(4) hereof), PRO RATA in accordance with the respective Letter of Credit Percentages of the Banks for such Letter of Credit. In the event any payment received by the U.S. Agent for the account of the Issuing Bank and so paid to the Banks under this Section 2.01(II)(d) is rescinded or must otherwise be returned by the U.S. Agent on behalf of the Issuing Bank each Bank shall, upon the request of the Issuing Bank (through the U.S. Agent), repay to the U.S. Agent for the account of the Issuing Bank the amount of such payment paid to such Bank, with interest at the rate specified in Section 2.01(II)(e) hereof.

(e) INTEREST. To the extent that any Bank fails to pay any amount to the U.S. Agent for the account of the Issuing Bank required to be paid under this Section 2.01(II) on the due date therefor, such Bank shall pay interest to the U.S. Agent for the account of the Issuing Bank on such amount from and including such due date to but excluding the





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT date such payment is made (i) during the period from and including such due date to but excluding the date two Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) PLUS 2%.

(f) INDEMNIFICATION. The Company hereby indemnifies and holds harmless the Issuing Bank, each Bank and the U.S. Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that the Issuing Bank, such Bank or the U.S. Agent may incur (or which may be claimed against the Issuing Bank, such Bank or the U.S. Agent by any Person whatsoever) by reason of, or in connection with, the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; provided that the Company shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuing Bank in determining whether drafts and other documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.01(II) is intended to limit the other obligations of the Company under this Agreement.

III. MONEY MARKET LOANS.

        (a) In addition to borrowings of Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date the Company may, as set forth in this Section 2.01(III), request the U.S. Dollar Banks to make offers to make Money Market Loans





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT to the Company in Dollars. The U.S. Dollar Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.01(III). Money Market Loans may be LIBOR Market Loans or Set Rate Loans, PROVIDED that:

    (i) there may be no more than fifteen different Interest Periods for both Series A R/C Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

   (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Revolving Credit
         Loans and the aggregate amount of all Letter of Credit Liabilities, at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time.

        (b) When the Company wishes to request offers to make Money Market Loans, it shall give the U.S. Agent (which shall promptly notify the U.S. Dollar Banks) notice (a "MONEY MARKET QUOTE REQUEST") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the U.S. Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to five different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); PROVIDED that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "MONEY MARKET BORROWING"). Each such





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT notice shall be substantially in the form of Exhibit H-1 hereto and shall specify as to each Money Market Borrowing:

        (i)  the proposed date of such borrowing, which shall be a Business Day;

       (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.01(III)(a) hereof to be violated;

      (iii)  the duration of the Interest Period applicable thereto;

       (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

        (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "QUOTATION DATE").

Except as otherwise provided in this Section 2.01(III)(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the U.S. Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

        (c) (i) Each U.S. Dollar Bank may submit one or more Money Market Quotes, each constituting an offer to make a Money Market Loan in response to any Money Market Quote Request; PROVIDED that, if the Company's request under Section 2.01(III)(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the U.S. Agent not later than (x) 2:00 p.m. New York time on the





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the U.S. Agent, with the consent of the Majority Banks, may agree); PROVIDED that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 7.03 and 10 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the U.S. Agent given on the instructions of the Company.

        (ii) Each Money Market Quote shall be substantially in the form of Exhibit H-2 hereto and shall specify:

                (A) the proposed date of borrowing and the Interest Period therefor;

                (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); PROVIDED that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Revolving Credit Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

                (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest





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                                     - 67 -




         1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

                (D) in the case of a Set Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "SET RATE"); and

                (E)  the identity of the quoting Bank.

    Unless otherwise agreed by the U.S. Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, PROVIDED that the submission by any U.S. Dollar Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "MONEY MARKET LOAN LIMIT").

        (d) The U.S. Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.01(III)(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the U.S. Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The U.S. Agent's notice to the Company shall specify (A) the aggregate





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                                     - 68 -




principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

        (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
(y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the U.S. Agent, with the consent of the Majority Banks, may agree), the Company shall notify the U.S. Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.01(III)(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the U.S. Agent shall promptly notify each affected Bank. The notice from the U.S. Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (PROVIDED that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); PROVIDED that:

        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

       (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.01(III)(a) hereof to be violated;

      (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;





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                                     - 69 -




        (iv) the Company may not accept any offer where the U.S. Agent has advised the Company that such offer fails to comply with Section 2.01(III)(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.01(III)(a) hereof);

        (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

        (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.01(III) shall, not later than noon New York time on the date specified for the making of such Loan, make the amount of such Loan available to the U.S. Agent at account number NYAO-DI-900-9-000002 maintained by the U.S. Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the U.S. Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

        (g) The amount of any Money Market Loan made by any U.S. Dollar Bank shall not constitute a utilization of such Bank's Revolving Credit Commitment.





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                                     - 70 -




        (h) The Company shall pay to the U.S. Agent a fee of $1,500 each time the Company gives to the U.S. Agent a notice in the form of Exhibit H-1 hereto.

        2.02  BORROWINGS OF REVOLVING CREDIT LOANS.

        (a) BORROWINGS OF SERIES A R/C LOANS. The Company shall give the U.S. Agent (which shall promptly notify the Banks) notice of each borrowing of Series A R/C Loans hereunder as provided in Section 4.05 hereof. Not later than noon New York time on the date specified for each borrowing of Series A R/C Loans hereunder, each U.S. Dollar Bank shall make available to the U.S. Agent the amount of the Loan to be made by it on such date, at account number NYAO-DI-900-9-000002 maintained by the U.S. Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the U.S. Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company (or in such other manner as may be specified by the Company and is reasonably acceptable to the U.S. Agent).

        (b) BORROWINGS OF CANADIAN DOLLAR LOANS. PSC shall give the Canadian Agent (which shall promptly notify each U.S. Dollar Bank that has an Affiliate that is a Canadian Dollar Bank) notice of each borrowing of Series B R/C Loans hereunder as provided in Section 4.05 hereof. Not later than 11:00 a.m. Toronto time on the date specified for each borrowing of Series B R/C Loans hereunder, each such U.S. Dollar Bank shall make (unless its affiliated Canadian Dollar Bank shall have made) available to the Canadian Agent the amount of the Series B R/C Loan to be made by it on such date, at The Royal Bank of Canada, Correspondent Banking Division, Main Branch, Toronto, Ontario, Canada, for credit to the account of The Chase Manhattan Bank of Canada, account number 219-247-4 in immediately available funds, for





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT further credit to the account of PSC. The amount so received by the Canadian Agent shall, subject to the terms and conditions of this Agreement, be made available to PSC by depositing the same, in immediately available funds, in an account of PSC maintained with Chase Canada at the Canadian Office designated by PSC (or in such other manner as may be specified by PSC and is reasonably acceptable to the Canadian Agent).

        (C) ISSUANCE OF LETTERS OF CREDIT. The Company shall give the Issuing Bank (through the U.S. Agent) notice of each issuance of a Letter of Credit as provided in Section 4.05 hereof (and the U.S. Agent shall promptly notify each Bank). Each Letter of Credit shall be made available to the Company in a manner (consistent with the Issuing Bank's customary procedures) to be agreed upon by the Company and the Issuing Bank at the time of issuance.

        2.03 CHANGES OF COMMITMENTS. The relevant Borrower shall have the right to terminate or reduce (through reduction of the amounts thereof apportioned to either Series of Loans) the unused amount of the Revolving Credit Commitments (for which purpose the amount of any Money Market Loans shall be deemed to be pro rata (based on the Revolving Credit Commitments) utilization of each Bank's Revolving Credit Commitment) available to it at any time or from time to time, provided that (i) such Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof; and (ii) each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount at least equal to U.S.$5,000,000.





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                                     - 72 -




        2.04  FEES.

        (a) FACILITY FEES. (i) The Company shall pay to the U.S. Agent for the account of each U.S. Dollar Bank a facility fee (in U.S. Dollars) on the daily average amount of such U.S. Dollar Bank's Revolving Credit Commitment for the period from and including the Amendment Effective Date to but excluding the earlier of the date the Revolving Credit Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum during each fiscal quarter of the Company equal to the Applicable Margin for facility fees. Accrued facility fees shall be payable in arrears on each Quarterly Date (commencing June 30, 1995) and on the dates referred to in the preceding sentence.

        (ii)  [Intentionally omitted]

        (b) OTHER FEES. The Company shall pay to the U.S. Agent the fees provided for in the letter agreement dated March 7, 1994 between the Company and Chase on the dates and in the amounts specified therein.

        2.05 LENDING OFFICES. The Loans of each type made by each Bank and such Bank's participation in Letter of Credit Liabilities shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type and such participation.

        2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Bank to make any Loan to be made by it on the date specified therefor or to make any payment required to be made by it in accordance with Section 2.01(II) hereof shall not relieve any other Bank of its obligation to make its Loan, or to make any such payment, on such date, and neither any Bank nor either Agent shall be responsible for the failure of any other Bank to make a Loan, or to make any such payment, to be made by such other Bank. The amounts payable by either Borrower at any time hereunder and under the Notes of said Borrower to each Bank or the Issuing Bank shall be a separate and independent debt of said Borrower and each Bank or the Issuing Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Notes,





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                                     - 73 -




and it shall not be necessary for any other Bank, the Issuing Bank or either Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

        2.07  NOTES.

        (a) MONEY MARKET NOTES. The Money Market Loans made by each U.S. Dollar Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-1 hereto, dated the Restatement Date, payable to such Bank and otherwise duly completed.

        (b) REVOLVING CREDIT LOAN NOTES. The Series A R/C Loans made by each U.S. Dollar Bank shall be evidenced by a single promissory note of the Company (each a "SERIES A R/C NOTE") in substantially the form of Exhibit A-2 hereto, dated the Closing Date, payable to the order of such U.S. Dollar Bank in a principal amount equal to the amount of such U.S. Dollar Bank's Revolving Credit Commitment as in effect on the Amendment Effective Date and otherwise duly completed. The Series B R/C Loans made by each Canadian Dollar Bank shall be evidenced by a single promissory note of PSC (each a "SERIES B R/C NOTE") in substantially the form of Exhibit A-3 hereto, dated the Closing Date, payable to the order of such Canadian Dollar Bank in a principal amount effectively equal to such Canadian Dollar Bank's Series B Sublimit Amount as in effect on the Amendment Effective Date and otherwise duly completed. PSC hereby agrees to furnish to any Canadian Dollar Bank a duly executed and delivered replacement Series B R/C Note upon the request of such Canadian Dollar Bank if at the time of such request the stated principal amount of such Canadian Dollar Bank's Series B R/C Note is less than such Canadian Dollar Bank's Series B Sublimit Amount.

        (c) LETTER OF CREDIT NOTE. The Letter of Credit Obligations of the Company payable to the Issuing Bank shall be evidenced by a promissory note of the Company (a "LETTER OF CREDIT NOTE") in substantially the form of Exhibit A-4 hereto, dated the Closing Date, payable to the order of the





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                                     - 74 -




    Issuing Bank in a principal amount equal to the amount of the Letter of Credit Sublimit and otherwise duly completed.

        (d) LOAN RECORDS. Each Loan made by each Bank (or, in the case of the Letter of Credit Note, each Reimbursement Obligation arising upon a drawing under a Letter of Credit), all payments and prepayments made on account of the principal thereof, and, if applicable, all Conversions of any Loans shall be recorded by such Bank (or, in the case of the Letter of Credit Note, the Issuing Bank) on its books and, prior to any transfer of the Note held by it evidencing such Loan, endorsed by such Bank (or, in the case of the Letter of Credit Note, the Issuing Bank) on the schedule attached to such Note or any continuation thereof; provided that any failure by such Bank (or, in the case of the Letter of Credit Note, the Issuing Bank) to make any such endorsement (or any error in such endorsement) shall not affect the obligations of the relevant Borrower hereunder or under such Note in respect of such Loans (or, in the case of the Letter of Credit Note, such Reimbursement Obligations).

        (e) SUBDIVISION OF NOTES. No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Revolving Credit Commitment, Loans and Notes pursuant to Section 12.06 hereof. The Letter of Credit Note may not be subdivided.

        2.08 CONVERSION OR CONTINUATION OF LOANS. Subject to Sections 4 and 5 hereof, the Company shall have the right to Convert Revolving Credit Loans of one type into Revolving Credit Loans of another type or Continue Revolving Credit Loans of one type as Revolving Credit Loans of the same type, at any time or from time to time, provided that (a) the Company shall give the U.S. Agent (which shall notify the Canadian Agent in the case of Canadian Dollar Loans) notice of each such Conversion or Continuation as provided in Section 4.05 hereof, (b) Fixed Rate Loans may be Converted only on the last day of an Interest Period for such Loans; and (c) the Company may not Convert Base Rate





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                                     - 75 -




Loans or Canadian Floating Rate Loans into, or Continue Fixed Rate Loans as, Fixed Rate Loans if an Event of Default has occurred and is continuing.

        2.09  EXTENSION OF REVOLVING CREDIT TERMINATION DATE.

        (a) The Company may, by notice to the U.S. Agent (which shall promptly deliver a copy to each of the U.S. Dollar Banks) during the Extension Request Period (as defined below), request that the Banks extend the Revolving Credit Termination Date then in effect (the "EXISTING TERMINATION DATE") for the Additional Period from the Existing Termination Date. Each U.S. Dollar Bank, acting in its sole discretion, shall, by notice to the Company and the U.S. Agent given on or before the Consent Date, advise the Company whether or not the U.S. Dollar Bank agrees to such extension; PROVIDED that each Bank that determines not to extend the Existing Termination Date (a "NON-EXTENDING BANK") shall notify the U.S. Agent (which shall notify the Company) of such fact promptly after such determination (but in any event no later than the Consent
Date) and any U.S. Dollar Bank that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any U.S. Dollar Bank to agree to such extension shall not obligate any other U.S. Dollar Bank to agree.

        (b) If (and only if) U.S. Dollar Banks holding Revolving Credit Commitments that aggregate at least 66 2/3% of the aggregate amount of the Revolving Credit Commitments shall have agreed by the Consent Date to extend the Existing Termination Date, then the Company shall have the right on or before the Extension Date to replace each Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Extension Date an "ADDITIONAL COMMITMENT BANK") with the approval of the Agents (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agents pursuant to which such Additional Commitment Bank shall, effective as of the Extension Date, undertake a Revolving Credit Commitment (if any such Additional Commitment Bank is a





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
                                     - 76 -




Bank, its Revolving Credit Commitment shall be in addition to such Bank's Revolving Credit Commitment hereunder on such date). For the purposes hereof, if a Non-extending Bank has an Affiliate that is a Canadian Dollar Bank, the Company shall replace such Non-extending Bank with an Additional Commitment Bank that has a Canadian Affiliate.

        (c) If (and only if) U.S. Dollar Banks holding Revolving Credit Commitments that, together with the additional Revolving Credit Commitments of the Additional Commitment Banks that will become effective on the Extension Date, aggregate 100% of the aggregate amount of the Revolving Credit Commitments (not including the additional Revolving Credit Commitments of the Additional Commitment Banks) on the Consent Date shall have agreed on or before the Extension Date to extend the Existing Termination Date, then, effective as of the Extension Date, the Existing Termination Date shall be extended for the Additional Period after the Existing Termination Date (PROVIDED, if such date is not a Business Day, then such Termination Date as so extended shall be the next preceding Business Day) and on the Extension Date each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement. Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

        (i) no Default shall have occurred and be continuing on the Extension Date;

       (ii)  each of the representations and warranties of the Company in
    Section 8 hereof shall be true and correct on and as of the Extension Date with the same force and effect as if made on and as of each such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); and

      (iii) with respect to the initial extension pursuant to this Section 2.09, PSC shall have executed and delivered to the Canadian Agent for registration in all jurisdictions where the Canadian Security Documents are registered





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT appropriate renewals with respect to all of the Canadian Security Documents (if required) to extend the expiration dates thereof 10 years beyond the Existing Termination Date.


For purposes of this Section 2.09, the following terms shall have the following meanings:

        "ADDITIONAL PERIOD" shall mean one year; provided that the first time that an extension is requested by the Company pursuant to clause (a) of this
    Section 2.09 that is not agreed to by all of the U.S. Dollar Banks on the Consent Date but is agreed to by all of the U.S. Dollar Banks (including the Additional Commitment Banks) on the Extension Date, the Additional Period shall be one year and 45 days, but thereafter shall be one year.

        "CONSENT DATE" shall mean April 30 in each year commencing with April 30, 1995; provided that, if any such date is not a Business Day, the relevant Consent Date shall be the next succeeding Business Day.

        "EXTENSION REQUEST PERIOD" shall mean the period from March 1 to and including March 31 in each year.

        "EXTENSION DATE" shall mean, collectively, July 30 in each year commencing with July 30, 1995; provided that, if any such date is not a Business Day, the relevant Extension Date shall be the next succeeding Business Day.





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
                                     - 78 -




        Section 3.  REPAYMENT OF PRINCIPAL; INTEREST; PREPAYMENT.

        3.01  REPAYMENT OF LOANS.

        (a) MONEY MARKET LOANS. The Company shall pay to the U.S. Agent for account of each Bank that makes any Money Market Loan the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

        (b) REVOLVING CREDIT LOANS. The Company or PSC, as applicable, shall pay to the relevant Agent in the appropriate currency for account of each U.S. Dollar Bank and each Canadian Dollar Bank, as the case may be, in full the aggregate outstanding principal amount of such Bank's Revolving Credit Loans on, and each Revolving Credit Loan shall mature on, the Revolving Credit Termination Date.

        3.02  INTEREST.

        (a) REGULAR INTEREST ON CERTAIN LOANS. The Company or PSC, as applicable, shall pay to the relevant Agent in the appropriate currency for account of each U.S. Dollar Bank and each Canadian Dollar Bank, as the case may be, interest on the unpaid principal amount of each Loan of such Bank to such Borrower for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, at the following rates per annum:

        (i) with respect to any U.S. Dollar Loan, during any period while such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any) therefor;

       (ii) with respect to any U.S. Dollar Loan, during any period while such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan for such Interest Period PLUS the Applicable Margin therefor;





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                                     - 79 -




       (iii) with respect to any U.S. Dollar Loan, during any period while such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor PLUS (or MINUS) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.01(III) hereof;

        (iv) with respect to any U.S. Dollar Loan, during any period while such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.01(III) hereof;

         (v) with respect to any Canadian Dollar Loan, during any period while such Loan is a Canadian Floating Rate Loan, the Canadian Floating Rate (as in effect from time to time) PLUS the Applicable Margin (if any) therefor; and

        (vi) with respect to any Canadian Dollar Loan, during any period while such Loan is a Canadian Discount Rate Loan, the Canadian Discount Rate (as in effect from time to time) PLUS the Applicable Margin therefor.

    (b)  POST-DEFAULT INTEREST.  Notwithstanding the provisions of clause
(a) above, the Company or PSC, as applicable, shall pay to the relevant Agent in the appropriate currency for account of each Bank interest at the applicable Post-Default Rate (to the fullest extent permitted by law) on any principal of any Loan of such Bank to such Borrower, on any Reimbursement Obligation and (to the fullest extent permitted by law) on any interest or other amount payable by such Borrower hereunder or under any Note held by such Bank, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on and including the due date thereof to but excluding the date the same is paid in full.





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                                     - 80 -




        (c) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan or a Canadian Floating Rate Loan, on each Quarterly Date in each year, (ii) in the case of a Fixed Rate Loan or a Money Market Loan, on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months (in the case of Eurodollar Loans or LIBOR Market Loans) or 90 days (in the case of Canadian Discount Rate Loans or Set Rate Loans), at three-month or 90 day intervals, as the case may be, respectively, following the first day of such Interest Period and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other type (but only on the principal amount so paid, prepaid or Converted); provided that interest payable at the Post-Default Rate shall be payable from time to time on demand of the relevant Agent (and on the date that the underlying obligation is paid in full) and interest on any Fixed Rate Loan that is Converted into a Base Rate Loan or a Canadian Floating Rate Loan, as the case may be (pursuant to Section 5.04 hereof), shall be payable on the date of Conversion (but only to the extent so Converted).

        (d) NOTICE OF INTEREST RATE. Promptly after the determination of any interest rate provided for herein or any change therein, the U.S. Agent shall notify the U.S. Dollar Banks and the Company thereof with respect to affected U.S. Dollar Loans and the Canadian Agent shall notify the Canadian Dollar Banks and PSC (with a copy to the Company) thereof with respect to Canadian Dollar Loans.

        3.03  PREPAYMENTS.

        (a)  [Intentionally omitted]

        (b) OPTIONAL PREPAYMENT OF LOANS. Each Borrower shall have the right to prepay the Revolving Credit Loans made to such Borrower in whole or in part, subject to giving the relevant Agent prior notice in accordance with the provisions of Section 4.05 hereof; provided that (i) each





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                                     - 81 -




such prepayment shall be in the aggregate principal amount of not less than the applicable minimum amount specified in Section 4.04 hereof; and (ii) in the case of Fixed Rate Loans, such prepayment may be made only on the last day of the Interest Period therefor. Money Market Loans may not be prepaid.

        (c) MANDATORY PREPAYMENTS. The relevant Borrower shall make the following mandatory prepayments (and as to application of such mandatory prepayments, in accordance with the last paragraph of this Section 3.03(c)):

        (i) ISSUANCE. Upon any Issuance, the Company shall prepay the Loans in an aggregate principal amount, and the Revolving Credit Commitments shall be subject to automatic reduction in an aggregate amount, equal to 100% of the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

        (ii)  [Intentionally omitted]

       (iii)  DISPOSITIONS.

        (A) If at any time during any Computation Period, Net Disposition Proceeds exceed U.S.$5,000,000 (or a U.S. Dollar Equivalent) the relevant Borrower shall on the last day of such Computation Period prepay the Loans in an aggregate principal amount, and the Revolving Credit Commitments shall be subject to automatic reduction in an aggregate amount, equal to such excess (less amounts theretofore prepaid pursuant to this Section 3.03(c)(iii)(A) during such Computation Period) (rounded upwards in each case to the nearest U.S.$1,000).

    (B) [Intentionally omitted]





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        (iv) CASUALTY INSURANCE PROCEEDS. On the last day of each fiscal quarter of the Company, the relevant Borrower shall prepay the Loans in an aggregate principal amount, and the Revolving Credit Commitments shall be subject to automatic reduction in an aggregate amount, equal to the amount by which the Net Casualty Insurance Proceeds for the Computation Period ending on or most recently ended prior to such date (less amounts theretofore prepaid pursuant to this Section 3.03(c)(iv) during such Computation Period) exceeds U.S.$5,000,000 (or a U.S. Dollar Equivalent) (rounded upwards to the nearest U.S.$1,000).

        (v)  [Intentionally omitted]

       (vi) CLEAN-DOWN LIMIT. If on any day during a Clean-Down Period the aggregate outstanding principal amount of the Loans shall exceed the Clean-Down Limit for such Clean-Down Period, the relevant Borrower shall forthwith prepay Loans in an amount (rounded upwards to the nearest U.S.$1,000) such that after giving effect to such prepayment the aggregate outstanding principal amount of Loans is equal to or less than such Clean-Down Limit.

        Prepayments pursuant to this Section 3.03(c) shall be applied first to the Revolving Credit Loans (first to Series A R/C Loans, then to Series B R/C Loans and, if applicable, as within Series A R/C Loans, first to Base Rate Loans and then to Eurodollar Loans and within Series B R/C Loans, first to Canadian Floating Rate Loans and then to Canadian Discount Rate Loans) and then to Money Market Loans; provided that, in the case of prepayments pursuant to Section 3.03(c)(i), 3.03(c)(iii) or 3.03(c)(iv) hereof made as a consequence of proceeds of: (1) an Issuance by PSC, Net Disposition Proceeds of PSC or Net Casualty Insurance Proceeds of PSC, as applicable, PSC shall prepay Series B R/C Loans (notwithstanding the first parenthetical phrase of this paragraph) (but without affecting the obligation of the Company to make prepayments in accordance with such application priorities to the extent that such prepayment by PSC is less than the full amount of the required





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT prepayment); and (2) an Issuance by the Company, Net Disposition Proceeds of the Company or Net Casualty Insurance Proceeds of the Company, required prepayments of Series B R/C Loans may be made by PSC. Each prepayment shall, in accordance with Section 3.02(c) hereof, be accompanied by interest on the principal amount prepaid through the date of prepayment, together with amounts, if any, payable pursuant to Section 5.05 hereof (subject to clause (ii) of the next succeeding sentence). Anything in the foregoing to the contrary notwithstanding, (i) in the event that as a result of any prepayment required to be made pursuant to this Section 3.03(c) the Revolving Credit Loans (other than the Series B R/C Loans) would be prepaid in full, prior to applying the remaining portion of the amount to be prepaid to Series B R/C Loans, the amount to be prepaid shall first be applied to cash collateralize outstanding Letter of Credit Liabilities through a deposit in the Cash Collateral Account in an amount not exceeding such outstanding Letter of Credit Liabilities, (ii) in the event that all or a portion of any prepayment (a "SUBJECT PREPAYMENT") required to be made pursuant to this Section 3.03(c) would result in amounts becoming payable under Section 5.05 hereof, the Company may, upon written notice to the relevant Agent (which may be included in the notice otherwise required by Section 4.05 hereof in conjunction with the Subject Prepayment) deposit in the Cash Collateral Account or the Canadian Cash Collateral Account, as the case may be, an amount equal to the amount of the Subject Prepayment for application to the relevant Fixed Rate Loans on the last day of the then current Interest Period(s) therefor and (iii) except to the extent that the provisions of
Section 6 hereof are applicable and without affecting any obligations of either Borrower with respect to its Loans, (a) except for Series B R/C Loans, PSC shall not be obligated to make any payments under this Section 3.03(c) on the Series A R/C Loans or in respect of clause (i) of this sentence and (b) the Company shall not be obligated to make any payments under this Section 3.03(c) on the Series B R/C Loans.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

        4.01  PAYMENTS.

        (a) Except with respect to Canadian Dollar Loans, amounts payable to Canadian Banks pursuant to Section 5 hereof and to the extent otherwise expressly provided herein, all payments of principal, interest and other amounts to be made by any Obligor under this Agreement and the Notes (other than the Series B R/C Notes) (and all payments by any other Obligor in respect of such principal, interest or other amounts) shall be made in U.S. Dollars, in immediately available funds, to the U.S. Agent at account number NYAO-DI-900-9-000002 maintained by the U.S. Agent at the Principal Office, not later than noon New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). All payments of principal, interest and other amounts to be made by PSC under this Agreement (including, without limitation, amounts payable to Canadian Banks pursuant to Section 5 hereof and amounts payable under the Series B R/C Notes (and all payments by any other Obligor in respect of such principal, interest or other amounts)) shall, except as otherwise expressly provided herein, be made in Canadian Dollars, in immediately available funds, to The Royal Bank of Canada, Correspondent Banking Division, Main Branch, Toronto, Ontario, Canada for credit to the account of The Chase Manhattan Bank of Canada, account number 219-247-4 not later than 11:00 a.m. Toronto time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

        (b) Each Obligor shall, at the time of making each payment under this Agreement or any Note, specify to the relevant Agent the Loans or other amounts payable by such Obligor hereunder to which such payment is to be applied





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

(and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, (i) in the case of any U.S. Dollar payment, the U.S. Agent may distribute such payment to the U.S. Dollar Banks and the Issuing Bank in such manner as it or the Majority Banks may determine to be appropriate, subject to Section 4.02 hereof or (ii) in the case of any Canadian Dollar payment, the Canadian Agent may distribute such payment to the Canadian Dollar Banks in such manner as it or the Canadian Dollar Banks may determine to be appropriate, subject to Section 4.02 hereof.

        (c) Each payment received by either Agent under this Agreement or any Note for account of a Bank or the Issuing Bank shall be paid promptly to such Bank or the Issuing Bank, in immediately available funds in the appropriate currency (following conversion from one currency to the appropriate currency (if necessary) in accordance with customary bank practice and procedures), for account of such Bank's Applicable Lending Office for the Loan or participation in Letter of Credit Liabilities in respect of which such payment is made or the Issuing Bank, as the case may be.

        (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall (unless otherwise expressly provided herein) be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

        4.02 PRO RATA TREATMENT. Except to the extent otherwise expressly provided herein:

        (a) each borrowing of Revolving Credit Loans in U.S. Dollars hereunder shall be made from the U.S. Dollar Banks PRO RATA according to the then unused amounts of their respective Revolving Credit Commitments (for which purpose (x) the outstanding principal amount of any Canadian Dollar Loans owing to the Canadian Dollar Bank that is an Affiliate





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT of such U.S. Dollar Bank shall constitute a utilization of the Revolving Credit Commitment of such U.S. Dollar Bank (in the U.S. Dollar
    Equivalent of such Loans) and (y) the Outstanding Letter of Credit Liabilities of any U.S. Dollar Bank shall constitute a utilization of the Revolving Credit Commitment of such U.S. Dollar Bank), each borrowing of Canadian Dollar Loans shall be made from the Canadian Dollar Banks PRO RATA according to the then amounts of the respective Series B Sublimit Amounts of the U.S. Dollar Banks that are Affiliates of such Canadian Dollar Banks; each payment of fees under Section 2.04(a)(i) hereof shall be made for account of the U.S. Dollar Banks PRO RATA according to the then unused amounts of their respective Revolving Credit Commitments; and each termination or reduction of the amount of the Revolving Credit Commitments shall be applied to such Revolving Credit Commitments of the U.S. Dollar Banks PRO RATA according to the amounts of their respective Revolving Credit Commitments;

        (b) the making, Conversion and Continuation of Revolving Credit Loans of a particular type (except as otherwise provided in Section 5) shall be PRO RATA among the (x) U.S. Dollar Banks according to the amounts of their respective Revolving Credit Commitments or (y) Canadian Dollar Banks according to the amounts of their respective Series B Sublimit Amounts; and

        (c) each payment and prepayment by the Company of principal of or interest on Revolving Credit Loans of a particular type shall be made to the relevant Agent for account of the Banks holding Loans of such type PRO RATA in accordance with the respective unpaid principal amounts thereof.

        4.03 COMPUTATIONS. Interest on Eurodollar Loans and Money Market Loans and letter of credit fees under Section 2.02(II)(a)(4) hereof shall be computed on a per annum basis and on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Rate, Canadian Discount Rate Loans and Canadian Floating Rate Loans, interest referred to in Sections 2.01(II)(e) and 4.06 hereof and facility fees shall be computed on a per annum basis and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

        4.04 MINIMUM AMOUNTS. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, optional prepayment or Conversion of Base Rate Loans shall be in an amount of U.S.$1,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof, each borrowing, Conversion or Continuation of Eurodollar Loans shall be in an amount of U.S.$1,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof, each borrowing and optional prepayment of Canadian Floating Rate Loans shall be in an amount of CAN$250,000 or an integral multiple of CAN$250,000 and each borrowing, Conversion or Continuation of Canadian Discount Rate Loans shall be in an amount of CAN$500,000 or an integral multiple of CAN$500,000 (borrowings, optional prepayments, Conversions or Continuations of or into Revolving Credit Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings or Conversions for purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of (x) Eurodollar Loans having the same Interest Period shall be at least U.S.$1,000,000 and (y) Canadian Discount Rate Loans having the same Interest Period shall be at least CAN$500,000, and, if any Eurodollar Loans or Canadian Discount Rate Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans or Canadian Floating Rate Loans, as the case may be, during such period.

        4.05 CERTAIN NOTICES. Except as provided in Section 2.01(III) with respect to Money Market Loans, notices by either Borrower to the relevant Agent of terminations or reductions of Revolving Credit Commitments, of borrowings, Conversions, Continuations and prepayments of Loans, of type of





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Loans, of the duration of Interest Periods and of issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the relevant Agent not later than 11:00 a.m. New York time or 11:00 a.m. Toronto time, as applicable, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, prepayment or issuance or the first day of such Interest Period specified below:

                                        Number of
                                        Business
  Notice                                Days Prior
  ------                                ----------
  Termination or
  reduction of Revolving
  Credit Commitments                       3

  Borrowing or prepayment of,
  or Conversion into,
  Base Rate Loans                       Same Day

  Borrowing or prepayment of,
  Conversion into, Continuation as,
  or duration of Interest Period
  for, Eurodollar Loans                    3

  Borrowing or prepayment of,
  Canadian Floating Rate Loans          Same Day

  Borrowing or prepayment of,
  Conversion into, Continuation as,
  or duration of Interest Period
  for, Canadian Discount Rate
  Loans                                    1

  Issuance of Letters of Credit            1


Each such notice of termination or reduction shall specify the aggregate amount of the Revolving Credit Commitments to be terminated or reduced. Each such notice of borrowing,





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Conversion, Continuation or prepayment shall specify the type of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and type and Series of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Each such notice of the issuance of a Letter of Credit shall specify the type of Letter of Credit, the amount thereof, the expiry date thereof, the name of the beneficiary thereof and the drawing conditions therefor. The relevant Agent shall promptly notify the Banks and the other Agent of the contents of each such notice. In the event that such Borrower fails to select the type of Loan, or the duration of any Interest Period, for any Fixed Rate Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Fixed Rate Loan) will be automatically Converted into a Base Rate Loan or Canadian Floating Rate Loan, as the case may be, on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan or a Canadian Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan or a Canadian Floating Rate Loan, as the case may be. In addition, the Company shall submit a copy of any notice delivered to an Agent pursuant to this Section 4.05 to the other Agent, conspicuously marked at the top to read "For information only".

        4.06 NON-RECEIPT OF FUNDS BY THE AGENTS. Unless the relevant Agent shall have been notified by a Bank or the relevant Borrower prior to the date on which it is scheduled to make payment to such Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of such Borrower) a payment to such Agent for account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt by such Agent, that it does not intend to make the Required Payment to such Agent, such Agent may assume that the Required Payment has been made and may, in reliance upon such assumption





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

(but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or such Borrower has not in fact made the Required Payment to such Agent, the recipient(s) of such payment shall, on demand, repay to such Agent the amount so made available together with interest thereon in respect of each day during the period commencing on and including the date such amount was so made available by such Agent until the date such Agent recovers such amount at a rate per annum equal to the Federal Funds Rate in the case of U.S. Dollar Loans, and, in the case of Canadian Dollar Loans, 2% in excess of the Canadian Floating Rate (to the fullest extent permitted by law), for such day.

        4.07  SHARING OF PAYMENTS; ETC.

        (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank or the Issuing Bank may otherwise have, each Bank and the Issuing Bank shall be entitled, at its option, to setoff and apply balances held by it for account of such Obligor, at any of its offices, in U.S. Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans to such Obligor (or, in the case of the Issuing Bank, Reimbursement Obligations and interest thereon), such Obligor's obligations under Section
    6.01 hereof, or any other amount payable by such Obligor to such Bank or the Issuing Bank hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and each Agent thereof, provided that such Bank's or Issuing Bank's failure to give such notice shall not affect the validity thereof.

        (b) If any Bank shall obtain payment of any principal of or interest on any Loan of any type made by it to any Obligor through the exercise of any right of set-off, bankers' lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by such Obligor to such Bank than the





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such type made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) PRO RATA in accordance with the unpaid principal and/or interest on the Loans of such type held by each of the Banks. If a U.S. Dollar Bank acquires a participation in (or direct interest in) a Canadian Dollar Loan, such U.S. Dollar Bank shall be a Canadian Dollar Bank to the extent of such participation (or direct interest) and if a Canadian Dollar Bank acquires a participation in (or direct interest in) a U.S. Dollar Loan, such Canadian Dollar Bank shall be a U.S. Dollar Bank to the extent of such participation (or direct interest). To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors agree that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

        (c) Except as expressly set forth in the next succeeding sentence, nothing in this Agreement shall require any Bank or the Issuing Bank to exercise any such right or shall affect the right of any Bank or the Issuing Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of each and any Obligor. Each Bank that is party to Bank Financial Accommodation Documents hereby agrees that, to the extent that such Bank chooses to exercise any right of set-off, bankers' lien or counterclaim (including the right





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT accorded to such Bank under this Section 4.07) with respect to obligations of the Obligors under this Agreement or under such Bank's Bank Financial Accommodation Documents, such Bank shall exercise such right first against, and apply the benefits of such exercise first to, the Loans and Letter of Credit Liabilities (or interests of such Bank therein) of the relevant Obligor hereunder (and interests therein) and only after such application (and after giving effect to the provisions of this Section 4.07) shall such Bank exercise such right against, and apply the benefits of such exercise to, obligations of such Obligor under such Bank's Bank Financial Accommodation Documents. If under any applicable bankruptcy, insolvency or other similar law, any Bank or the Issuing Bank receives a secured claim in lieu of a set-off to which this
Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 (or, in the case of a secured claim received by the Issuing Bank, Section 2.01(II) hereof) to share in the benefits of any recovery on such secured claim.


        Section 5.  YIELD PROTECTION; ILLEGALITY; FOREIGN TAXES.

        5.01 ADDITIONAL COSTS. The following provisions shall apply to all Banks, and, for the purposes of determining amounts payable or the circumstances that would permit a Bank to request compensation or other action, the term "Bank" shall be deemed to include any corporation controlling a Bank.

        (a) The relevant Borrower shall pay to the relevant Agent for account of each relevant Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any such Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

(such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

        (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income or net worth of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

       (ii) imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than, in the case of U.S. Dollar Banks, the Reserve Requirement utilized in the determination of the Fixed Rate for such Eurodollar Loan or LIBO Rate for such LIBOR Market Loan, as the case may be) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof, or any Canadian Discount Rate Loan), or any Revolving Credit Commitment of such Bank; or

      (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or any Revolving Credit Commitment of such Bank.

Each Bank will notify the relevant Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation for Additional Costs pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank,





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States. Each Bank will furnish the relevant Borrower with a certificate setting forth the basis and amount of each request by such Bank for compensation for Additional Costs under this Section 5.01(a). If any Bank requests compensation for Additional Costs from the relevant Borrower under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the relevant Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be Converted into Base Rate Loans or Canadian Floating Rate Loans, as the case may be, in accordance with Section 5.04 hereof.

        (b) Without limiting the effect of the provisions of Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes, in the case of U.S. Dollar Banks, deposits by reference to which the interest rate on Eurodollar Loans is determined or, in the case of Canadian Dollar Banks, Bankers Acceptances by reference to which the interest rate on Canadian Discount Rate Loans is determined, as provided in this Agreement or a category of extensions of credit or other assets of such U.S. Dollar Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the relevant Borrower (with a copy to the relevant Agent), the obligation of such Bank to make and to Continue, and to Convert Loans into, Fixed Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (and all Eurodollar Loans of such type held by such U.S. Dollar Bank shall be Converted into Base Rate Loans and all Canadian Discount Rate Loans of such type held by such Canadian Dollar Bank shall be Converted into Canadian Floating Rate Loans) in accordance with Section 5.04 hereof).





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        (c)   Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the relevant Borrower shall pay directly to each Bank and the Issuing Bank from time to time on request such amounts as such Bank or the Issuing Bank may determine to be necessary to compensate such Bank or the Issuing Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office) or the Issuing Bank, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Revolving Credit Commitment, Loans or Letters of Credit (or interests therein) (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) or the Issuing Bank to a level below that which such Bank (or any Applicable Lending Office) or the Issuing Bank could have achieved but for such law, regulation, interpretation, directive or request).

        (d)   Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder (or interests therein) and the result shall be to





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT increase the cost to any Bank or the Issuing Bank of issuing or maintaining its obligation hereunder to issue or participate in any Letter of Credit or reduce any amount receivable by any Bank or the Issuing Bank hereunder in respect of any Letter of Credit (which increases in cost, or reduction in amount receivable, shall be the result of such Bank's or the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or the Issuing Bank, the Company shall pay directly to such Bank or the Issuing Bank, from time to time as specified by such Bank or the Issuing Bank, such additional amounts as shall be sufficient to compensate such Bank or the Issuing Bank for such increased costs or reductions in amount.

        (e) Determinations and allocations by any Bank or the Issuing Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a), (b) or (d) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or Letters of Credit (or interests therein) or its obligation to make Loans or to issue Letters of Credit (or to acquire interests therein), or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank or the Issuing Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

        5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate or Canadian Discount Rate for any Interest Period:

        (a) (i) with respect to U.S. Dollar Loans, the U.S. Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT determining rates of interest for Eurodollar Loans as provided herein;
    or (ii) with respect to Canadian Dollar Loans, the Canadian Agent determines (which determination shall be conclusive) that quotations of discount rates for Bankers Acceptances referred to in the definition of "Canadian Discount Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Canadian Discount Rate Loans as provided herein; or

        (b) the Majority Banks (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan) or the Canadian Dollar Banks, as the case may be, determine (which determination shall be conclusive) and notify (or notifies, as the case may be) the relevant Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" or "Canadian Discount Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans or Canadian Discount Rate Loans or LIBOR Market Loans, as the case may be, for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or the such quoting Bank) of making or maintaining such Loans for such Interest Period, then the relevant Agent shall give the relevant Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the U.S. Dollar Banks (or such quoting Bank) shall be under no obligation to make additional Fixed Rate Loans, to Continue Fixed Rate Loans, or to Convert Base Rate Loans into Eurodollar Loans or Canadian Floating Rate Loans into Canadian Discount Rate Loans, as the case may be, and the relevant Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Fixed Rate Loans, either prepay such Loans or Convert such Loans into Base Rate Loans or Canadian Floating Rate Loans, as the case may be, in accordance with
Section 2.08 hereof.

        5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

U.S. Dollar Bank or its Applicable Lending Office to honor its obligation to make or maintain Fixed Rate Loans or LIBOR Market Loans hereunder, then such U.S. Dollar Bank shall promptly notify the relevant Borrower thereof (with a copy to the relevant Agent) and such U.S. Dollar Bank's obligation to make or Continue Fixed Rate Loans, or Convert, as the case may be, Base Rate Loans into Eurodollar Loans or Canadian Floating Rate Loans into Canadian Discount Rate Loans, shall be suspended until such time as such Bank may again make and maintain Fixed Rate Loans and such Bank's outstanding Fixed Rate Loans shall be Converted into Base Rate Loans or Canadian Floating Rate Loans, as the case may be, in accordance with Section 5.04 hereof, and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

        5.04 CERTAIN CONVERSIONS PURSUANT TO SECTIONS 5.01 AND 5.03. If the Eurodollar Loans of any U.S. Dollar Bank or the Canadian Discount Rate Loans of any Canadian Dollar Bank (Loans of such type being herein called "AFFECTED LOANS" and such type being herein called the "AFFECTED TYPE") are to be Converted pursuant to Section 5.01 or 5.03 hereof, such Bank's Affected Loans shall be automatically Converted into Base Rate Loans (in the case of U.S. Dollar Banks) or Canadian Floating Rate Loans (in the case of Canadian Dollar Banks) on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the relevant Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

        (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans or Canadian Floating Rate Loans, as the case may be; and

        (b) all Loans which would otherwise be made or Continued by such Bank as Loans of the Affected Type shall





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT be made or Continued instead as Base Rate Loans or Canadian Floating Rate Loans, as the case may be, and all Loans of such Bank which would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans or Canadian Floating Rate Loans, as the case may be.

If such Bank gives notice to the relevant Borrower (with a copy to the relevant Agent) that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to the Conversion or non-Continuation of such Bank's Affected Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Base Rate Loans or Canadian Floating Rate Loans, as the case may be, shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held PRO RATA (as to principal amounts, types and Interest Periods) in accordance with their respective Revolving Credit Commitments.

                5.05 COMPENSATION. The relevant Borrower shall pay to the relevant Agent for account of each Bank, upon the request of such Bank through such Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate such Bank (or any corporation controlling such Bank) for any loss, cost or expense which such Bank determines are attributable to:

        (a) any payment (subject to clause (ii) of the last sentence of Section 3.03(c) hereof to the extent applicable), prepayment or Conversion of a Eurodollar Loan or Money Market Loan made by such U.S. Dollar Bank or a Canadian Discount Rate Loan made by such Canadian Dollar Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        (b) any failure by the relevant Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied but excluding any such failure by the relevant Borrower caused solely by operation of Section 5.03 hereof) to borrow a Eurodollar Loan or a Money Market Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such U.S. Dollar Bank or a Canadian Discount Rate Loan from such Canadian Dollar Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 4.05 or Section 2.01(III)(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest (excluding Applicable Margin if the event described in clause (a) or (b) requiring such compensation did not relate to an outstanding Fixed Rate Loan) which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein OVER (ii) (A) with respect to any such Eurodollar Loan, the interest component of the amount such U.S. Dollar Bank (or any corporation controlling such U.S. Dollar Bank) would have bid in the London interbank market for U.S. Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such U.S. Dollar Bank) or (B) with respect to any such Canadian Discount Rate Loan, the discount rate on Bankers Acceptances having an aggregate face amount of CAN$1,000,000 and with maturities comparable to such period that such Canadian Dollar Bank (or any corporation controlling such Canadian Dollar Bank) would have purchased in the normal course of its business (as reasonably determined by such Canadian Dollar Bank).



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        5.06  TAXES.

        (a) TAX PAYMENTS. Each relevant Obligor (which shall mean for purposes of this Section 5.06 in the case of Taxes imposed by the United States or any state or political subdivision thereof, the Company; in the case of Taxes imposed by Canada or any province or political subdivision thereof, PSC; in the case of Taxes imposed by Mexico or any state or political subdivision thereof, PSM; and, in the case of Taxes imposed by the country in which it is organized or any state or political subdivision thereof, any other Guarantor) will pay when due, for its own account, all present and future income, stamp, recording, documentary and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by any jurisdiction, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement (including, without limitation, in respect of payments under Section 6 hereof), any Loan, any Letter of Credit (or interest therein), any Security Document, any Letter of Credit Document or any Note, the registration, recording, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect of any thereof including the enforcement thereof (excluding taxes imposed on the overall net income or overall net worth of the Issuing Bank or any Bank or its Applicable Lending Office(s) by the jurisdiction in which the Issuing Bank or such Bank has its principal office or such Applicable Lending Office(s)) (hereinafter called "TAXES").

        (b) INDEMNIFICATION. Each relevant Obligor will indemnify any Bank and the Issuing Bank against, and reimburse any Bank and the Issuing Bank upon demand through the relevant Agent for, any Taxes and any loss, liability, claim or expense, including interest, penalties, fines, surcharges and legal fees, which such Bank or the Issuing Bank may incur at any time arising out of or in connection




                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT with any failure of such Obligor to make any payment of Taxes when due.

        (c) PAYMENTS FREE AND CLEAR. All payments on account of the principal of and interest on the Loans and the Notes and all other amounts payable by any Obligor to any Bank or the Issuing Bank hereunder or under any Security Document or any Letter of Credit Document (including, without limitation, amounts payable under clause (b) hereof) shall be made free and clear of and without reduction by reason of any Taxes, all of which will be for the account of and paid in full when due by such Obligor. In the event that any Obligor is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on, under or in respect of this Agreement, the Loans, any Letter of Credit (or interest therein), any Security Document, any Letter of Credit Document or any Notes, such Obligor shall make the required deduction or withholding, promptly pay the amount of such Taxes to the appropriate taxing authorities and pay to the relevant Agent such additional amounts as may be required, after the deduction or withholding of Taxes, to enable each Bank and the Issuing Bank to receive from such Obligor, on the due date thereof, an amount equal to the full amount stated to be payable to such Bank and the Issuing Bank under this Agreement, any Security Document, any Letter of Credit Document or any Note payable to the order of such Bank or the Issuing Bank.

        (d) EVIDENCE OF TAX PAYMENTS. Without in any way affecting any Obligor's obligations under the preceding provisions of this Section 5.06, such Obligor agrees to furnish to each Agent (together with a copy for each Bank) the originals or certified copies of all tax receipts in respect of each payment, deduction or withholding of Taxes required to be made by applicable laws or regulations, within 45 days after the date each payment under or in respect of this Agreement, any Security Document, any Letter of Credit Document or any Note subject to Taxes is made, and such Obligor shall, at the request of any Bank or the Issuing Bank, promptly furnish to such Bank or the Issuing Bank any other information, documents and receipts that such Bank or the Issuing




                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Bank may reasonably require (and that such Obligor can obtain with reasonable efforts) to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid hereunder.

        (e)   SURVIVAL.  The covenants and agreements of each Obligor under this
Section 5.06 shall survive the repayment of the Loans, the termination or expiration of the Revolving Credit Commitments and the cancellation of the Notes.


        Section 6.  GUARANTEES.

        6.01   UNCONDITIONAL GUARANTEES.

        (a) GUARANTEES. For valuable consideration, receipt whereof is hereby acknowledged, and to induce the Banks to enter into this Agreement, each Guarantor (subject, in the case of PSC and PSM, to the provisions of clause (b) below) hereby unconditionally guarantees to each Bank, each Agent and the Issuing Bank that its Guaranteed Obligations shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof and thereof, and, in the case of any extension of time of payment, in whole or in part, that all such amounts shall be promptly paid when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension. In addition, any Guarantor (subject, in the case of PSC or PSM, to the provisions of clause (b) below) hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such Guaranteed Obligations, such Guarantor shall forthwith pay the same.

        (b) CONTINGENT NATURE OF OBLIGATIONS OF PSM AND PSC. Anything in the foregoing Section 6.01(a) to the contrary notwithstanding, the following provisions shall apply to PSM and PSC (but to no other Guarantor):


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        Unless and until a Contingent Event shall occur and be continuing and the Majority Banks (through the U.S. Agent) shall notify PSC and/or PSM (through the Company) in writing of the same, PSC and PSM shall have no obligation whatsoever under Section 6.01(a) hereof with respect to its Guaranteed Obligations. In the event that a Contingent Event shall have occurred and be continuing, from and after (but not before) the date of the notice referred to in the preceding sentence, PSC and/or PSM (as specified in such notice) shall automatically be and become a Guarantor for all purposes under Section 6.01(a) hereof with respect to its Guaranteed Obligations.

        6.02 VALIDITY. The obligations of each Guarantor under this Section 6 (subject in the case of PSC and PSM to the provisions of Section 6.01(b) hereof) shall be unconditional irrespective of the value, genuineness, legality, validity, regularity or enforceability of the obligations of any other Obligor under this Agreement, the Notes, any of the Security Documents, any of the Letter of Credit Documents, any of the Bank Financial Accommodation Documents or, to the fullest extent permitted by applicable law, any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Without limiting the generality of the foregoing, each Guarantor agrees that its obligations hereunder shall not be affected by any time, by any amendment, modification or supplement to, or waiver of any provision of, any Document or by any other indulgence granted to any Obligor. Accordingly, PSM hereby irrevocably and expressly waives its rights under and the benefits of Articles 2846 and 2847 of the Civil Code for the Federal District of Mexico, and the corresponding articles of the other states of Mexico, which Articles and corresponding articles are not reproduced herein by express declaration that the contents of such articles are known to PSM.

   6.03 WAIVERS. Each Guarantor hereby expressly waives diligence, presentment and protest and any requirement that any right or power be exhausted or any action be taken against any



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT other Obligor or any other Person and all notices and demands whatsoever. For purposes of the aforesaid waiver by PSM of any requirement that any right be exhausted or any action be taken against any other Obligor or any other Person prior to action by either Agent or any Bank or the Issuing Bank against PSM, PSM also hereby irrevocably expressly waives (i) the benefits of "orden y excusion" and of prior judgment, levy, execution and other rights provided for in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2823, 2836, 2839 and 2840 of the Civil Code
for the Federal District of Mexico, and the corresponding articles of the other states of Mexico and (ii) any requirement of judicial demand for payment, whether under Article 2848 or 2849 of the Civil Code for the Federal District of Mexico or otherwise which Articles and corresponding articles are not reproduced herein by express declaration that the contents of said articles are known to PSM.

        6.04 SUBROGATION. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with each other Obligor for the benefit of each of such Obligor's creditors (including, without limitation, each Bank, the Issuing Bank and either Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to such Obligor to the extent it relates to a Guaranteed Obligation of such Obligor.

        6.05 ACCELERATION. Each Guarantor agrees that, as between it and the other Guarantors on the one hand, and any Bank, the Issuing Bank and either Agent, on the other hand, to the fullest extent permitted by applicable law, the obligations of either Borrower (other than itself) guaranteed under this Section 6 may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 10 hereof for purposes of this Section 6 notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding (including, without limitation, in the case



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT of PSC, any application under the Companies' Creditors Arrangement Act, as amended from time to time, or the Bankruptcy and Insolvency Act (Canada) or, with respect to reorganization or relief of debts, under the Business Corporations Act (Ontario), as amended from time to time) affecting such Borrower or otherwise) preventing such declaration as against such Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by each Guarantor for purposes of this Section 6 (subject to, in the case of PSC and PSM, the provisions of Section 6.01(b) hereof).

        6.06 REINSTATEMENT. Each Guarantor's obligations under this Section 6 shall be reinstated if at any time any payment received by any Bank, the Issuing Bank or either Agent from either Borrower hereunder or under any Note is rescinded or required to be repaid by such Bank, the Issuing Bank or such Agent.

        6.07 JOINT AND SEVERAL OBLIGATIONS, ETC. It is expressly understood and agreed that the obligations of each Guarantor under this Section 6 shall be joint and several and shall not be affected, modified or impaired by the compromise, settlement, waiver, change, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, duties, covenants or agreements by any other Guarantor under this Section 6 or by the taking of, or the failure to take, or any delay on the part of either Agent, the Issuing Bank or any Bank in taking any action against any such other Guarantor to enforce, assert or exercise any right, power or remedy conferred on either Agent, the Issuing Bank or any Bank hereunder or in connection with any of the transactions contemplated hereby. Each Guarantor hereby acknowledges the provisions of Section 6.01(b) hereof.

        6.08 SEVERABILITY. With respect to any Guarantor, the provisions of this Section 6 are severable, and in any action or proceeding involving any corporate law applicable to such Guarantor, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally applicable to



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT such Guarantor or its obligations under this Section 6, if the obligations of such Guarantor under this Section 6 would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Section 6, then, notwithstanding any other provision of this Agreement (including, without limitation, this Section 6) to the contrary, the amount of such liability shall, without any further action by such Guarantor, any of the Banks, the Issuing Bank, either Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.


        Section 7.  CONDITIONS PRECEDENT.

        7.01 AMENDMENT EFFECTIVE DATE. The effectiveness of the amendment and restatement of the Original Credit Agreement provided for hereby is subject to the condition precedent that the Agents shall have received the following, each of which shall be in form and substance satisfactory to each Agent:

        (a)  PRINCIPAL DOCUMENTS.

       (i) NOTES. The Money Market Notes, duly executed and completed by the Company dated the Restatement Date.

      (ii)  [Intentionally omitted]

     (III)  MORTGAGES AND TITLE SEARCHES.  Amendments to each of the
    Mortgages substantially in the form of Exhibit B-6 hereto, duly executed and delivered by the Company in recordable form (in such number of copies as the U.S. Agent shall have requested), together with title searches with respect to the land and improvements covered by each of the Mortgages by one or more title companies satisfactory to the U.S. Agent (the "TITLE COMPANIES"). The Company shall have paid to the Title Companies all expenses of the Title Companies in connection with such title searches and in addition shall have paid to the Title Companies an amount equal to any recording, stamp or similar taxes payable in

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT connection with recording each Amendment to Mortgage referred to in this clause (iii) in the appropriate county land office.

   (b)  [Intentionally omitted]

   (c)  [Intentionally omitted]

   (d)  [Intentionally omitted]

   (e)  [Intentionally omitted]

   (f)   OPINIONS OF COUNSEL.


        (i)   [Intentionally omitted]

       (ii) COUNSEL TO PSC. An opinion of Miller Thomson, Canadian counsel to PSC, dated the Restatement Date, substantially in the form of Exhibit I-6 hereto.

      (iii) GENERAL COUNSEL OF THE COMPANY. AN opinion of Ronald C. Eksten, Esq., general counsel of the Company, dated the Restatement Date, substantially in the form of Exhibit I-9 hereto.

       (iv)   [Intentionally omitted]

        (v)   [Intentionally omitted]

       (vi) SPECIAL NEW YORK COUNSEL TO THE BANKS AND THE AGENTS. An Opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks and the Agents, dated the Restatement Date, substantially in the form of Exhibit K hereto.

        (g) FEES. The Borrowers shall have paid to the U.S. Agent for the account of each of the Banks letter of credit fees under Section 2.01.II(a)(4) of the Original Credit Agreement, and the commitment fees under Section 2.04(a) of



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT the Original Credit Agreement, in each case accrued to the Amendment Effective Date and unpaid.

               (h)  [Intentionally omitted]

               (i)  [Intentionally omitted]

               (j)  [Intentionally omitted]

               (k) OTHER DOCUMENTS. Such other documents as either Agent or the Majority Banks or special New York counsel to the Banks or special Canadian counsel to the Banks may reasonably request.

               7.02  [Intentionally omitted]

               7.03 INITIAL AND ALL SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of the U.S. Dollar Banks to make the Loans to be made upon the occasion of each borrowing hereunder (including, without limitation, borrowings on the Amendment Effective Date and borrowings of Canadian Dollar Loans), and the obligation of the Issuing Bank to issue Letters of Credit (including, without limitation, issuances on the Amendment Effective Date), is subject to the further conditions precedent that, as of the date of such Loans or such issuance of Letters of Credit, and after giving effect thereto (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made (i) by the Obligors in Section 8 hereof and in each Security Document, (ii) by Holdings in any Holdings Document and (iii) by each Majority Interest Party in each Majority Interest Document, shall be true and correct on and as of the date of such borrowing or issuance with the same force and effect as if made on and as of such date. In the case of borrowings of Loans or issuances of Letters of Credit (other than the borrowings or issuances on the Amendment Effective Date), the related notice of borrowing or issuance by either Borrower hereunder shall constitute a certification by each such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless such Borrower otherwise notifies the Agents, as of the date of such borrowing or issuance).



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

           Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Agents and the Banks (in the case of each Obligor (other than the Company) in its capacity as a Subsidiary of the Company and in its independent corporate capacity) that:

           8.01  CORPORATE AND LEGAL EXISTENCE AND STRUCTURE.

   The Company and each of the Subsidiaries:

           (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization;

          (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business (other than those material governmental licenses, authorizations, consents and approvals the failure so to have would not have a material adverse effect on the prospects, business, financial condition or operations of the Company and the Subsidiaries taken as a whole); and

         (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its prospects, business, operations or financial condition.

           8.02  INFORMATION

           (a) All material information heretofore furnished by each Obligor (or its predecessors) or on its behalf to either Agent or any Bank for purposes of or in connection with this Agreement or any other Documents or any transaction contemplated hereby or thereby is, and all such


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                                    - 111 -




information furnished by it to either Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. Each Obligor has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent it can now reasonably foresee) the prospects, business, operations or financial condition of it and its Subsidiaries, in each case taken as a whole.

        (b)  Without limiting the generality of paragraph (a):

        (i)  [Intentionally omitted]

        (ii) The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1993 and the related consolidated statement of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for the fiscal year ended on December 31, 1993, with the opinion thereon of Arthur Andersen & Co., heretofore furnished to each of the Banks, present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations for the period covered thereby, all in accordance with GAAP applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date (or the notes thereto);

        (iii)  [Intentionally omitted]

        (iv) The balance sheet of PSC as at December 31, 1993 and the related statement of income, retained earnings and changes in cash flows of PSC for the fiscal year ended on December 31, 1993, with the opinion thereon of Arthur Andersen & Co., heretofore furnished to each of the Banks, present fairly, in all material respects, the financial

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT condition of PSC as at said date and the results of its operation for the period covered thereby, all in accordance with generally accepted accounting principles in Canada applied on a consistent basis. PSC did not have on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date (or the notes thereto); and

                (v) Since December 31, 1993, there has been no material adverse change in the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole from that set forth in the financial information set forth in the financial statements referred to in clause (ii) above.

        8.03 LITIGATION. Except as disclosed on Schedule VI hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of any Responsible Officer of any Obligor) threatened against any Obligor or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination that could have a material adverse effect on the prospects, business, operations or financial condition of any Obligor and its Subsidiaries taken as a whole, or on the timely payment of the principal of or interest on the Loans or the Letter of Credit Obligations or on the enforceability of this Agreement, the Notes or the Security Documents or on the rights and remedies of the Agents, the Issuing Bank or the Banks hereunder or thereunder.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        8.04  NO BREACH.

        (a) None of the execution and delivery of this Agreement, the Notes, the Security Documents, the Reorganization Documents to which it is a party or any of the other Documents, or the consummation of the transactions herein and therein contemplated or performance or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of or default under, or require any consent under or result in the creation or imposition of any Lien upon any of the properties, assets or revenues of any Obligor or any of its Subsidiaries pursuant to the terms of:

        (i) the Certificate of Incorporation or By-laws (or equivalent) of the Company or any other Obligor;

        (ii)  any applicable law or regulation;

        (iii) any order, writ, injunction or decree of any court or governmental authority or agency; or

        (iv) except as set forth on Schedule XI hereto, any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which it is bound.

        (b)   [Intentionally omitted]

        8.05 CORPORATE ACTION. Each of the Obligors has all necessary corporate authority to execute, deliver and perform its obligations under this Agreement, the Notes (in the case of the Borrowers) and the Security Documents to which such Obligor is a party (if any) and each of the other Documents executed or to be executed by it; the execution, delivery and performance by each of the Obligors of this Agreement, the Notes (in the case of the Borrowers) and the Security Documents to which such Obligor is a party (if any) and each of the other Documents executed by it have been duly authorized by all necessary corporate action on its part; and this Agreement and each of the Security Documents have been duly and validly executed and delivered by each of the

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

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                                    - 114 -




Obligors party thereto and constitutes, and each of the Notes when executed and delivered by the Borrower that is the maker thereof for value and each of the other Documents when executed and delivered by the Obligor party thereto will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

        8.06 USE OF PROCEEDS. The Company shall use the proceeds of the Series A R/C Loans to prepay in full the principal of, interest on and all other amounts owed with respect to the Refinanced Indebtedness of the Company, to provide working capital and fulfill other lawful corporate purposes and to pay the Holdings Dividend permitted by Section 9.12 hereof. PSC shall use the proceeds of the Series B R/C Loans to provide working capital and fulfill other lawful corporate purposes. Letters of Credit shall be issued for the account of the Company solely for the purposes described in Section 2.01(II)(a)(3) hereof.

   8.07 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Obligor of this Agreement, each Security Document to which it is a party or (in the case of the Borrowers), the Notes (in the case of the Borrowers) or for the validity or enforceability thereof.

   8.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code (except as to matters where non-compliance would not materially adversely affect the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole), and have not incurred any material liability to the PBGC or any Plan or Multiemployer Plan (other than the ongoing responsibility to make contributions or premium payments which are not currently past due).

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
                                    - 115 -

   8.09 TAXES. Each Obligor has filed all United States Federal, and Canadian federal and provincial, income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by any Obligor or any of its Subsidiaries. The charges, accruals and reserves on the books of each Obligor and each of its Subsidiaries in respect of taxes and other governmental charges are, in the opinions of such Obligor, adequate.

   8.10 CERTAIN AGREEMENTS. Set forth in Part A of Schedule III hereto is a complete and correct list, as of the Amendment Effective Date, of the Refinanced Indebtedness and each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any extension of credit to, or guarantee by, the Company or any Subsidiary (other than as the same relates to trade credit) which has an aggregate outstanding principal or face amount in excess of U.S.$500,000 (or a U.S. Dollar Equivalent) and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Part A of Schedule III. Set forth in Part B of Schedule III hereto is a complete and correct summary, as of the Amendment Effective Date, of the terms and conditions of each Interest Rate Protection Arrangement entered into by the Company or any of its Subsidiaries (including, without limitation, a copy of each confirmation relating to each Interest Rate Protection Arrangement).

   8.11 SUBSIDIARIES, ETC. Schedule II hereto contains a complete and accurate list, as of the Amendment Effective Date, of all Subsidiaries of the Obligors. Except as disclosed in Schedule II hereto, each Obligor owns free and clear of all Liens (other than pursuant to the Security Documents), all of the capital stock of the Subsidiaries set forth beneath the name of such Obligor in said Schedule II, and all of such capital stock is validly issued, fully paid and non-assessable. Each of the Subsidiaries is a consolidated Subsidiary of the Company for financial reporting purposes.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   8.12 LEGAL FORM. In the case of PSC and PSM, this Agreement, and, in the case of PSC, the Security Documents to which it is a party and each of its Notes are in proper legal form (i) in the case of PSM, under the laws of Mexico for enforcement thereof against PSM in Mexico (provided that an official translation of this Agreement into Spanish by a translator authorized by the Mexican courts would have to be prepared in order to initiate any proceeding for the enforcement thereof in the courts of Mexico) and (ii) in the case of PSC, under the laws of Canada and the applicable province thereof for enforcement thereof against PSC in Canada.

   8.13  ASSETS.

   (a) Each Obligor owns and has good title to (or, if subject to lease, leasehold interests in) its properties and assets, free and clear of all Liens or other encumbrances of any nature other than Liens expressly permitted by Section 9.14 hereof.

   (b) Each Obligor owns, free and clear of all Liens (except Liens in favor of either Agent for the benefit of the Banks), all of the patents, trademarks, trade names, copyrights or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, deemed by such Obligor to be necessary for the present and planned future conduct of its business, without any conflict with the rights of others which might result in a material adverse effect on the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole. Each Obligor has received all assignments, bills of sale or other documents necessary to establish, protect and perfect such Obligor's right, title and interest in and to all of the property described in the foregoing sentence. Each Obligor has duly effected all filings, recordings and other actions necessary to establish, protect and perfect such Obligor's right, title and interest in and to all of the material property described in the second preceding sentence.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   8.14 MARGIN STOCK. The extensions of credit to the Borrowers hereunder will not contravene the provisions of Regulation G, Regulation T, Regulation U or Regulation X. Not more than 25% of the value (as determined by any reasonable method) of the assets of the Company and its Subsidiaries is represented by "margin stock" within the meaning of Regulation U.

   8.15 PUBLIC UTILITY HOLDING COMPANY ACT; INVESTMENT COMPANY ACT. Neither the Company nor any of the Subsidiaries is (i) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time or (ii) an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time.

   8.16 HAZARDOUS MATERIALS. The Company and each of the Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole. Except as set forth on Schedule X hereto, the Company and each of the Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole.


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        In addition, except as set forth in Schedule X hereto:

        (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Company, threatened by any governmental entity with respect to any alleged failure by the Company or any of the Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of the Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) or any foreign Environmental Law of general application ("RELEASE"), of any substance regulated under Environmental Laws ("HAZARDOUS MATERIALS") generated by the Company or any of the Subsidiaries.

        (b) Neither the Company nor any of the Subsidiaries has handled any Hazardous Waste (as defined in 40 CFR Section 261) or any Subject Waste (as defined in Regulation 347 under the Environmental Protection Act (Ontario) except as allowed by permit or regulation on any property now or previously owned or leased by the Company or any of the Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole; and

        (i) no polychlorinated biphenyls are, or have been, present at any property now or previously owned or leased by the Company or any of the Subsidiaries;

        (ii) no asbestos is, or has been, present at any property now or previously owned or leased by the Company or any of the Subsidiaries;

        (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT property now or previously owned or leased by the Company or any of the Subsidiaries;

        (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by a statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned or leased by the Company or any of the Subsidiaries; and

        (v) no Hazardous Materials have been otherwise Released at, on or under any property now or previously owned or leased by the Company or any of the Subsidiaries;

in the case of each of the circumstances described in clauses (i) through (v) inclusive above, to an extent that such circumstance has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole.

        (c) To the best knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency, on the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or on any similar state or foreign list or which is the subject of federal, state, provincial or local enforcement actions or other investigations which may reasonably


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT be expected to lead to claims against the Company or any of the Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, to an extent that such circumstance has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole.

   (d) To the best knowledge of the Company, after due inquiry, no Hazardous Material generated by the Company or any of the Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of the Subsidiaries at any location other than those listed on Schedule X hereto.

   (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of the Subsidiaries and no property now or previously owned or leased by the Company or any of the Subsidiaries is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, on CERCLIS or on any similar state or foreign list of sites requiring investigation or clean-up.

   (f) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Company or any of the Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Company nor any of the Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

   (g) To the best knowledge of the Company, after due inquiry, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any of the Subsidiaries in relation to any property or facility now or previously owned or leased by the Company or any of the Subsidiaries which have not been superseded and which have not been made available to the Banks upon request (subject to Section 12.15 hereof).

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   8.17 PRODUCT RECALL LIABILITY. Set forth on Schedule VIII hereto is a complete and correct list, as of the Amendment Effective Date of all active Product Recall Events of the Company and the Subsidiaries and the Product Recall Liability relating thereto. Aggregate Product Recall Liability with respect to all Product Recall Events of the Company and the Subsidiaries will not result in a material adverse change in the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole, and no significant possibility of aggregate Product Recall Liability resulting in such a material adverse change exists based upon then current conditions and circumstances.

   Section 9. COVENANTS. So long as any of the Revolving Credit Commitments are in effect and until payment in full of the principal of and interest on all Loans hereunder and all other amounts payable by each Obligor hereunder and the expiration or termination of all Letters of Credit:

   9.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each of the Banks and the U.S. Agent:

   (a) (i) [Intentionally omitted]

   (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income, retained earnings and changes in cash flows of the Company and the Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case for the fiscal quarter of the Company ending December 31, 1991 and thereafter in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the senior financial officer of the Company, which certificate shall state that said financial statements present fairly, in all material

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT respects, the consolidated financial condition and results of operations of the Company and the Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

   (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and changes in cash flows of the Company and the Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case for the fiscal year of the Company ending December 31, 1992 and thereafter in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of an independent certified public accountant of recognized national standing acceptable to the Majority Banks, which opinion shall state that said financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and the Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, nothing came to their attention, except as specifically stated, that caused them to believe that the Company had failed to comply with Sections 9.07, 9.08, 9.09 or 9.12 hereof, or any other provision hereof, insofar as they relate to accounting matters;

   (c)   [Intentionally omitted]

   (d) promptly upon their becoming available, copies of all registration statements and annual, periodic or other regular reports, if any, which the Company and/or any Subsidiary shall have filed with the SEC (or any governmental agency substituted therefor) or any national securities exchange (except for those filed on a confidential basis);

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   (e) as soon as possible, and in any event by March 31, of each year, monthly projections substantially similar in form and scope to the Management Financial Forecasts for each month of such year;

   (f)   [Intentionally omitted]

   (g) as soon as possible, and in any event within ten days after a Responsible Officer of the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by the senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

        (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code;

        (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

        (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT been taken by PBGC with respect to such Multiemployer Plan;

        (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

        (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

        (h) promptly after any Responsible Officer of any Obligor knows or has reason to know that any Default has occurred, a notice of such Default, describing the same in reasonable detail;

        (i) promptly after any Responsible Officer of any Obligor knows or has reason to know that any mandatory prepayment event as set forth in
    Section 3.03(c) hereof has occurred, a notice of such event, describing the same in reasonable detail;

        (j) as soon as possible, and in any event within ten days after any Responsible Officer of the Company knows or has reason to know that any Obligor has received notice from any governmental authority to the effect that such Obligor is not in compliance with the Environmental Laws or the permits, licenses or authorizations referred to in Section 8.16 hereof, a notice of such circumstance describing the same in reasonable detail;

        (k) promptly after any Responsible Officer of any Obligor knows or has reason to know that any Product Recall

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

  Event has occurred, a notice of such Product Recall Event, describing the same in reasonable detail (and appending any notice from the CPSC or proposed product recall plan and other documents relating thereto); and

   (l) from time to time such other information regarding the business, affairs or financial condition of the Company or any of the Subsidiaries (including, without limitation, (i) any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA and (ii) unaudited consolidating financial statements for the Company and the Subsidiaries) as any Bank or either Agent may reasonably request.

The Company will furnish to each Bank and the U.S. Agent, (1) at the time it furnishes each set of financial statements pursuant to paragraph (a)(ii) or (b) above, (A) a Certificate (a "COMPLIANCE CERTIFICATE") substantially in the form of Exhibit G hereto signed by the senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the steps being taken to remedy the same), (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07, 9.08 and 9.09 hereof (based upon the financial statements adjusted to eliminate the effects of FAS 109, as reflected in the Reconciliation Statement), as of the end of the respective fiscal quarter or fiscal year and, in the case of the certificate accompanying financial statements delivered pursuant to paragraph (b) above, setting forth in reasonable detail the computations necessary to determine the Clean-Down Limit for the related fiscal year of the Company and (iii) setting forth the amount of Casualty Insurance Proceeds and Disposition Proceeds received during such fiscal quarter or fiscal year); and (B) a statement (a "RECONCILIATION STATEMENT") substantially in the form of Exhibit L hereto signed by the senior financial officer of the Company that displays, on a line-by-line basis, the difference between the financial statements provided pursuant to paragraph
(a)(ii) or (b) above (as the case may be) and such financial statements if the same were not

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT adjusted for FAS 109; (2) on the first Business Day following the end of each Clean-Down Period, a statement (a "PARENT ADVANCE STATEMENT") substantially in the form of Exhibit M hereto, signed by a senior financial officer of the Company that sets forth (i) the daily outstanding principal amount of the Revolving Credit Loans and Bank Line Loans during such Clean-Down Period, (ii) the daily outstanding principal amount of the Parent Advances during such Clean-Down Period and (iii) the daily outstanding principal amount of the Clean-Down Parent Advances for such Clean-Down Period; and (3) on the date on which the Company pays the Holdings Dividend, a certificate of the chief financial officer of the Company stating that the Holdings Dividend is paid and after giving effect thereto (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   9.02  LITIGATION, ETC.  The Company shall:

     (a) promptly after making the judgment described below, give notice to each Bank and the U.S. Agent of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting any Obligor or any of its Subsidiaries which, if adversely determined, in the reasonable judgment of the Company would have a material adverse effect on the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole; and

     (b) promptly after a Responsible Officer of the Company knows or has reason to know of the same, give notice to each Bank and the U.S. Agent of the issuance by any United States Federal or state court or any United States Federal or state regulatory authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of Loans or the issuance of Letters of Credit, the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint.

   9.03 CORPORATE EXISTENCE, ETC. Each Obligor shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, any thereof referred to in Section 8.16 hereof) if failure to comply with such requirements would materially and adversely affect the prospects, business, operations or financial condition of such Obligor and its Subsidiaries taken as a whole; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT working order and condition, ordinary wear and tear excepted; permit representatives of any Bank or either Agent, during normal business hours, to examine, copy, and make extracts from its books and records (at such Bank's expense except during the occurrence and continuance of a Default), to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or such Agent (as the case may be); and promptly upon the request of any Bank (which request shall be made in good faith and on a reasonable basis in light of statutes, regulations, directives and interpretations applicable to such Bank, whether or not having the force of law) the Company shall authorize the U.S. Agent to obtain (at the expense of the Company), and shall cooperate in order to permit the U.S. Agent to obtain, appraisals in form and substance satisfactory to the U.S. Agent and the Majority Banks on any property subject to any Mortgage.

   9.04 USE OF PROCEEDS. Each Borrower shall use the proceeds of the Loans hereunder solely as provided in Section 8.06 hereof in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X and the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and the regulations thereunder.

   9.05  [Intentionally omitted]

   9.06  [Intentionally omitted]

   9.07 INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio to be less than 2.25 to 1.00.

   9.08 LEVERAGE RATIO. The Company shall not, at any time during any period set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such period:




                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

           Period                Leverage Ratio
           ------                --------------
   During the first and second
    fiscal quarter of each
    fiscal year of the Company     .51 to 1

   During the third and fourth
    fiscal quarter of each
    fiscal year of the Company     .54 to 1

   9.09 NET WORTH. The Company shall not, at any time permit its Net Worth to be less than $130,000,000 LESS the amount of the Holdings Dividend.

   9.10 INDEPENDENT OBLIGATIONS OF PSC. PSC hereby acknowledges and confirms that each of the obligations set forth in this Section 9 that refer to PSC in its capacity as a Subsidiary of the Company shall be observed by PSC in its independent corporate capacity.

   9.11  [Intentionally omitted]

   9.12 RESTRICTED PAYMENTS. Except for the Holdings Dividend, the Company shall not, and shall not permit any of the Subsidiaries to, declare or make any Restricted Payments; PROVIDED that the Company may during any Restricted Payments Period make Restricted Payments, subject to the satisfaction of the following conditions on the date of such Restricted Payment and after giving effect thereto:

   (a) no Default has occurred or is continuing; and

   (b) the aggregate amount of Restricted Payments made in any Restricted Payments Period shall not exceed the lesser of (A) the quotient of the sum of
  (i) Cash Flow of the Company and its Subsidiaries for the Computation Period ending December 31 of the immediately preceding fiscal year of the Company MINUS (ii) Fixed Charges of the Company and its Subsidiaries for such Computation Period DIVIDED BY 1.05 and (B) the amount of the net income of the Company and its

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

  Subsidiaries for such Computation Period; PROVIDED that the Company shall be permitted to make Restricted Payments in such Restricted Payments Period in excess of the limit set forth in this paragraph (b) so long as (x) the Leverage Ratio as at the last day of such Computation Period (computed by deducting from the Net Worth of the Company the proposed Restricted Payment to be made pursuant to this Section 9.12) is less than or equal to .35 to 1 and (y) the Interest Coverage Ratio for such Computation Period is equal to or greater than 4.0 to 1.

   9.13 LIMITATION ON CONSOLIDATION, MERGER, ACQUISITIONS AND DISPOSITIONS. The Company shall not, and shall not permit any of the Subsidiaries to:

   (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it except, if no Default has occurred and is continuing (or upon giving effect to the subject transaction will occur) (i) so long as a Wholly-Owned Subsidiary is the surviving corporation, any Subsidiary may consolidate with or merge into another Subsidiary or (ii) so long as the Company is the surviving corporation, any Subsidiary or a Person acquired in an Acquisition permitted by Section 9.13(b) hereof may consolidate with or merge into the Company;

   (b) consummate any Acquisition except the Company and the Subsidiaries may make Acquisitions (i) with respect to the period from and including the Amendment Effective Date to but excluding the first day of the Restricted Payment Period occurring in 1995, for an aggregate consideration up to but not exceeding $3,000,000 and (ii) with respect to each Acquisition Period of the Company, for an aggregate consideration up to but not exceeding the sum of (A) $3,000,000 PLUS (B) an amount equal to the excess of (x) the amount of Restricted Payments permitted to be made by the Company pursuant to Section
  9.12 hereof during such Acquisition Period OVER (y) the amount of Restricted Payments made by the Company pursuant to Section 9.12 hereof during such Acquisition Period; or

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   (c) make any Disposition of (whether in one transaction or in a series of related transactions) any of its Property (as defined below), whether now owned or hereafter acquired, except (i) that the Company or any of its Subsidiaries may make a Disposition (the "PROPOSED DISPOSITION") of Property on any date if the Aggregate Disposition Revenue (as defined below) does not exceed an amount equal to 15% of the revenue of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for the twelve- month period ending on the Disposition Date (as defined below); (ii) for sales of Inventory in the ordinary course of business; or (iii) for sales of obsolete or worn-out property, tools or equipment no longer used or useful in its business.

   For purposes of this Section 9.13, the following terms shall have the following meanings:

   "AGGREGATE DISPOSITION REVENUE" shall mean, collectively, (i) the Revenue of all Property that has been Disposed of since the Amendment Effective Date pursuant to Section 9.13(c)(i) hereof and (ii) the Revenue of the Property that is subject to the Proposed Disposition.

   "DISPOSITION DATE" shall mean, for any Disposition, the last day of the fiscal quarter ending on or most recently ended prior to the date of such Disposition.

   "REVENUE" shall mean, for any Property, the amount of revenue produced by such Property for the twelve-month period ending on the Disposition Date of such Property.

   9.14 LIENS. The Company shall not, and shall not permit any of the Subsidiaries to, create, assume, incur or suffer to exist any Lien upon any of its assets, whether now owned or hereafter acquired, except:

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   (a)   Liens in existence on the Amendment Effective Date and described in
  Schedule IV hereto;

   (b) Liens for taxes, assessments and governmental charges, duties or levies (including, without limitation, under Section 412(n) of the Code) imposed upon it or upon its income or profits or upon any of its property, real or personal, or any part thereof if the same shall not at such time be due and payable or are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves have been established;

   (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers', transporters' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

   (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

   (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

   (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or the Subsidiaries;

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   (g) judgment Liens bonded pending appeal and landlord Liens not involving Indebtedness;

   (h) purchase money security interests securing purchase money obligations, provided that no such security interest shall extend to property other than goods and equipment purchased contemporaneously with or as a result of the incurring of such purchase money obligation and improvements and additions thereto;

   (i) security interests attendant to, and contemporaneously arising out of the incurrence of, Capital Lease Obligations, provided that no such security interest shall extend to property other than the property leased and improvements and additions thereto;

   (j)   [Intentionally omitted]

   (k)   Liens pursuant to the Security Documents;

   (l) Liens in favor of the Issuing Bank or any Bank that is an issuer of Bank Letters of Credit on documents of title or similar documents (and on the underlying property) relating to the transaction subject of a Letter of Credit or a Bank Letter of Credit (but on no other property);

   (m) Liens arising out of contracts for the purchase and sale of obligations issued by the government of the United States referred to in
  Section 9.17(b) hereof on such obligations (but on no other property); and

   (n) Liens in addition to the foregoing securing obligations other than indebtedness for borrowed money and extending to property (other than Receivables, Inventory or Pledged Shares (as defined in any Pledge Agreement)) having a fair market value of less than U.S.$250,000 (or a U.S. Dollar Equivalent) in the aggregate as to all such Liens.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   9.15 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) payments on Parent Advances expressly permitted by Section 9.18(b) hereof and in accordance with Section 9.16 hereof may be made, (ii) the Company may reimburse Majority Interest Parties, Minority Interest Parties or Holdings for out-of-pocket costs and expenses incurred by such Persons on behalf of the Company; (iii) [Intentionally omitted]; (iv) payments to NACCO or Holdings, as applicable, (including, without limitation, repayments of Tax Sharing Advances) pursuant to the Tax Sharing Agreement and payments to NACCO (including, without limitation, repayments of Proctor-Silex Tax Sharing Advances) pursuant to the Proctor-Silex Tax Sharing Agreement relating to the period prior to the Closing Date; (v) subject to any restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company and the Subsidiaries may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, Inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such corporation as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate; (vi) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any Subsidiary and receive reasonable compensation for his or her services in such capacity; (vii) subject to any restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company may make payments (other than Restricted Payments) expressly required to be made by the Company under the Reorganization Documents; and (viii) in addition to the

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT transactions permitted in clauses (i) through (vii) above (inclusive), subject to any other restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company may enter into other transactions with Affiliates in any fiscal year of the Company so long as the aggregate amount of cash or other property received by Affiliates from the Company in such fiscal year does not exceed U.S.$500,000.

   9.16 MAJORITY INTEREST DEBT AND MINORITY INTEREST DEBT. The Company shall not, and shall not permit any of the Subsidiaries to, make any payment in respect of any Majority Interest Debt (including, without limitation, any Parent Advances) or any Minority Interest Debt (including, without limitation, any Parent Advances) if (i) at the time a Default has occurred (or as a result of such payment will occur) and be continuing, (ii) after giving effect to such payment the Company shall have a combination of cash on hand and unutilized Revolving Credit Commitments (to the extent available for working capital purposes) totalling less than U.S.$10,000,000 or (iii) the Company is not in compliance with its obligations under Section 9.07 hereof. In addition to the foregoing, the Company will not make any payment with respect to the principal of any Clean-Down Parent Advances until after the last day of a Clean-Down Period during which the Company did not have any Clean-Down Parent Advances outstanding during such Clean-Down Period.

   9.17 INVESTMENTS. The Company shall not, and shall not permit any of the Subsidiaries to, make or permit to remain outstanding any Investment in any Person except:

   (a) Investments in existence on the Amendment Effective Date and reflected in the financial statements referred to in Section 8.02(b)(ii) or 8.02(b)(iv) hereof;

   (b) Investments in obligations issued by the government of the United States (including contracts for the purchase and sale thereof (such as repurchase or reverse repurchase agreements) with Banks or banks having capital and surplus of at least U.S.$500,000,000 or other financial

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT institutions having a net worth of at least U.S.$500,000,000), certificates of deposit of, and other bank accounts with, Banks or banks having their principal office located in the United States or London having capital and surplus of at least U.S.$500,000,000, and commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investor's Service, Inc., issued by a United States issuer rated not less than "A" by such rating agencies;

   (c) in the case of PSC, obligations of the government of Canada, bank accounts or time deposits with banks chartered under the Canadian Bank Act, and commercial paper rated R-1 by the Dominion Bond Rating Service or P-1 by C.B.R.S., Inc. issued by a Canadian issuer rated not less than "A" by the Dominion Bond Rating Service or the Canadian Bond Rating Service;

   (d) in the case of PSM, certificates of deposit issued by, and demand and time deposits with, Mexican national commercial banks which are among the six largest commercial banks in Mexico;

   (e)   Intercompany Receivables payable to the Company by its Subsidiaries;

   (f)   [Intentionally omitted]

   (g) Intercompany Receivables payable to the Subsidiaries of the Company by the Company in an aggregate outstanding amount not to exceed at any time the excess (if any) of (i) U.S.$25,000,000 OVER (ii) the aggregate outstanding principal amount of Intercompany Advances by the Subsidiaries of the Company to the Company at such time;

   (h)   [Intentionally omitted]

   (i)   Intercompany Advances by the Company or any Subsidiary permitted under
  Section 9.18 hereof;

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   (j) Investments in any Person pursuant to a merger, consolidation or Acquisition permitted under Section 9.13(a) or 9.13(b) hereof;

   (k) Investments consisting of capital contributions to newly-formed Subsidiaries; and

   (l)  [Intentionally omitted]

   9.18 INDEBTEDNESS. The Company shall not, and shall not permit any of the Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

   (a)   Indebtedness incurred hereunder;

   (b) Parent Advances in an aggregate outstanding principal amount not to exceed U.S.$35,000,000;

   (c) Intercompany Advances by the Company to its Subsidiaries in an aggregate outstanding principal amount not to exceed at any time the excess (if any) of (i) U.S.$25,000,000 OVER (ii) the aggregate outstanding amount of Intercompany Receivables payable to the Company by its Subsidiaries at such time;

   (d)   [Intentionally omitted]

   (e) Intercompany Advances by the Subsidiaries of the Company to the Company;

   (f)   [Intentionally omitted]

   (g) Capital Lease Obligations of the Company and the Subsidiaries in an aggregate principal amount outstanding (as to the Company and the Subsidiaries taken together) not to exceed U.S.$10,000,000;

   (h)   [Intentionally omitted]

   (i)   [Intentionally omitted]

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   (j)   [Intentionally omitted]

   (k) lines of credit (inclusive of Bank Line Loans) and letters of credit (inclusive of Bank Letters of Credit) in an aggregate principal (or face) amount not to exceed U.S.$30,000,000 so long as the outstanding principal of such lines of credit (other than Bank Line Loans) is reduced to zero during each Clean-Down Period;

   (l) Tax Sharing Advances so long as such Tax Sharing Advances are unsecured and are payable in accordance with the Tax Sharing Agreement;

   (m) Proctor-Silex Tax Sharing Advances so long as such Proctor-Silex Tax Sharing Advances relate to the period prior to the Closing Date, are unsecured and are payable in accordance with the Proctor-Silex Tax Sharing Agreement;

   (n)   [Intentionally omitted]

   (o) unsecured Indebtedness (other than letters of credit) so long as (i) such Indebtedness has an average life of less than three years and (ii) the outstanding principal amount of such Indebtedness is reduced to zero during each Clean-Down Period; and

   (p) Subordinated Indebtedness of the Company so long as (i) such Indebtedness has an average life longer than the average life of the Loans hereunder and (ii) the terms of such Indebtedness are no more restrictive than the terms of this Agreement.

   9.19  [Intentionally omitted]

   9.20 TYPE OF BUSINESS. The Company shall not, and shall not permit any of the Subsidiaries to, enter into any new lines of business which are materially different from, and unrelated to, the lines of business conducted by the Company and the Subsidiaries on the Amendment Effective Date which lines of

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT business currently include the design, manufacture and sale of consumer electric appliances and other consumer houseware products.

   9.21  HEDGING ARRANGEMENTS.

   (a)  [Intentionally omitted]

   (b) The Company shall not, and shall not permit any of the Subsidiaries to, enter into Interest Rate Protection Arrangements with respect to interest on an aggregate notional principal amount at any time in excess of (i) with respect to such arrangements that extend less than one year from the creation thereof, U.S.$120,000,000 and (ii) with respect to such arrangements that extend more than or equal to one year from the creation thereof, U.S.$75,000,000.

   (c) The Company shall not, and shall not permit any of the Subsidiaries to, enter into Foreign Currency Hedging Arrangements under which exposure (defined as the total amount outstanding under such arrangements) of the Company and the Subsidiaries exceeds U.S.$25,000,000 at any time.

   9.22 INSURANCE. The Company shall maintain, and shall cause each of the Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company and the Subsidiaries operate (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties in the same general areas in which the Company and the Subsidiaries operate and as are consistent with the Company's practices as of the date of the execution and delivery hereof), provided that in any event the Company will maintain:

   (1) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company and the Subsidiaries by reason of any Peril in amounts (i) in the

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT case of the fixed assets, plant and equipment as shall be reasonable and customary but in no event in an amount less than the greater of (x) the amount applicable to any such property or improvements necessary to avoid the insured named therein from becoming a co-insurer of any loss under such policy or (y) U.S.$70,000,000 and (ii) in the case of Inventory, not less than the greater of the fair market value thereof or the amounts necessary to avoid the insured named therein from becoming a co-insurer of any loss under such policy.

   (2) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance in respect of all vehicles (whether owned, hired or rented by the Company or any of the Subsidiaries) in such amounts as are then customary for vehicles used in connection with similar property and businesses, but in any event to the extent required by applicable law.

   (3) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or property damage occurring on, in or about the facilities owned, leased or used by the Company and the Subsidiaries (including adjoining streets, sidewalks and waterways), in such amounts as are then customary for property similar in use and located in the same state or country.

   (4) WORKERS' COMPENSATION INSURANCE -- insurance (including Employers' Liability Insurance) to the extent required by applicable law.

   (5) PRODUCT LIABILITY INSURANCE -- insurance against claims for bodily injury, death or property damage resulting from the use of products sold by the Company or any of the Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and the Subsidiaries.

   (6) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (up to an aggregate amount

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT equal to U.S.$10,000,000) by reason of any Peril affecting the operations of the Company or any of the Subsidiaries.

Such insurance shall be written by financially responsible companies selected by the Company and having an A. M. Best rating of "A" or better and being in a financial size category of VI or larger, or by other companies acceptable to the Majority Banks, and (other than workers' compensation insurance) shall name the U.S. Agent or the Canadian Agent, as relevant, as loss payee (in the case of insurance described in items (1) and (6) above) or as an additional named insured (in the case of the insurance described in items (2), (3), (4) and (5) above), in each case as its interests may appear. Each policy referred to in this Section 9.22 shall provide that it will not be canceled or reduced except after not less than 60 days' written notice to the U.S. Agent and the Canadian Agent and shall also provide that the interests of the U.S. Agent and the Canadian Agent, the Issuing Bank and the Banks shall not be invalidated by any act or negligence of the Company, any of the Subsidiaries or any Person having an interest in any facility owned, leased or used by the Company and the Subsidiaries nor by occupancy or use of any facility owned, leased or used by the Company and the Subsidiaries for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Company and the Subsidiaries. The Company will advise the U.S. Agent and the Canadian Agent promptly of any policy cancellation, reduction or amendment.

   Upon each April 15 in each year the Company will deliver to the U.S. Agent and the Canadian Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the April 1 of the calendar year following the calendar year of the current April 1, subject only to the payment of premiums as they become due and the right of the respective insurer to cancel or reduce the respective policy upon no less than 60 days' written notice to the U.S. Agent and the Canadian Agent as provided in the preceding paragraph. The Company will not obtain or carry separate insurance concurrent in form or contributing in the

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT event of loss with that required by this Section 9.22 unless the U.S. Agent or the Canadian Agent, as relevant, is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the U.S. Agent and the Canadian Agent whenever any such separate insurance is obtained and shall deliver to the U.S. Agent the certificates evidencing the same.

   If a Default shall not have occurred and be continuing and the insurance proceeds in question are in an amount less than U.S.$2,000,000 or if such insurance proceeds relate to property of PSM, all claims under insurance policies in which either Agent is named loss payee or additional named insured ("SUBJECT POLICIES") will be adjusted solely between the relevant Obligor and the insurer and insurance proceeds under Subject Policies (including, without limitation, Casualty Insurance Proceeds) will be paid to the relevant Obligor and will be used, as promptly as practicable, to replace or repair assets lost or damaged. If a Default has occurred and is continuing or the insurance proceeds in question are in an amount greater than or equal to U.S.$2,000,000, except in the case of insurance proceeds relating to property of PSM (which shall be treated in the manner described in the preceding sentence), all claims under Subject Policies will be adjusted between the relevant Obligor and the insurer, subject to approval by the relevant Agent and insurance proceeds under Subject Policies (including, without limitation, Casualty Insurance Proceeds) payable to the Company or PSC will be paid, in the case of the Company, to the U.S. Agent to be held in the Cash Collateral Account as "Collateral" under and as defined in the Security Agreement and, in the case of PSC, to the Canadian Agent to be held in the Canadian Cash Collateral Account as "Collateral" under, and as defined in, the General Security Agreement referred to in clause (ii) of the definition of "Canadian Security Documents" in Section 1.01 hereof.

   Notwithstanding anything contained in this Section 9.22 to the contrary, to the extent that compliance with the provisions of this Section 9.22 would contravene any provisions regarding insurance (including, without limitation, loss payee or additional named insured requirements) contained in any lease in existence as of the date of the execution and delivery of this

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                                    - 143 -


Agreement (or any renewal, any extension or replacement thereof containing substantially similar provisions regarding insurance) in which any of the Company or the Subsidiaries is a tenant, the insurance provisions contained in such lease shall control, and the Company or the Subsidiaries, as the case may be, shall not be required to comply with the provisions of this Section 9.22, in each case to the extent that compliance with the provisions of this Section
9.22 would contravene the insurance provisions contained in such lease.

   9.23  ADDITIONAL COLLATERAL.

   (a)   [Intentionally omitted]

   (b) If at any time the amount of Receivables payable (or to be payable) under Government Contracts could exceed U.S.$2,000,000 (or a U.S. Dollar Equivalent), the Company shall, and shall cause each of the Subsidiaries to, as promptly as practicable, execute and deliver to the Agents assignments, security agreements or other documents of like intendment in form and substance satisfactory to the Majority Banks (and, in the case of each Government Contract with the government of the United States or an agency or instrumentality thereof, a Government Contract Assignment) creating (to the extent not theretofore created by the Security Documents) first priority perfected Liens in favor of the relevant Agent for the benefit of such Agent, the Issuing Bank and the Banks in such Government Contracts, subject to no equal or prior Lien except Liens permitted pursuant to Section 9.14 hereof, together with such certificates, documents, legal opinions and evidence of filings or recordations as either Agent or any Bank may reasonably require to evidence the perfection and first priority of such Liens in accordance with the terms of this Agreement and the Security Documents.

   (c) The Company shall do all things as may be reasonably required by the Agents and the Majority Banks and execute and deliver to the relevant Agent or, if applicable, each Bank such documents and other instruments (including,

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
                                    - 144 -


  without limitation, mortgages, deeds of trust, supplemental or substitute notes), in form and substance satisfactory to the Agents and Majority Banks, as may be required in order to create and maintain the validity and priority of the Lien of any Mortgage.

   (d) The Company shall not, and shall not permit any of the Subsidiaries to, enter into or suffer to exist any agreement or instrument containing a provision that would prevent or inhibit the Company or the Subsidiaries from creating a Lien in favor of either Agent for the benefit of the Issuing Bank and the Banks on any property (real or personal, tangible or intangible) of the Company or the Subsidiaries, whether now owned or hereafter acquired, except any agreement or instrument that would create a Lien permitted under
  Section 9.14 hereof (but only with respect to the property subject to such Lien).

   9.24 CERTAIN AMENDMENTS. The Company shall not be party to or acquiesce in, or permit any of the Subsidiaries to be a party to or acquiesce in, any amendment, supplement or modification to, or waiver of any provisions of (a) any of the Reorganization Documents, any of the Existing Hamilton Beach Acquisition Documents, any of the Existing Proctor-Silex Acquisition Documents, the Existing Altoona Purchase and Sale Agreement, the Existing Alcoa Stock Purchase Agreement or the Existing WearEver Purchase and Sale Agreement (other than amendments, supplements or modifications to, or waivers of provisions of, the Reorganization Agreement or the Shareholders Agreement (other than Sections 7 or 8 of the Reorganization Agreement or Sections 4.2 or 6.3.3 of the Shareholders Agreement) as to which the Agents and the Banks have had 20 Business Days' prior notice and that do not have any material adverse effect on
(i) the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole; (ii) the timely payment of the principal of, or interest on, the Loans or the Letter of Credit Obligations; or (iii) the enforceability of this Agreement, any Security Document, any Minority Interest Document, any Majority Interest Document or any Note or the rights of either Agent, any Bank or the Issuing Bank hereunder or

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
                                    - 145 -

thereunder); (b) [Intentionally omitted]; (c) [Intentionally omitted] (d) the Proctor-Silex Tax Sharing Agreement or the applicable Tax Sharing Agreement (in the case of the Proctor- Silex Tax Sharing Agreement and the Tax Sharing Agreement referred to in clause (i) of the definition of "Tax Sharing Agreement" in Section 1.01 hereof, solely as the same affects the obligations of the Company to make payments to NACCO and the obligations of NACCO to make payments (as Proctor-Silex Tax Sharing Advances, Tax Sharing Advances or otherwise) to the Company); (e) [Intentionally omitted] or (f) any promissory note evidencing Parent Advances or other documentation governing Majority Interest Debt or Minority Interest Debt, without the prior written consent of the Majority Banks. The Company shall furnish to the Agents and the Banks copies of each amendment, modification or supplement to the Tax Sharing Agreement, the Proctor-Silex Tax Sharing Agreement, the Reorganization Agreement and the Shareholders Agreement promptly after the execution and delivery thereof.

   9.25  [Intentionally omitted]

   9.26 SUBSIDIARY DIVIDEND PAYMENTS. PSM and PSC may make Subsidiary Dividend Payments to the Company at any time or from time to time.

   9.27   MATERIAL SUBSIDIARIES.

   (a) The Company shall, and shall cause each of the Subsidiaries to, promptly upon receipt, pledge with, and grant a security interest in favor of, the U.S. Agent any shares of capital stock of, or other ownership interests in, any Material Subsidiary to the maximum extent possible without imposing any adverse tax consequences on the Company arising out of Section 956 of the Code or any other materially adverse tax consequences on the Company.

   (b) The Company shall promptly cause each Person which becomes a Material Subsidiary after the date of the execution and delivery of this Agreement and which is not a Guarantor to become a Guarantor hereunder and to grant to

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
                                    - 146 -


  the U.S. Agent for the benefit of the Banks a Lien upon its property (whether real or personal, tangible or intangible) in each case to the maximum extent possible without imposing any adverse tax consequences on the Company arising out of Section 956 of the Code or any other materially adverse tax consequences on the Company.

   (c) The Company shall, and shall cause each of the Subsidiaries to, execute and deliver such documents as shall be in form and substance satisfactory to the Agents to accomplish the transactions contemplated by paragraphs (a) and (b) above (accompanied by such certificates, documents and legal opinions as the Agents may reasonably request).

   9.28  [Intentionally omitted]


   Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

   (a) Any Obligor shall default in the payment of any principal of any Loan or any Reimbursement Obligation; or any Obligor shall default in the payment of any interest on any Loan or any other amount payable by it hereunder, under any Security Document or under any Letter of Credit Document and such default shall continue unremedied for 2 days after the occurrence thereof; or

   (b) (i) Any Obligor or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S.$500,000 or more (or a U.S. Dollar Equivalent); or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any of its other Indebtedness aggregating U.S.$500,000 or more (or a U.S. Dollar Equivalent) shall occur if the effect of such event is to cause, or (after giving effect to any applicable notice requirements or applicable grace periods or both) to permit the holder or holders of such Indebtedness, or a

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
                                    - 147 -


  trustee or agent on behalf of such holder or holders to cause, such Indebtedness to become due prior to its stated maturity; or

   (c) Any representation, warranty or certification made or deemed made (i) by any Obligor herein, in the Security Documents or the Letter of Credit Documents, (ii) by Holdings in any Holdings Document, (iii) by any Majority Interest Party in any Majority Interest Document, (iv) by any Minority Interest Party in any Minority Interest Document, or (v) in any certificate furnished to any Bank or either Agent by any Majority Interest Party, any Minority Interest Party, Holdings or any Obligor pursuant to the provisions of any Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

   (d) Any Lien created by any Security Document or any Supplemental Security Document shall at any time upon or after creation thereof cease to be a perfected Lien on and security interest in the property purported to be covered thereby, subject to no equal, prior or junior Lien except (i) in the case of property other than Pledged Shares (as defined in such Security Documents or such Supplemental Security Documents) consisting of capital stock of Holdings or the Company, for Liens permitted pursuant to Section
  9.14 hereof and (ii) in the case of Pledged Shares consisting of capital stock of Holdings or the Company, Permitted Parent Liens; or any Security Document shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or any of its Subsidiaries; or

   (e) Any Obligor shall default in the performance of any of their respective obligations under Sections 9.01(h) or 9.07, 9.08, 9.09, 9.12, 9.13 or 9.14 (other than with respect to non-consensual Liens of the generic type described in Sections 9.14(b), (c), (d), (e), (f) and (g) hereof ("NON-CONSENSUAL LIENS")), 9.15 through 9.18 (inclusive), 9.21, 9.24 or 9.27 hereof; or any Obligor shall

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
                                    - 148 -


  default in the performance of any of their respective obligations under
  Section 9.14 (with respect to Non-Consensual Liens) hereof and such default in performance shall continue unremedied for a period of 10 days after the occurrence thereof; or any Obligor shall default in the performance of any of its other covenants or agreements in this Agreement and such default shall continue unremedied for a period of 30 days after the occurrence thereof;
  or

   (f) Any Corporation shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

   (g) Any Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition, relief or readjustment of debts (including, without limitation, in the case of PSC, any proceeding under the Bankruptcy and Insolvency Act (Canada) any application under the Companies' Creditors Arrangement Act, as amended from time to time or, with respect to reorganization or relief of debts, under the Business Corporations Act, 1982 of the Province of Ontario, as amended from time to time), (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada), or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

   (h) A proceeding or case shall be commenced, without the application or consent of the affected Corporation, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or

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
                                    - 149 -


  the composition, relief or readjustment of its debts (including, without limitation, in the case of PSC, any proceeding under the Bankruptcy and Insolvency Act (Canada), any application under the Companies' Creditors Arrangement Act, as amended from time to time, or, with respect to reorganization or relief of debt, the Business Corporations Act, 1982 of the Province of Ontario, as amended from time to time), (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Corporation of all or any substantial part of its assets, or (iii) similar relief in respect of such Corporation under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Corporation shall be entered in an involuntary case under the Federal Bankruptcy Code; or

   (i) A final judgment or judgments for the payment of money in excess of U.S.$500,000 (or a U.S. Dollar Equivalent) in the aggregate shall be rendered by a court or courts against any Obligor or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 20 days from the date of entry thereof and such Obligor or the relevant Subsidiary shall not, within said period of 20 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

   (j) An event or condition specified in Section 9.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable judgment of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a

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
                                    - 150 -


  Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the reasonable judgment of the Majority Banks, material in relation to the consolidated financial position of the Company and the Subsidiaries; or

   (k) At any time: (i) Holdings shall create, assume, incur or suffer to exist any Lien upon the Company's capital stock (other than pursuant to the Supplemental Security Documents); or (ii) NACCO shall cease to own, directly or indirectly through Housewares, at least 51% of the Company's capital stock; or (iii) any Minority Interest Party or any of its Subsidiaries shall create, assume, incur or suffer to exist any Lien upon any capital stock of the Company (other than Permitted Parent Liens); or

   (l) Any Obligor shall default in the performance of any of its material obligations under any Security Document or any Letter of Credit Document or (notwithstanding Section 10(b) hereof) any Bank Financial Accommodation Document or any Interest Rate Protection Agreement or any Foreign Currency Hedging Agreement; or any Obligor shall default in the performance of any of its other obligations under any Security Document or any Letter of Credit Document or (notwithstanding Section 10(b) hereof) any Bank Financial Accommodation Document, any Interest Rate Protection Agreement or any Foreign Currency Hedging Agreement and such default shall continue for a period of 10 days after the occurrence thereof; or

   (m) Any Majority Interest Party shall default in the performance of any of its material obligations under any Majority Interest Document; or any Majority Interest Party shall default in the performance of any of its other obligations under any Majority Interest Document and such default shall continue unremedied for a period of 10 days after the occurrence thereof; or any Minority Interest Party shall default in the performance of any of its material obligations under any Minority Interest Document; or any Minority Interest Party shall default in the performance of any of its other obligations under any Minority Interest

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
                                    - 151 -


  Document and such default shall continue unremedied for a period of 10 days after the occurrence thereof; or any Majority Interest Document or any Minority Interest Document shall cease to be in full force and effect (except in accordance with the express terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Majority Interest Party or any Minority Interest Party thereto; or Holdings shall default in the performance of any of its material obligations under any Holdings Document; or Holdings shall default in the performance of any of its other obligations under any Holdings Document and such default shall continued unremedied for a period of 10 days after the occurrence thereof; or any Holdings Document shall cease to be in full force and effect (except in accordance with the express terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by Holdings; or

   (n) Any party to any Reorganization Document, any Existing Hamilton Beach Acquisition Document, any Existing Proctor-Silex Acquisition Document, the Existing Altoona Purchase and Sale Agreement, the Existing Alcoa Stock Purchase Agreement or the Existing WearEver Purchase and Sale Agreement shall default in any material respect in any of its obligations thereunder and such default shall have a material adverse effect on (i) the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole, (ii) the timely payment of the principal of, or interest on, the Loans or the Letter of Credit Obligations or (iii) the enforceability of this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Note or the rights of either Agent, any Bank or the Issuing Bank hereunder or thereunder; or

   (o) Any Obligor shall be dissolved or liquidated, shall terminate its existence or suspend its operations or payments (other than as referred to in clause (g) or (h) of

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT this Section 10), or shall lose any right, privilege or franchise necessary to maintain its juridical existence; or

   (p) All or a substantial part of the properties of any Obligor shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental authority or court or other Person purporting to act under the authority of the government of any jurisdiction, such Obligor or any such Subsidiary shall be prevented from exercising normal control over all or a substantial part of its properties; or

   (q) A moratorium shall be declared or otherwise instituted on the payment of any Indebtedness of any Obligor; or

   (r) The Company or any of the Subsidiaries shall merge with or into, or consolidate with, any Person, or shall Dispose of any of its assets, whether now owned or hereafter acquired, or shall make any Acquisition, except, in each case, as expressly permitted under Section 9.13 hereof; or Holdings shall merge with or into, or consolidate with, any Person; or

   (s) The Company or any of the Subsidiaries shall in any manner create, assume, incur or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, except to the extent expressly permitted under
  Section 9.14 hereof (and, in the case of a Default under this Section 10(s) predicated upon the creation, assumption, incurrence or sufferance to exist of a Non-Consensual Lien, such Default shall continue unremedied for a period of 10 days after the occurrence thereof);

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10, the Agents (through the U.S. Agent) may, and upon request of the Majority Banks, the Agents (through the U.S. Agent) shall, by notice to the Borrowers, cancel the relevant Revolving Credit Commitments and/or declare the principal amount then outstanding of and the


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
                                    - 153 -

accrued interest on the Loans and all other amounts payable by the Borrowers, as the case may be, under this Agreement and the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; and (ii) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 10, the Revolving Credit Commitments shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors under this Agreement and the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors. In addition, upon the occurrence and during the continuance of any Event of Default (other than one referred to in clause (g) or (h) of this Section 10), the Company shall, if requested by the U.S. Agent or the Majority Banks or the Issuing Bank (in either case, through the U.S. Agent), and, in the case of an Event of Default referred to in clause (g) or
(h) of this Section 10 the Company shall, forthwith without any demand or taking of any other action by the U.S. Agent, pay to the U.S. Agent (for deposit in the Cash Collateral Account) an amount equal to the sum of all Letter of Credit Liabilities in respect of all Letters of Credit.





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
                                    - 154 -




   Section 11.  THE AGENTS.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each of the Banks and the Issuing Bank hereby irrevocably appoints and authorizes each of the U.S. Agent and the Canadian Agent to act as its agent hereunder, under each Security Document, under each Majority Interest Document, under each Minority Interest Document and under each Holdings Document to which such Agent is a party with such powers as are specifically delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. No Agent (which term as used in this sentence and in Section 11.05 hereof and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Security Documents, the Majority Interest Documents, the Minority Interest Documents or the Holdings Documents and shall not by reason of this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Holdings Document, be a trustee for any Bank; (b) shall be responsible to the Banks for
(i) any recitals, statements, representations or warranties contained in this Agreement or in any of the other documents or certificates or other Documents referred to, provided for or received by any of them under this Agreement or any such other document or certificate or other Document, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any such other document or certificate or other Document, or (iii) for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, or (iv) for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, trust agreement, financing statement, notice of assignment, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall be responsible for any action taken or omitted to be taken by it hereunder or under any other Document, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as expressly set forth in
Section 7 hereof, no Agent shall have any responsibility to make,

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT or for failure to make, any determination or judgment under Section 7 hereof. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such Agent.

   11.02 RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Holdings Document (except as the same relate solely to the Issuing Bank and its rights and obligations hereunder), each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and as specified hereunder whenever an Agent acts or refrains from acting in accordance with the Majority Bank's instructions and such instructions of the Majority Banks, and any action taken or failure to act pursuant thereto, shall be binding on all of the Banks. As to matters not expressly provided for by this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Holdings Document relating solely to the Issuing Bank and its rights and obligations hereunder, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Issuing Bank, and as specified hereunder whenever an Agent acts or refrains from acting in accordance with the Issuing Bank's instructions and such instructions of the Issuing Bank, and any action taken or failure to act pursuant thereto, shall be binding on all of the Banks.

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
                                    - 157 -

   11.03 DEFAULTS. The Agents shall not be deemed to have knowledge of the occurrence of a Default unless notified by a Bank, the Issuing Bank or an Obligor which notice shall specify such Default and state that such notice is a "Notice of Default". In the event that either Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the other Agent, the Issuing Bank and the relevant Banks. Each Agent shall (subject to Section 11.01, 11.05 and 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

   11.04 RIGHTS AS A BANK. With respect to its Revolving Credit Commitment and the Loans made by it and, in the case of Chase, Letters of Credit issued by it, Chase and Chase Canada (and any successors acting as Agents) in their capacities as Banks (or, in the case of Chase, the Issuing Bank) hereunder shall have the same rights and powers hereunder as any other Bank (or, in the case of Chase, the Issuing Bank) and may exercise the same as though they were not acting as an Agent, and the term "Bank" or "Banks" (and, in the case of Chase, "Issuing Bank") shall, unless the context otherwise indicates, include each Agent (or, with respect to Letters of Credit, the U.S. Agent) in its individual capacity. Chase and Chase Canada (and any successors acting as Agents) and their affiliates may (without having to account therefor to any
Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Obligor and any of its Subsidiaries (and any of their respective affiliates) as if it were not acting as an Agent, and Chase, Chase Canada and their affiliates may accept fees and other consideration from any Obligor and any of its Subsidiaries and their respective affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

   11.05 INDEMNIFICATION. The Banks indemnify each Agent (to the extent not reimbursed under Section 12.03 hereof, but

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT without limiting the obligations of the Company under said Section 12.03), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans, or if only U.S. Dollar Loans or Canadian Dollar Loans (but not both) are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Documents or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

   11.06 NON-RELIANCE ON AGENTS AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on either Agent, the Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of each Obligor and its own decision to enter into this Agreement and that it will, independently and without reliance upon either Agent, the Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither Agent shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any other Document or to inspect the properties or books of any Obligor or any Subsidiary thereof or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT business of any Obligor or any Subsidiary thereof (or any of their respective Subsidiaries or other affiliates) which may come into the possession of such Agent or any of its affiliates.

   11.07 FAILURE TO ACT. Except for action expressly required of the Agents hereunder each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

   11.08 RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by giving notice thereof to the Banks, the Issuing Bank and the Company and an Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which in the case of the U.S. Agent shall be a bank which has an office in New York, New York, U.S.A. with a combined capital and surplus of at least U.S.$500,000,000 and which in the case of the Canadian Agent shall be a federally-chartered Canadian bank which has an office in Toronto, Ontario, Canada. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   Section 12.  MISCELLANEOUS.

   12.01 NO WAIVER. No failure on the part of either Agent, any Bank or the Issuing Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, or any Security Document, any Letter of Credit Document, any Note or any other Document to which an Obligor is a party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, or any Security Document, any Letter of Credit Document, any Note or any other Document to which an Obligor is a party preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

   12.02 NOTICES. All notices and other communications provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be given or made by telecopy or otherwise in writing or, with respect to notices given pursuant to Section 2.01(III) hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given (each communication given by any of such means to be deemed to be "in writing" for purposes of this Agreement) and telecopied, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to each Agent and each Obligor. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

   12.03 EXPENSES; ETC. The Company agrees (a) to pay or reimburse each Agent on demand for the out-of-pocket costs and expenses of such Agent (including, without limitation, the reasonable fees and expenses of Messrs. Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks and Messrs.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Stikeman, Elliott, special Canadian counsel to the Banks), in connection with
(A) the negotiation, preparation, execution and delivery of this Agreement, the Security Documents, the Holdings Documents, the Majority Interest Documents, the Minority Interest Documents, the Letter of Credit Documents and the Notes and any related agreements, instruments or documents, the making of the Loans hereunder and the issuance of Letters of Credit hereunder and (B) any amendment, modification or waiver of any of the terms of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document, any Letter of Credit Document, any of the Notes or such other agreements, instruments or documents and (b) to pay or reimburse each Agent and each Bank on demand for (i) all reasonable costs and expenses of such Agent and such Bank (including reasonable counsels' fees and expenses) in connection with the enforcement of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document, any Letter of Credit Document or any of the Notes and (ii) all transfer, stamp, documentary, recording or other similar taxes, assessments, fees or charges levied by any governmental or revenue authority in respect of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document, any Letter of Credit Document, any of the Notes or any other document referred to herein. The Company hereby indemnifies each Agent, the Issuing Bank and each Bank and their respective directors, officers, employees, agents and affiliates from, and agrees to hold each of them harmless against, any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and reasonable expenses that arise out of or in any way relate to or result from the making of Loans or issuance of Letters of Credit hereunder, or the other transactions contemplated hereby or thereby or by any other Document, including, without limitation, any investigation or litigation or other proceedings (whether or not such indemnified person is a party to any action or proceeding out of which any of the foregoing arise), other than any of the foregoing to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. Neither Agent nor any Bank shall be responsible or liable to any Obligor or any other Person

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT for any consequential damages which may be alleged as a result of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document or any Letter of Credit Document.

   12.04 AMENDMENTS; ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or waived only by an instrument in writing signed by each Obligor, the Agents and the Majority Banks (and, if its rights or obligations are affected thereby, the Issuing Bank), or by the Company and the Agents acting with the consent of the Majority Banks (and, if its rights or obligations are affected thereby, the Issuing Bank) and any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment, modification or waiver shall not, unless by an instrument signed by all of the Banks or by the Agents acting with the consent of all of the
Banks: (i) increase or extend the term of the Revolving Credit Commitments (including, without limitation, the Series B Sublimit Amount or the Letter of Credit Sublimit Amount), (ii) extend the date fixed for the payment of principal of or interest on any Loan or for the payment of any Letter of Credit Obligation, (iii) reduce the amount of any payment of principal of any Loan or any Reimbursement Obligation or the rate at which interest is payable thereon or any fee payable hereunder, (iv) alter the terms of this Section 12.04, (v) release (in whole or in part) any Obligor or impair the continuing effectiveness of any guarantee of any Guarantor or (vi) amend the definition of the term "Majority Banks" and provided, further, that any amendment of Section 11 hereof shall require the consent of both Agents. Each Agent agrees not to amend or waive the provisions of any Security Document, any Holdings Document, any Minority Interest Document or any Majority Interest Document without the consent of Majority Banks; provided that any release or substitution of collateral under any Security Document or Supplemental Security Document, or termination of any Supplemental Security Document or Supplemental Agreement, (other than, in each case, in conjunction with a transaction permitted by Section 9.13 hereof, Section 3.06 of the Holdings Supplemental Agreement or the Override Agreement) and which requires the

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT consent of such Agent or the Banks pursuant to the terms of such Security Document or Supplemental Security Document shall require the consent of each Bank; and provided further that no Agent shall agree to any amendment or waiver of the definitions of "Security" (as defined in the Pledge Agreement), "Collateral" (as defined in the Security Agreement) or definitions having similar purpose in any other Security Document or any Supplemental Security Document (except in conjunction with, and to the extent required by, a release or substitution of collateral that does not require Bank consent in accordance with the preceding proviso) without the consent of each Bank.

   12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   12.06  ASSIGNMENTS AND PARTICIPATIONS.

   (a) No Obligor may assign its rights or obligations hereunder or under its Notes without the prior consent of all of the Banks, the Issuing Bank and the Agents.

   (b)  [Intentionally omitted]

   (c) A Bank may not assign any of its Loans, its Notes, its participation in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) its Revolving Credit Commitment without the prior consent of the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent, such consent not to be unreasonably withheld; PROVIDED that (i) any Bank may assign to another Bank all or (subject to clause (ii) below) any portion of its Loans, its Notes, its participation in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) its Revolving Credit Commitment; (ii) any partial assignment of Loans, Notes, participations in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) Revolving Credit Commitment (other than to any affiliate or majority-owned subsidiary of the assigning Bank) shall be in the case of the partial assignment of only Loans, Notes,

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT participations in Letter of Credit Liabilities or (in the case of a U.S. Dollar
Bank) Revolving Credit Commitment, in an amount equal to U.S.$5,000,000 or multiples of U.S.$1,000,000 in excess thereof (unless the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent, otherwise consent to a lesser amount of such partial assignment); and (iii) contemporaneously with any assignment of Revolving Credit Commitment such assigning U.S. Dollar Bank shall also transfer to such assignee bank the same proportion of each of its Loans then outstanding (together with the same proportion of the Notes then outstanding) and its participation in Letter of Credit Liabilities then outstanding. Upon notice to the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent of an assignment permitted above (which notice shall identify the assignee and the amount of the assignor's Revolving Credit Commitment (in the case of a U.S. Dollar Bank), participations in Letter of Credit Liabilities, Notes and Loans assigned in detail reasonably satisfactory to the U.S. Agent) and upon the effectiveness of any assignment consented to by the Company as required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent), the obligations, rights and benefits of a Bank hereunder holding the Revolving Credit Commitment, Notes, participations in Letter of Credit Liabilities and Loans (or portions thereof) assigned to it (in addition to the Revolving Credit Commitment, Notes, participations in Letter of Credit Liabilities and Loans, if any, theretofore held by such assignee). Upon each such assignment the assignor Bank or the assignee Bank shall pay to the U.S. Agent an assignment fee of $3,500.

   (d)   [Intentionally omitted]

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

  (e) A Bank may sell to one or more other Persons a participation in all or any part of any Loans held by it, its participation in Letter of Credit Liabilities or its Revolving Credit Commitments, in which event each such participant shall be entitled to the rights and benefits of the provisions of
Section 9.01(l) hereof with respect to its participation in such Loan, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "PARTICIPATION AGREEMENT") executed by such Bank in favor of the participant). All amounts payable by any Obligor to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Notes except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or for the payment of any related Letter of Credit Obligation; (ii) the reduction of any payment of principal of any related Loan or any related Reimbursement Obligation; (iii) the release (in whole or in part) of any Obligor or the impairment of the continuing effectiveness of any guarantee of any Guarantor;
(iv) the release or substitution of substantially all of the collateral under the Security Documents and the Supplemental Security Document, or the termination of any Supplemental Security Document or any Supplemental Agreement which requires the consent of such Bank; or (v) the reduction of the rate at which either interest is payable on any related Loan or any related Reimbursement Obligation or (if the participant is entitled to any part thereof) facility fees or letter of credit fees are payable hereunder to a level below the rate at which the participant is entitled to receive interest or facility fees or letter of credit fees in respect of such participation.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

  (f) A Bank may furnish any information concerning any Majority Interest Party, any Minority Interest Party, Holdings, any Obligor or any of the Subsidiaries of any thereof, in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), provided that such Bank shall require that each such Person has agreed in writing to maintain the confidentiality of any such information which is non-public to the same extent such Bank is required to maintain such confidentiality in accordance with Section 12.15 hereof and the confidentiality agreement of such Bank referred to in the last sentence of said Section.

   12.07 SURVIVAL. The obligations of the Obligors under Sections 2.01(II)(f), 5.01, 5.05, 5.06 and 12.03 hereof shall survive the repayment of the Loans, the termination or expiration of the Revolving Credit Commitments and the expiration or termination of all Letters of Credit.

   12.08 CAPTIONS. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

   12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

   12.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

   12.11 JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against any Obligor with respect to this Agreement, any Loan, any Note, any Letter of Credit, any Letter of Credit Document or any Security Document or on any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York,

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT in the United States District Court for the Southern District of New York, or in the courts sitting in Toronto, Ontario, Canada or in the courts sitting in the Federal District of Mexico, or in the courts sitting in any jurisdiction where property covered by any Mortgage may be situated, as the U.S. Agent may elect in its sole discretion and each Obligor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding (and waives for such purpose any other preferential jurisdiction by reason of its present or future domicile or otherwise). Each of PSC and PSM hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System (the "PROCESS AGENT"), presently located at 1633 Broadway, New York, New York 10019, and each of PSC and PSM hereby irrevocably appoints the Process Agent its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each Obligor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by either Agent by registered or certified mail, postage prepaid, to such Obligor. Nothing herein shall in any way be deemed to limit the ability of either Agent to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

   12.12 WAIVER OF SOVEREIGN IMMUNITY. To the extent that any Obligor may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT commenced with respect to this Agreement, the Loans, the Notes, the Letters of Credit, the Letter of Credit Documents or the Security Documents to claim for itself or its revenues or assets any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or any other legal process or remedy with respect to its respective obligations hereunder or thereunder, and to the extent that in any such jurisdiction there may be attributed to such Obligor such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

   12.13 JUDGMENT CURRENCY. This is an international loan transaction in which (a) in the case of U.S. Dollar Loans and Letter of Credit Obligations, the specification of U.S. Dollars and payment in New York, New York, U.S.A. is of the essence, and, with respect to such U.S. Dollar Loans and Letter of Credit Obligations, U.S. Dollars shall be the currency of account in all events and (b) in the case of Canadian Dollar Loans, the specification of Canadian Dollars and payment in Toronto, Ontario, Canada is of the essence, and with respect to such Canadian Dollar Loans, Canadian Dollars shall be the currency of account in all events. The payment obligations of the Obligors with respect to any Loans or Letter of Credit Obligations under this Agreement or amounts payable under the Security Documents and the Notes shall not be discharged by an amount paid in a currency other than U.S. Dollars, in the case of U.S. Dollar obligations, or Canadian Dollars, in the case of Canadian Dollar obligations (each such currency with respect to each such obligation, the "REQUIRED CURRENCY"), or in a place other than New York, New York, U.S.A. in the case of U.S. Dollar obligations or Toronto, Ontario, Canada in the case of Canadian Dollar obligations (each such place with respect to each obligation, the "REQUIRED PLACE"), whether pursuant to such judgment or otherwise to the extent that the amount so paid on conversion to the Required Currency and transfer to the Required Place under normal banking procedures does not yield the amount of the Required Currency in the Required Place due hereunder.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   12.14 ACKNOWLEDGMENT OF LEGAL EXISTENCE. Each Obligor hereby expressly acknowledges the legal existence of each Agent, the Issuing Bank and each Bank, as well as its legal capacity to enter into this Agreement, each Security Document to which it is a party and each other Document to which it is a party, and hereby also expressly acknowledges the authority of the person who signs this Agreement, each Security Document to which it is a party and each other Document to which it is a party on behalf of such Agent or such Bank, such person's name appearing on the signature pages hereof or thereof.

   12.15 CONFIDENTIALITY. Each Bank and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or either Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process; (ii) to counsel for any of the Banks or the Agent; (iii) to bank examiners, auditors or accountants; (iv) to either Agent or any other Bank; (v) in connection with any litigation to which any one or more of the Banks or either Agent is a party; or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a confidentiality agreement having substantially the same scope as this Section 12.15 and, with respect to confidential information covered thereby, the confidentiality agreement referred to in the last sentence of this Section 12.15; and provided finally that in no event shall any Bank or either Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank whose name appears on the signature pages hereof under this Section 12.15 shall supplement (and shall not supersede and replace) the obligations of such Bank under the confidentiality

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT letter entitled "Hamilton Beach Confidentiality Agreement" in respect of this financing signed and delivered by such Bank to Chase prior to the date hereof (and, in the case of Chase, the confidentiality letter in respect of this financing signed and delivered by Chase to NACCO on August 22, 1990) with respect to the confidential information covered thereby.

   12.16 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR, EACH AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT TO WHICH IT IS A PARTY OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

   12.17 CONFIRMATION AND AGREEMENT. Each of the Obligors hereby (a) agrees that each reference to the Credit Agreement dated as of October 11, 1990 among the Obligors, the banks signatory thereto and the Agents and words of similar import in each Document to which such Obligors are party shall be a reference to such agreement as amended and restated hereby and
(b) confirms its obligations under each Document to which it is party after giving effect to the amendment and restatement of the Original Credit Agreement provided for by this Agreement.





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

   The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  OBLIGORS
                                  --------

                                  HAMILTON BEACH/PROCTOR-SILEX, INC.

                                  By   James H. Taylor
                                  ----------------------------------------
                                       Title: Vice President and Treasurer

                                  Hamilton Beach/Proctor-Silex, Inc.
                                  4421 Waterfront Drive
                                  Glen Allen, Virginia 23060

                                  Telecopier No.: (804) 527-7357

                                  Telephone No.: (804) 527-7190

                                  Attention:  James H. Taylor
                                              Vice President
                                              and Treasurer

                                  With a copy to:

                                  NACCO Industries, Inc.
                                  12800 Shaker Boulevard
                                  Cleveland, Ohio 44120

                                  Telex No.: 810-421-8569

                                  Telecopier No.: (216) 449-9561

                                  Telephone No.: (216) 449-9690

                                  Attention:  Charles A. Bittenbender
                                              Vice President,
                                              General Counsel
                                              and Secretary


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                 Telecopier No.: (216) 449-9607

                                 Telephone No.: (216) 449-9660

                                 Attention:  R. Robertson Hiltopn
                                             Vice President and
                                             Treasurer





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    PROCTOR-SILEX CANADA INC.


                    By   John Wright
                    ---------------------------------
                         Title: Controller

                    PROCTOR-SILEX CANADA INC.
                    10 Milner Business Court
                    Suite 600
                    Scarborough, Ontario
                    Canada MIB 3C6

                    Telecopier No.: (416) 292-8361

                    Telephone No.: (416) 292-7699

                    Attention:  John Wright
                                Controller

                    With a copy to:

                    Hamilton Beach/Proctor-Silex, Inc.
                    4421 Waterfront Drive
                    Glen Allen, Virginia 23060

                    Telecopier No.: (804) 527-7357

                    Telephone No.: (804) 527-7190

                    Attention:  James H. Taylor
                                Vice President and
                                Treasurer





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    PROCTOR-SILEX S.A. DE C.V.


                    By     Joseph Lamcambra
                    --------------------------------------------
                           Title: General Manager

                    Proctor-Silex, S.A. de C.V.
                    c/o Hamilton Beach/Proctor-Silex, Inc.
                    12035-G Rojas Drive
                    El Paso, Texas  79936

                    Telecopier No.: (915) 778-0263

                    Telephone No.: (915) 774-7501

                    Attention: Joseph Lacambra
                               General Manager

                      With a copy to:

                    Hamilton Beach/Proctor-Silex, Inc.
                    4421 Waterfront Drive
                    Glen Allen, Virginia  23060

                    Telecopier No.: (804) 527-7357

                    Telephone No.: (804) 527-7190

                    Attention:  James H. Taylor
                                Vice President and
                                Treasurer





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    BANKS
                    -----

                    THE CHASE MANHATTAN BANK
                      (NATIONAL ASSOCIATION)


                    By   Carol A. Ulmer
                    --------------------------------
                         Title: Vice President

                    Address for Notices:

                    The Chase Manhattan Bank
                      (National Association)
                    1 Chase Manhattan Plaza
                    New York, New York 10081

                    Telecopier No.: (212) 552-7075

                    Telephone No.: (212) 552-4112

                    Attention: Carol A. Ulmer





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    THE CHASE MANHATTAN BANK OF CANADA

                    By     Tim Wilson
                    --------------------------------------
                           Title: Vice President

                    Address for Notices:

                    The Chase Manhattan Bank
                      of Canada
                    150 King Street West
                    16th Floor
                    Toronto, Ontario M5H 1J9 Canada

                    Telecopier No.: (416) 585-3370

                    Telephone No.: (416) 585-3367

                    Attention: Tim Wilson





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        THE FIRST NATIONAL BANK OF CHICAGO


                    By    Marguerite C. Canestraro
                    --------------------------------------
                          Title: Authorized Agent

                    Address for Notices:

                    The First National Bank of Chicago
                    One First National Plaza
                    Suite 0634
                    Chicago, Illinois 60670
                    Telecopier No.: (312) 732-4840
                    Telephone No.: (312) 732-7659
                    Attention:  Ernest M. Misiora
                    with a copy to

                    First Chicago Bank
                    1301 E. 9th Street
                    Suite 2150
                    Cleveland, Ohio 44114

                    Telecopier No.: (216) 574-9278

                    Telephone No.: (216) 574-9845

                    Attention: Marguerite C. Canestraro





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    THE BANK OF NOVA SCOTIA


                    By    A. S. Norsworthy
                    ---------------------------------
                          Title: Assistant Agent

                    Address for Notices:

                    The Bank of Nova Scotia
                    Suite 2400
                    600 Peachtree Street, NE
                    Atlanta, Georgia 30308

                    Telecopier No.: (404) 888-8998

                    Telephone No.: (404) 877-1562

                    Attention: Joe Legisto

                    with a copy to:

                    The Bank of Nova Scotia
                    181 West Madison Street
                    Suite 3700
                    Chicago, Illinois 60602

                    Telecopier No.: (312) 201-4108

                    Telephone No.: (312) 201-4179

                    Attention:  Keith Neibrugge





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    BANK OF AMERICA ILLINOIS
                      (formerly known as
                      Continental Bank N.A.)

                    By    Peter Thursby
                    ----------------------------------
                          Title: Vice President

                    Address for Notices:

                    Bank of America Illinois
                    231 South LaSalle Street
                    Chicago, Illinois 60697
                    Telecopier No.: (312) 987-0303

                    Telephone No.: (312) 828-6560

                    Attention: Carl Jordan
                               Peter Thursby





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    CAISSE NATIONALE DE CREDIT AGRICOLE

                    By    Karen Coons
                    ------------------------------------
                          Title:

                    Address for Notices:

                    Caisse Nationale de Credit Agricole
                    55 E. Monroe Street
                    Suite 4700
                    Chicago, Illinois 60603

                    Telecopier No.: (312) 372-3724

                    Telephone No.: (312) 917-7570

                    Attention: Karen Coons





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                CRESTAR BANK


                                By    Christopher B. Werner
                                --------------------------------
                                      Title: Vice President

                                Address for Notices:

                                Crestar Bank
                                919 East Main Street
                                Richmond, Virginia 23219

                                Telecopier No.: (804) 782-7324

                                Telephone No.: (804) 782-5998

                                Attention:





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           SOCIETY NATIONAL BANK


                           By     Marianne Meal
                           --------------------------------------
                                  Title: Assistant Vice President

                           Address for Notices:

                           Society National Bank
                           127 Public Square, 6th Floor
                           Cleveland, Ohio 44114-1306

                           Telecopier No.: (216) 689-4981

                           Telephone No.: (216) 689-4445

                           Attention: J. Roderick MacDonald






                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          AGENTS
          ------

          THE CHASE MANHATTAN BANK
            (NATIONAL ASSOCIATION),
            as U.S. Agent


          By  Carol A. Ulmer
              --------------
              Title: Vice President
          Address for Notices to
            Chase as Agent:

          New York Agency Office
          The Chase Manhattan Bank
            (National Association)
          4 Chase Metrotech Center
          13th Floor
          Brooklyn, New York  11245

          Telecopier No.:  (718) 242-6909 or
                                     6910

          Telephone No.:   (718) 242-7978

          Attention:  Wendy Taylor






                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                              THE CHASE MANHATTAN BANK
                              OF CANADA, as Canadian Agent


                              By     Tim Wilson
                              -----------------------------------
                                     Title: Vice President

                              Address for Notices to
                              Chase Canada as Agent:

                              Canadian Agency
                              The Chase Manhattan Bank
                                of Canada
                              150 King Street West
                              16th Floor
                              Toronto, Ontario M5H 1J9, Canada

                              Telecopier No.: (416) 585-3370

                              Telephone No.: (416) 585-3367

                              Attention: Tim Wilson






                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                        EXHIBIT 10(cxvi)




                                CREDIT AGREEMENT


        Credit agreement, effective as of the ___ day of May, 1995, between THE KITCHEN COLLECTION, INC., a Delaware corporation, (hereinafter sometimes called the "Borrower") and SOCIETY NATIONAL BANK, a national banking association (hereinafter sometimes called the "Bank").

                              W I T N E S S E T H:

        WHEREAS, the Borrower and Bank desire to contract for the establishment of a credit in the aggregate principal amount of Five Million Dollars ($5,000,00) to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, it is mutually agreed as follows:


                            ARTICLE I.  DEFINITIONS
                                        -----------

        As used in this credit agreement, the following terms shall have the following meanings:

        "ADJUSTED LIBOR" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR rate by (ii) 1.00 minus the Reserve Percentage.

        "CLEVELAND BANKING DAY" shall mean a day on which the main office of Bank is open for the transaction of business.

        "COMMITMENT" shall mean the obligation hereunder of Bank to make loans up to an aggregate principal amount of Five Million Dollars ($5,000,000) during the Commitment Period (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

        "COMMITMENT PERIOD" shall mean the period from the date hereof to May 31, 1998.

        "CONTROLLED GROUP" shall mean a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as may be amended from time to time, of which Borrower is a part.

        "DEBT" means, collectively, all liabilities now owing or hereafter incurred by Borrower to Bank and includes (without limitation) every such liability whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Bank or acquired by Bank by purchase, pledge or otherwise, and whether participated to or from Bank in whole or in part;

        "ENVIRONMENTAL LAWS" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

        "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "FUNDED INDEBTEDNESS" means indebtedness which (including any renewal or extension in whole or in part) matures or remains unpaid more than twelve
(12) months after the date on which originally incurred;

        "INTEREST ADJUSTMENT DATE" shall mean the last day of each Interest Period.

        "INTEREST COVERAGE RATIO" means the ratio between (a) the sum of Net Pre-Tax earnings plus the net aggregate of all interest paid or accrued, for the relevant ratio period (consisting of the most recent four (4) consecutive fiscal quarter-annual periods then ended), on all indebtedness for borrowed money owed by Borrower and (b) the net aggregate of all interest paid and accrued, for the relevant ratio period (consisting of the most recent four (4) consecutive fiscal quarter-annual periods then ended), on all indebtedness for borrowed money owed by Borrower;

        "INTEREST PERIOD" means a period of one, two or three months (as selected by Borrower) commencing on the initial date of the LIBOR Loan and on each Interest Adjustment Date with respect thereto; provided, however, that if such period would extend beyond the maturity of this Note, such period shall be shortened to end on such date, and no Interest Period shall extend beyond the due date of any principal installment of this Note. If Borrower fails to select a new Interest Period with respect to the outstanding LIBOR Loan at least three (3) London Banking Days prior to any Interest Adjustment Date, Borrower shall be deemed to have selected a Prime Rate Loan;

        "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the LIBOR Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Bank by prime banks in any Eurodollar market reasonably selected by the Reference Bank, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two (2) London banking days prior to the beginning of the relevant Interest Period pertaining to a LIBOR Loan hereunder.

        "LIBOR LOANS" shall mean those loans described in Section 2.1A hereof on which the Borrower shall pay interest at a rate based on LIBOR.

        "LIBOR MARGIN" means the applicable number of basis points ("bp") determined by reference to the following chart:

-------------------------------------------------------------------------------------------------------------
 INTEREST COVERAGE RATIO*
 -----------------------                                      Equal to or greater
 and                               Equal to 3.00 to 1.00    than 5.00 to 1.00, but
 LEVERAGE RATIO*                    but no greater than     no greater than 6.99 to     Equal to or greater
 --------------                        4.99 to 1.00                  1.00                than 7.00 to 1.00
-------------------------------------------------------------------------------------------------------------
 Equal to or less than .35 to
 1.00                                     67.5 bp                   67.5 bp                   42.5 bp


-------------------------------------------------------------------------------------------------------------
 Greater than .35 to 1.00 but
 less than or equal to .39 to
 1.00                                     100 bp                    67.5 bp                   67.5 bp

-------------------------------------------------------------------------------------------------------------
 Greater than .39 to 1.00 but
 less than or equal to .42 to
 1.00                                     100 bp                    100 bp                    67.5 bp

-------------------------------------------------------------------------------------------------------------
 Greater than .42 to
 1.00                                     125 bp                    100 bp                    100 bp

-------------------------------------------------------------------------------------------------------------

*   The Leverage Ratio and Interest Coverage Ratio are based upon Borrower's financial statements received by Bank for the most recent fiscal quarter-annual period and the previous three (3) fiscal quarter-annual periods.  If Borrower fails to furnish the aforesaid financial statements to Bank or if none of the aforesaid parameters apply, the LIBOR Margin shall be ____%.



        "LONDON BANKING DAY" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

        "NACCO" means NACCO Industries, Inc., a Delaware corporation;

        "NET PRE-TAX EARNINGS" means the earnings (or losses) experienced by Borrower and its Subsidiaries calculated before taxes, as determined in accordance with generally accepted accounting principles; provided, that any extraordinary gains (or losses), as determined in accordance with generally accepted accounting principles, shall not be taken into account for purposes of this definition;

        "NET WORTH" means (a) the excess of the net book value (after deducting all applicable reserves and deducting any value attributable to the reappraisal or writeup of any asset) of Borrower's assets over all its liabilities, as determined on an accrual basis and in accordance with generally accepted accounting principles not inconsistent with its present accounting procedures, less (b) the aggregate amount of all loans and advances made by Borrower to NACCO or any subsidiary of NACCO or any affiliate of any such entity which are outstanding for more than one hundred fifty (150) consecutive days;

        "NOTE" shall mean the revolving credit note executed and delivered pursuant to Section 2.1A hereof.

        "PARENT" shall mean Housewares Holding Company, a Delaware corporation.

        "PLAN" shall mean any employee pension benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, established or maintained by Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

        "POSSIBLE DEFAULT" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any event of default referred to in
Article VII hereof and which has not been appropriately waived by Bank in writing or fully corrected prior to becoming an actual event of default.

        "PRIME RATE" shall mean the interest rate established by Bank as Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

        "PRIME RATE LOANS" shall mean those loans described in Section 2.1A hereof on which the Borrower shall pay interest at a rate based on the Prime Rate.

        "REFERENCE BANK" shall mean the Cayman Islands branch office of Society National Bank.

        "RELATED WRITING" shall mean the Note and any assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower or any of its officers to Bank pursuant to or otherwise in connection with this credit agreement.

        "REPORTABLE EVENT" shall mean a reportable event as that term is defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended, except actions of general applicability by the Secretary of Labor under Section 110 of such act.

        "RESERVE PERCENTAGE" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of

"Eurocurrency Liabilities". The Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

        "SUBORDINATED" as applied to indebtedness, shall mean that the indebtedness has been subordinated (by written terms or agreement being in form and substance satisfactory to Bank) in favor of the prior payment in full of Borrower's Debt to Bank.

        "SUBSIDIARY" shall mean an existing or future corporation, the majority of the outstanding capital stock or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned at the time in question by Borrower or by another such corporation or by any combination of Borrower and such corporations.

        Any accounting term not covered by a specific definition in this Article I shall have the meaning ascribed thereto in accordance with generally accepted accounting principles not inconsistent with Borrower's present accounting procedures.

        The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.


                    ARTICLE II.  AMOUNT AND TERMS OF CREDIT
                                 --------------------------

        SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and provisions of this credit agreement Bank shall grant loans to the Borrower in such aggregate amount as the Borrower shall request; provided, however, that in no event shall the aggregate principal amount of all loans outstanding under this credit agreement during the Commitment Period be in excess of Five Million Dollars ($5,000,000).

        The aforementioned loans may be made as a revolving credit, as follows:

        Revolving Credit. Subject to the terms and conditions of this credit agreement, during the Commitment Period Bank will make a loan or loans to the Borrower in such amount or amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding hereunder the Commitment of Bank. The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow hereunder up to the Commitment by means of any combination of (i) Prime Rate Loans maturing _________________, drawn down in aggregate amounts of not less than
____________________ Dollars ($_______) or any multiple thereof, bearing interest at a rate per annum which shall be the Prime Rate or (ii) LIBOR Loans maturing in one, two or three months, drawn down in aggregate amounts of not less than _____________________ Dollars ($______) or any multiple thereof, bearing interest at if LIBOR Margin for the first day of the applicable Interest Period plus Adjusted LIBOR. The Borrower shall pay interest (based on a year having 365 or 366 days, as the case may be, and calculated for the actual number of days elapsed) on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, payable on January 15th, April 15th, July
15th and October 15th, of each year commencing on the first such date from the date of this Agreement, at a rate per annum which shall be the Prime Rate from time to time in effect. Any change in such Prime Rate shall be effective immediately from and after such change in the Prime Rate. The Borrower shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) at a fixed rate for each Interest Period on the unpaid principal amount of LIBOR Loans outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period at the rate equal to the sum of the LIBOR Margin for the first day of such Interest Period plus Adjusted LIBOR, fixed in advance of each Interest Period as herein provided for each such Interest Period. Subject to
Section 2.1B hereof, at the request of the Borrower, the Bank shall convert Prime Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date applicable to the LIBOR Loan. The obligation of the Borrower to repay both the Prime Rate Loans and the LIBOR Loans made by Bank and to pay interest thereon shall be evidenced by the Note of the Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, dated the date of this credit agreement and payable to the order of Bank on May 31, 1998, in the principal amount of the Commitment, or, if less, the aggregate unpaid principal amount of revolving credit loans made hereunder by Bank. The principal amount of the Prime Rate Loans and the LIBOR Loans made by Bank and all prepayments thereof and the applicable dates with respect thereto shall be recorded by Bank from time to time on the records of the Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under such Note. The aggregate unpaid amount of Prime Rate Loans and LIBOR Loans set forth on the records of the Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Note. If the Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, the principal thereof and the unpaid interest thereon shall bear interest, until paid, for Prime Rate Loans at a rate per annum which shall be two per cent (2%) in excess of the Prime Rate from time to time in effect and for LIBOR Loans at a rate per annum two per cent (2%) in excess of sum of the LIBOR Margin for the first day of the applicable Interest Period plus Adjusted LIBOR for the relevant Interest Period. Subject to the provisions of this credit agreement, the Borrower shall be entitled under this paragraph to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time.

        SECTION 2.2. CONDITIONS TO LOANS. The obligation of Bank to make the loans hereunder is conditioned, in the case of each borrowing hereunder, upon
(i) receipt by the Bank of one (1) Banking Day's notice from the Borrower of the proposed date and aggregate amount of the borrowing of any Prime Rate Loans and two (2) London banking days' notice from the Borrower of the proposed date, aggregate amount and initial Interest Period of any LIBOR Loans; (ii) the fact that no Possible Default shall then exist or immediately after the loan would exist; and (iii) the fact that the representations and warranties contained in
Article VI hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such borrowing except to the extent that any thereof expressly relate to an earlier date. Each borrowing by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such borrowing as to the facts specified in (ii) and (iii) above.

        SECTION 2.3. PAYMENT ON NOTE, ETC. All payments of principal, interest and commitment fees shall be made to Bank in immediately available funds. Whenever any payment to be made hereunder, including without limitation any payment to be made on the Note, shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in each case be included in the computation of the interest payable on the Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Banking Day and the relevant Interest Period shall be adjusted accordingly.

        SECTION 2.4. PREPAYMENT. The Borrower shall have the right at any time or from time to time, upon two (2) Banking Days' prior written notice to Bank in the case of Prime Rate Loans, without the payment of any premium or penalty, or four (4) London banking days' prior written notice in the case of LIBOR Loans (subject to the payment of a prepayment penalty as hereinafter described in this Section 2.4), to prepay all or any part of the principal amount of the Note then outstanding as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. In any case of prepayment of any LIBOR Loans, the Borrower agrees that if Adjusted LIBOR as determined as of 11:00 a.m. London time two London banking days prior to the date of prepayment of any LIBOR Loans (hereinafter, "Prepayment LIBOR") shall be lower than the last Adjusted LIBOR previously determined for those LIBOR Loans with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then the Borrower shall, upon written notice by Bank, promptly pay to Bank in immediately available funds, a prepayment penalty measured by a rate (the "Prepayment Penalty Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR, Bank shall apply a rate equal to Adjusted LIBOR for a deposit approximately equal to the amount of such prepayment which would be applicable to an Interest Period commencing on the date of such prepayment and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such prepayment is to be made. The Prepayment Penalty Rate shall be applied to all or such part of the principal amounts of the Note as related to the LIBOR Loans to be prepaid, and the prepayment penalty shall be computed for the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loans, which are to be prepaid, were made. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than _______________________ Dollars ($_______). In the event the Borrower cancels a proposed LIBOR Loan subsequent to the delivery to Bank of the proposed date, aggregate amount and initial Interest Period of such loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment penalty.

        SECTION 2.5. FEES. Borrower agrees to pay to Bank as a consideration for its Commitment hereunder, (i) an annual facility fee equal to 20 basis points (one fifth of one percent (1/5%)) based on a year having 360 days and calculated for the actual number of days elapsed, on the Bank's Commitment hereunder, payable on the _____ day of May, 1995 and annually on the same day of each year thereafter during the term hereof, and (ii) A Closing Fee equal to $10,000 payable on the closing date of the transaction evidenced by this credit agreement.


          ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS
                        ---------------------------------------------

        SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by Bank with respect to such LIBOR Loans, then upon demand by Bank the Borrower shall pay to Bank from time to time on Interest Adjustment Dates with respect to such loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify Bank for such increased cost or reduced amount, assuming (which assumption Bank need not corroborate) such additional cost or reduced amount were allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this credit agreement, after any such demand for compensation by Bank, Borrower, upon at least three (3) Banking Days' prior written notice to Bank, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof. Bank will notify Borrower as promptly as practicable of the existence of any event which will likely require the payment by Borrower of any such additional amount under this Section.

        SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, Bank shall, with respect to this credit agreement or any transaction under this credit agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of Bank), and if any such measures or any other similar measure shall result in an increase in the cost to Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by Bank in respect thereof, then Bank shall promptly notify the

Borrower stating the reasons therefor. The Borrower shall thereafter pay to Bank upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as will fully compensate Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

        If Bank receives such additional consideration from the Borrower pursuant to this Section 3.2, Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse the Borrower to the extent, but only to the extent, that Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to Bank. If, at the time any audit of Bank's income tax return is completed, Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Borrower as aforesaid, the Borrower, upon demand of Bank, will promptly pay to Bank the amount so refunded to which Bank was not so entitled, or the amount by which the net income taxes of Bank were not so reduced, as the case may be.

        Notwithstanding any other provision of this credit agreement, after any such demand for compensation by Bank, Borrower, upon at least three (3) Banking Days' prior written notice to Bank, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof.

        SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loans, in the event that Bank shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loans are not available to the Reference Bank in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, Bank shall promptly give notice of such determination to the Borrower and (i) any notice of new LIBOR Loans previously given by the Borrower and not yet borrowed shall be deemed a notice to make Prime Rate Loans, and (ii) the Borrower shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto.

        SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, the Borrower hereby agrees to indemnify Bank against any loss or expense which Bank may sustain or incur as a consequence of any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

        SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for Bank to fund any LIBOR Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the Commitment of Bank to fund LIBOR Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and Bank shall by written notice to the Borrower declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and Bank shall similarly notify the Borrower. If any such change shall make it unlawful for Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, Bank shall, upon the happening of such event, notify the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of
(i) the last day of the then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Prime Rate Loans or prepay all LIBOR Loans to Bank in full. Any such prepayment or conversion shall be subject to the prepayment penalties prescribed in Section 2.4 hereof.

        SECTION 3.6. FUNDING. Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.


                         ARTICLE IV.  OPENING COVENANTS
                                      -----------------

        Prior to or concurrently with the execution and delivery of this credit agreement, Borrower shall furnish to Bank the following:

        SECTION 4.1. RESOLUTIONS. Certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution of this credit agreement and the execution and delivery of the Note as provided for herein.

        SECTION 4.2. LEGAL OPINION. A favorable opinion of counsel for Borrower as to the matters referred to in Sections 6.1, 6.2, 6.3 and 6.4 of this credit agreement and such other matters as Bank may reasonably request.

        SECTION 4.3. CERTIFICATE OF INCUMBENCY. A certificate of the secretary or assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign this credit agreement, and the Note, together with the true signatures of such officers.

                             ARTICLE V.  COVENANTS
                                         ---------

        Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on the Note and all other payments due hereunder shall have been paid in full, Borrower will perform and observe all of the following provisions, namely:

        SECTION 5.1. INSURANCE. Borrower will (a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being understood that Borrower's insurance coverage at the date of this credit agreement meets the standards contemplated by this subsection,
(b) give Bank prompt written notice of each material change in Borrower's insurance coverage and the details of the change and (c) forthwith upon Bank's written request, furnish to Bank such information about Borrower's insurance as Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Bank and certified by an officer of Borrower.

        SECTION 5.2. MONEY OBLIGATIONS. Borrower will pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which it may be or become liable or to which any or all of its properties may be or become subject, (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Section 206-207) or any comparable provisions, and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith) before such payment becomes overdue.

        SECTION 5.3. FINANCIAL STATEMENTS. Borrower will furnish to Bank (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each of its fiscal years, balance sheets of the Borrower as at the end of that period and profit and loss statements, reconciliation of surplus statements and statements of cash flows for that period, all prepared and in form and detail satisfactory to Bank and certified by a financial officer of Borrower, (b) within ninety (90) days after the end of each of its fiscal years, a complete annual audit report of Borrower for that year prepared in form and detail satisfactory to Bank and certified by an independent public accountant satisfactory to Bank, together with a certificate by the financial officer setting forth the Possible Defaults coming to its attention during the course of its audit or, if none, a statement to that effect, (c) unaudited monthly financial statements of Borrower submitted to Bank by the 25th day of the succeeding month, (d) as soon as available, copies of all notices, reports, proxy statements and other similar documents sent by Borrower to its stockholders (excluding, however, matters of routine correspondence sent by Borrower to Parent or to any affiliate in the ordinary course of Borrower's business), to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they may be issued, to any securities exchange or to the Securities Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities, and (e) forthwith upon Bank's written request, such other information about the financial condition, properties and operations of Borrower as Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Bank and certified by a financial officer of Borrower.

        SECTION 5.4. RECORDS. Borrower will (a) at all times maintain true and complete records and books of account and, without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles consistently applied, and (b) at all reasonable times permit Bank to examine Borrower's books and records and to make excerpts therefrom and transcripts thereof.

        SECTION 5.5. FRANCHISES. Borrower will preserve and maintain its corporate existence, rights and franchises.

        SECTION 5.6. NOTICE. Borrower will cause its treasurer, or in his or her absence another officer designated by the treasurer, to promptly notify Bank whenever any Possible Default may occur hereunder or any other representation or warranty made in Article VI hereof or elsewhere in this credit agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

        SECTION 5.7. ERISA COMPLIANCE Borrower will not incur any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder, or any material liability to the Pension Benefit Guaranty Corporation, established thereunder in connection with any Plan. Borrower will furnish to the Bank upon its request whenever made (i) simultaneously with a filing with the Pension Benefit Guaranty Corporation of a notice regarding any Reportable Event and in any event within thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to Borrower, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by Borrower for each plan year, including (x) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Bank and (y) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Bank, and (iii) promptly after receipt thereof a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by Borrower; provided, that this latter clause shall not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service. Borrower will promptly notify the Bank of any taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against Borrower by the Internal

Revenue Service with respect to any Plan. As used in this subsection "material" means the measure of a matter of significance which shall be determined as being an amount equal to five (5%) of Borrower's Net Worth.

        SECTION 5.8. ENVIRONMENTAL COMPLIANCE. Borrower will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which Borrower owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower will furnish to Bank promptly after receipt thereof a copy of any notice Borrower may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against Borrower or any real property in which Borrower holds any interest or any past or present operation of Borrower. Borrower will not allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which Borrower holds any interest or performs any of its operations, in violation of any Environmental Law, which violation will have a material adverse effect on Borrower. As used in this subsection "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry on a material matter or issue, whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold Bank harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of Borrower with any Environmental Law. As used in this subsection "material" means the measure of a matter of significance which shall be determined as being an amount equal to five (5%) of Borrower's Net Worth.

        SECTION 5.9. PLAN. Borrower will not suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to section 307 of the Employee Retirement Income Security Act of 1974, as amended from time to time. As used herein, "current liability" means current liability as defined in section 307 of such Act.

        SECTION 5.10. NET WORTH. Borrower will not suffer or permit its Net Worth at any time to fall below Eight Million Dollars ($8,000,000).

        SECTION 5.11. INVESTMENTS. Borrower will not (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan or (e) be or become a Guarantor of any kind; provided, that this subsection shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business or (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System or (iii) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (iv) any investment in repurchase agreements entered into with Bank involving the purchase or sale of U.S. Government securities, or (v) advances or loans made from time to time by Borrower to NACCO or to any subsidiary of NACCO or any affiliate of any such entity or (v) any creation or acquisition of any Subsidiary so long as no Possible Default shall then exist or immediately thereafter will begin to exist.

        SECTION 5.12. ACQUISITIONS, BULK TRANSFERS. Borrower will not (a) be a party to any consolidation or merger or (b) purchase all or a substantial part of the assets of any corporation or other business enterprise, or (c) lease, sell or otherwise transfer any assets (other than such chattels, if any, as may have become obsolete or no longer useful in the continuance of its present business) except in the normal course of its present business; provided, that this subsection shall not apply to any merger of a company into Borrower or to Borrower's acquisition of any or all of the assets of any company if no Possible Default shall then exist or immediately thereafter will begin to exist.

        SECTION 5.13. LIENS. Borrower will not (a) acquire any property subject to any inventory consignment, lease, land contract or other title retention contract, (b) sell or otherwise transfer any Receivables, whether with or without recourse, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or lien of any kind or nature; provided, that this subsection shall not apply to (i) any lien for a tax, assessment or governmental charge or levy, (ii) any lien securing only its workers' compensation, unemployment insurance and similar obligations, (iii) any mechanic's, carrier's or similar common law or statutory lien incurred in the normal course of business, (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business, (v) any mortgage or security interest (including any refinancing thereof in whole or in part) created by Borrower in the course of purchasing property, or existing on property at the time of such purchase (whether or not assumed), provided that such mortgage or security interest shall be restricted to the property being purchased and provided, further, that the indebtedness secured thereby shall not exceed two-thirds (2/3) of the purchase price in the case of real estate or four-fifths (4/5) thereof in the case of personal property, (vi) any mortgage, security interest or lien securing only indebtedness incurred to Bank, (vii) any financing statement perfecting only a security interest permitted by this subsection or (viii) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of Borrower's real property.

        SECTION 5.14. BORROWINGS Borrower will not create, incur or suffer to exist any indebtedness for borrowed money or any Funded Indebtedness of any kind; provided, that this subsection shall not apply to (i) the loan evidenced by this Note other Debt incurred by Borrower to Bank or (ii) any purchase money indebtedness secured by a purchase money mortgage or security interest permitted by subsection 5.13 hereof, or (iii) any loan obtained by

Borrower and Subordinated in favor of Borrower's Debt to Bank pursuant to a subordination agreement being in form and substance as Bank may require.

        SECTION 5.15. INTEREST COVERAGE RATIO Borrower will maintain at all times an Interest Coverage Ratio (calculated and determined on a quarter-annual basis) of not less than 3.00 to 1.00.

        SECTION 5.16. LEVERAGE RATIO Borrower will not suffer or permit its Leverage Ratio (calculated and determined on a quarter-annual basis) at any time to be greater than .48 to 1.00.


                            ARTICLE VI.  WARRANTIES
                                         ----------

        Subject only to such exceptions, if any, as have been fully disclosed in an officer's certificate or written opinion of Borrower's counsel furnished to Bank prior to the execution and delivery hereof, Borrower represents and warrants as follows:

        SECTION 6.1. EXISTENCE. Borrower is a corporation duly organized and validly existing under Delaware law and is in good standing in the office of Delaware's Secretary of State and is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions in which the conduct of its operations or the ownership of its properties requires such qualification.

        SECTION 6.2. RIGHT TO ACT. No registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of this Note. Borrower has legal power and right to execute and deliver this Note and to perform and observe the provisions hereof. By executing and delivering this Note and by performing and observing the provisions hereof, Borrower will not violate any existing provision of its articles of incorporation, code of regulations or by-laws or any applicable law or violate or otherwise become in default under any existing contract or other obligation binding upon Borrower. The officers executing and delivering this Note on behalf of Borrower have been duly authorized to do so, and this Note is legally binding upon Borrower in every respect.

        SECTION 6.3. LITIGATION AND LIENS. No litigation or proceeding is pending or threatened which in the opinion of Borrower's counsel might, if successful, have a material adverse affect on the ability of Borrower to fulfill its obligations hereunder. The Internal Revenue Service has not alleged any default by Borrower in the payment of any tax or threatened to make any assessment in respect thereof.

        SECTION 6.4. ERISA COMPLIANCE. Borrower has not incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder. No Reportable Event has occurred with respect to any Plan. The Pension Benefit Guaranty

Corporation, established thereunder has not asserted that Borrower has incurred any material liability in connection with any Plan. No lien has been attached and no person has threatened to attach a lien on any property of Borrower as a result of Borrower's failing to comply with such act or regulations. As used in this subsection "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of Borrower's Net Worth.

        SECTION 6.5.  ACTUARIAL VALUATION REPORTS.

        SECTION 6.6. ENVIRONMENTAL COMPLIANCE. Borrower is in substantial compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which Borrower owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or threatened against Borrower, any real property in which Borrower holds or has held an interest or any past or present operation of Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under or to any real property in which Borrower holds any interest or performs any of its operations, in violation of any Environmental Law, which violation would have a material adverse effect on Borrower. As used in this subsection, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, and "material" means the measure of a matter of significance which shall be determined as being an amount equal to five (5%) of Borrower's Net Worth.

        SECTION 6.7. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Bank. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Note to Bank. Borrower is not engaged or is about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Bank incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

        SECTION 6.8. FINANCIAL CONDITION. The financial statements of Borrower prepared as of December 31, 1993, and heretofore furnished to Bank, are true and complete (including, without limiting the generality of the foregoing, a disclosure of all material contingent liabilities), have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used during its next preceding fiscal year and fairly present its then financial condition and operations for the year then ending. There has been no material adverse change in Borrower's financial condition, properties or business since that date.

        SECTION 6.9.  REGULATIONS.

        SECTION 6.10. DEFAULTS. No Possible Default exists hereunder, nor will any occur immediately after the execution and delivery hereof by the performance or observance of any provision in this Note or any Related Writing.


                        ARTICLE VII.  EVENTS OF DEFAULT
                                      -----------------

        Each of the following shall constitute an Event of Default hereunder:

        SECTION 7.1. PAYMENTS. If any principal of or interest on this Note or any premium hereunder shall not be paid as and when due and payable and shall remain unpaid for a period of three (3) consecutive Cleveland Banking Days.

        SECTION 7.2. COVENANTS. If Borrower shall fail or omit to perform or observe any other covenant, condition, restriction or agreement contained in this Note or in any Related Writing and that Possible Default shall not have been corrected to Bank's complete satisfaction within thirty (30) days after the giving of written notice of the default to Borrower.

        SECTION 7.3. WARRANTIES. If (a) any representation, warranty or statement made herein or pursuant hereto or in any Related Writing, or any other information furnished by Borrower to Bank or to any other holder hereof, shall be in any material respect false or erroneous, or (b) Parent (or any affiliate of Parent) shall cease for any reason to own one hundred percent (100%) of the outstanding capital stock of Borrower.

        SECTION 7.4. CROSS DEFAULT. If Borrower defaults in any payment of principal or interest due and owing upon any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

        SECTION 7.5. TERMINATION OF PLAN. If (a) any Reportable Event occurs and the Bank, in its sole determination, deems such Reportable Event to constitute grounds (i) for the termination of any Plan by the Pension Benefit Guaranty Corporation or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Bank within thirty (30) days after giving of written notice of such determination to Borrower by the Bank, or (b) any Plan shall be terminated within the meaning of Title IV of the Employee Retirement Income Security Act of 1974, as amended, or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

        SECTION 7.6. BORROWER'S SOLVENCY. If Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or
(e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or of all or a substantial part of its assets, or (h) take or omit any other action in order thereby to effect any of the foregoing.


                      ARTICLE VIII.  REMEDIES UPON DEFAULT
                                     ---------------------

        Notwithstanding any contrary provision or inference herein or elsewhere,

        SECTION 8.1. OPTIONAL ACCELERATION. Should any event of default referred to in subsections 7.1, 7.2, 7.3, 7.4 or 7.5 hereof occur, then or at any time thereafter the holder of this Note may at its option declare this Note and all other Debt to be forthwith due and payable, and the principal of and interest on this Note and all other Debt shall thereupon become and thereafter be immediately due and payable in full without any presentment of this Note, demand for payment or notice of any kind, all of which Borrower hereby waives.

        SECTION 8.2. AUTOMATIC ACCELERATION. Should any event of default referred to in subsection 7.6 hereof occur, then the principal of and interest on this Note and all other Debt shall, if not already due and payable, thereupon become and thereafter be immediately due and payable in full without any presentment of this Note, demand for payment or notice of any kind, all of which Borrower hereby waives.

        SECTION 8.3. OFFSETS. Bank shall have the right, at any time after the occurrence of any Possible Default referred to in subsection 7.6 hereof, to setoff against and to appropriate and apply toward the payment of, the principal of and interest on this Note and all other Debt then owing by Borrower to Bank, whether or not then matured, any and all deposit balances and all other indebtedness at such time held or owing by Bank to or for the credit or account of Borrower. Borrower waives notice of any setoff, appropriation and application.





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                           ARTICLE IX.  MISCELLANEOUS
                                        -------------

        SECTION 9.1. INTERPRETATION. Each right, power or privilege specified or referred to in section 8 or elsewhere in this Note or in any Related Writing is in addition to any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as Bank may deem expedient. Bank may from time to time grant Borrower waivers and consents in respect of this Note and the Related Writings, but no such waiver or consent shall be binding upon Bank unless specifically granted in writing, which writing shall be strictly construed. It is of the essence of the loan evidenced by this Note that every representation, warranty or certification made in or pursuant to this Note or any Related Writing by or on behalf of Borrower be true and complete in every material respect and that Borrower duly perform and observe every covenant, condition, restriction or agreement contained in this Note or any Related Writing and binding upon Borrower. Each right, power or privilege granted to Bank in this Note or in any Related Writings is for the benefit of and exercisable by each subsequent holder, if any, of this Note, and all provisions of this Note shall bind Borrower and its successors and assigns and shall benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Cleveland Banking Day, such payment may be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on this Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant maturity of such LIBOR Loan shall be adjusted accordingly. All payments to be made hereunder shall be made to Bank in immediately available funds. The relationship between Borrower and Bank with respect to this Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and Bank has no fiduciary obligation toward Borrower with respect to any such document or the transactions contemplated thereby. The several captions to different sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions of this Note. If at any time one or more provisions of this Note, any amendment or supplement thereto or any Related Writing is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Note, any Related Writing and all amendments or supplements thereto shall be governed by the laws of the State of Ohio, without regard to principles of conflict of laws.

        SECTION 9.2. NOTICE. A notice to or request of Borrower shall be deemed to have been made hereunder whenever a writing to that effect shall have been delivered to an officer of Borrower or two (2) Cleveland Banking Days after such a writing shall have been sent by registered or certified mail to Borrower at the address set forth below (or to such other address as Borrower may hereafter furnish to Bank in writing for such purpose); but no other





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method of giving notice to or making a request of Borrower is hereby precluded.
Every notice or writing required to be given to Bank pursuant to this Note shall be delivered to a commercial loan officer of Bank at its main office.

        SECTION 9.3. STAMP TAXES; COSTS OF COLLECTION. Borrower agrees to defend, indemnify and save Bank harmless from and against any documentary stamp tax (including any penalty or interest), which agreement shall survive the payment of this Note. Borrower also agrees to promptly reimburse Bank for all costs and expenses, including attorney's fees, incurred by Bank in connection with any restructurings of this Note and any Related Writing and in connection with any collection proceedings as a result of nonpayment of this Note, as and when due and payable.

        SECTION 9.4. CAPITAL ADEQUACY. If Bank shall determine, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital (or on the capital of Bank's holding company) as a consequence of the loan evidenced by this Note to a level below that which Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, the Borrower shall pay to Bank such additional amount or amounts as will compensate Bank (or its holding company) for such reduction. Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Bank, be otherwise disadvantageous to Bank. A certificate of Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of error. In determining such amount, Bank may use any reasonable averaging and attribution methods. Failure on the part of Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this section shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

        SECTION 9.5. ENTIRE AGREEMENT. This Note and any agreement, document or instrument referred to herein or executed on or as of the date hereof integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

        SECTION 9.6. WARRANT OF ATTORNEY. Borrower authorizes any attorney at law to appear before any court of record, state or federal, in the United States of America





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(other than any court in which utilization of this warrant of attorney would be contrary to law) after the above indebtedness becomes due, whether by lapse of time or by acceleration of maturity, to waive the issuance and service of process, to admit the maturity and nonpayment of this Note, to confess judgment against Borrower in favor of the holder of this Note for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive the judgment; should any judgment be vacated for any reason the foregoing warrant of attorney nevertheless may thereafter be utilized for obtaining additional judgment or judgments. Borrower agrees that the holder's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

        SECTION 9.6. JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER AND BANK IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS NOTE, ANY GUARANTY OF PAYMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

Address:     71 East Water Street          THE KITCHEN COLLECTION, INC.
             Chillicothe, Ohio 45601
                                           By:  Randolph J. Gawalek
                                              ------------------------------
                                           Title: Executive Vice President
                                                 ---------------------------
                                           And: Charles Reisinger
                                               -----------------------------
                                           Title: Vice President & Treasurer
                                                 ---------------------------


Address:     127 Public Square             SOCIETY NATIONAL BANK
             Cleveland, Ohio  44114
                                           By:  Marianne Meal
                                              ------------------------------
                                           Its: Asst. Vice President
                                               -----------------------------